Exhibit 10.10

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

BETWEEN

GENZYME CORPORATION

AND

KYMERA THERAPEUTICS, INC.

November 15, 2022

Exhibit 10.10

CONFIDENTIAL

SCHEDULES AND EXHIBITS

Schedules

Schedule 1.16 Approved Third Party Contractors

Schedule 1.157 [***]

Schedule 1.167 Initial Collaboration Target 1 Degrader

Schedule 1.187 [***]

Schedule 1.188 [***]

Schedule 1.189 [***]

Schedule 1.193 [***]

Schedule 1.214 [***]

Schedule 1.229 M2 Criteria

Schedule 1.259 Opt-In Data Package

Schedule 1.268 Participation Data Package

Schedule 1.275 Patent Resolution Procedures

Schedule 1.286 Phase 1 Patient Data Package

Schedule 1.287 Phase 1 Ready Criteria

Schedule 1.294 Phase 2 Ready Criteria

Schedule 1.318 Qualified Third Parties

Schedule 1.367 Screening Criteria

Schedule 2.3.1 Research Plan

Schedule 3.1.1(d) [***]

Schedule 3.2.1 Early Development Plan

Schedule 5.3.1 Late Development Plan

Schedule 8.4 CMOs

Schedule 9.9.2(b)(iii) Expert Disputes

Schedule 9.9.2(b)(iv) Arbitration

Schedule 9.9.2(b)(v) “Baseball” Arbitration

Exhibits

Exhibit A Terms and Conditions of Development Cost Sharing

Exhibit B Terms and Conditions of Co-Promotion Agreement

Exhibit C Terms and Conditions of Cost/Profit Sharing Agreement

Exhibit D Kymera Press Release

Exhibit E Sanofi’s form of Phase 2 Election Notice

CONFIDENTIAL

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

This Amended and Restated Collaboration and License Agreement (this “Agreement”) is executed as of November 15, 2022 (the “Restatement Execution Date”) and is by and between Genzyme Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts (“Sanofi”), and Kymera Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Kymera”). Sanofi and Kymera each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Kymera controls certain Patents and Know-How, technology and expertise relating to ubiquitin-mediated protein degradation therapeutics;

WHEREAS, Sanofi is a global biopharmaceutical company that has expertise in the development and commercialization of pharmaceutical products;

WHEREAS, the Parties entered into that certain Collaboration and License Agreement dated as of Original Agreement Execution Date (the “Original Agreement”), pursuant to which the Parties established a strategic collaboration focused on the research, development and commercialization of ubiquitin-mediated protein degradation therapeutics Directed Against the Collaboration Targets for use in the applicable Field; and

WHEREAS, the Parties now desire to amend and restate the Original Agreement in its entirety and replace the Original Agreement with this Agreement.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

Article 1
DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1 “A&R FAD Research Term” has the meaning set forth in Section 2.4.2.

1.2 “Accounting Standards” means, with respect to a Party or its Affiliate or Sublicensee, GAAP or IFRS, as such Party, Affiliate or Sublicensee uses for its financial reporting obligations, in each case, consistently applied.

1.3 “Acquired Party” has the meaning set forth in Section 10.8.1.

1.4 “Acquirer” has the meaning set forth in Section 1.44.

1.5 “Acquiring Parties” has the meaning set forth in Section 10.8.2.

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1.6 “Acquisition Transaction” has the meaning set forth in Section 10.7.1.

1.7 “Actions” has the meaning set forth in Section 18.11.

1.8 “Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.9 “Agreement” has the meaning set forth in the Preamble.

1.10 “Alliance Manager” has the meaning set forth in Section 9.12.1.

1.11 “Allocation Methodology” has the meaning set forth in Exhibit C.

1.12 “Allowable Expenses” has the meaning set forth in Exhibit C.

1.13 “Annual Net Sales” has the meaning set forth in Section 11.2.4.

1.14 “Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time, including the United States Federal Food, Drug, and Cosmetic Act, as amended, GCP, GLP and GMP, anti-bribery laws, such as the United States Anti-Kickback Statute, Foreign Corrupt Practices Act and UK Bribery Act, as well as all applicable data protection and privacy laws, rules and regulations, including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act, as amended, and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC, along with other country-level data protection laws, as may be applicable.

1.15 “Approval Application” means an NDA or similar application or submission for a pharmaceutical product to a Regulatory Authority in a country or group of countries to obtain Marketing Approval for such pharmaceutical product in that country or group of countries, including any amendment thereof.

1.16 “Approved Third Party Contractors” means (a) the Third Party contractors set forth on Schedule 1.16, and (b) any Subcontractor approved by the JRDC (such approval not to be unreasonably withheld, conditioned or delayed by either Party’s representatives on the JRDC).

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1.17 “Arbitrator” means (a) with respect to Schedule 9.9.2(b)(iv), an individual who (i) is a qualified attorney in private practice or a retired judge, each admitted to practice law in the United States, with expertise in intellectual property matters in the pharmaceutical or biotechnology industry, (ii) is professionally fluent in English, (iii) is not from academia, (iv) has not worked for or been engaged by either Party or its Affiliates, or any other portfolio companies of its material investors, in the [***] period immediately prior to selection of such individual, or (v) does not own equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad based mutual fund or exchange trade fund) and, (b) with respect to Schedule 9.9.2(b)(v), an individual who (i) is a qualified attorney in private practice or a retired judge, each admitted to practice law the United States, with relevant experience in financial disputes pertaining the pharmaceutical products, (ii) is professionally fluent in English, (iii) is not from academia, (iv) has not worked for or been engaged by either Party or its Affiliates, or any other portfolio companies of its material investors, in the [***] period immediately prior to selection of such individual, or (v) does not own equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad based mutual fund or exchange trade fund).

1.18 “Audited Party” has the meaning set forth in Section 11.9.

1.19 “Auditing Party” has the meaning set forth in Section 11.9.

1.20 “Authorized Generic” means an authorized generic version of a Licensed Product that is Manufactured by or on behalf of Sanofi, its Affiliate or its Sublicensee or a Third Party designated by Sanofi or its Affiliate or Sublicensee.

1.21 “Backup Degrader Criteria” means [***].

1.22 “Backup Degraders” means (a) for Collaboration Target 1, the Backup Degraders for CT1, and (b) for Collaboration Target 2, the Backup Degraders for CT2.

1.23 “Backup Degraders for CT1” means [***]. Notwithstanding the foregoing exclusion, [***].

1.24 “Backup Degraders for CT2” means [***].

1.25 “Backup Research” has the meaning set forth in Section 5.5.1.

1.26 “Backup Research Budget” has the meaning set forth in Section 5.5.2.

1.27 “Backup Research Budget Excession” has the meaning set forth in Section 5.5.6.

1.28 “Backup Research Plan” has the meaning set forth in Section 5.5.2.

1.29 “Backup Research Term” has the meaning set forth in Section 5.5.2.

1.30 “Balancing Payment” has the meaning set forth in Exhibit C.

1.31 “Bankrupt Party” has the meaning set forth in Section 10.5.

CONFIDENTIAL

1.32 “Bankruptcy Code” has the meaning set forth in Section 10.5.

1.33 “Blocking Third Party Intellectual Property” means, with respect to a Collaboration Candidate or Licensed Product in any country, Patents or Know-How in such country owned or controlled by a Third Party (but not then included in Licensed Technology) that [***].

1.34 “Blocking Third Party Intellectual Property Costs” means [***].

1.35 “Branding Strategy” has the meaning set forth in Section 6.9.1.

1.36 “Breaching Party” means the Party that is believed by the other Party to be in material breach of this Agreement.

1.37 “Business Day” means a day, other than a Saturday or Sunday, on which national banks in each of the following locations are open for commercial banking business: Paris, France, Boston, Massachusetts, U.S. and Bridgewater, New Jersey, U.S.

1.38 “Calendar Period” has the meaning set forth in Exhibit B.

1.39 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.

1.40 “Calendar Year” means any year commencing on January 1 and ending on December 31, or the applicable part thereof during the first or last year of the Term.

1.41 “Calendar Year Net Sales” means, on a Licensed Product-by-Licensed Product basis, the total Net Sales by Sanofi, its Affiliates and Sublicensees in the Territory of such Licensed Product in a particular Calendar Year.

1.42 “CDA” has the meaning set forth in Section 1.76.

1.43 “[***]” means [***].

1.44 “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with an Acquirer that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which an Acquirer, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to an Acquirer of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, with respect to Kymera, the term “Change of Control” will not include any sale of shares of capital stock of Kymera, in a single transaction or series of related transactions in which Kymera issues new securities to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such

CONFIDENTIAL

transaction(s) are conducted primarily for bona fide equity financing purposes. “Acquirer” means, in the context of a Change of Control, a Third Party or its Affiliates.

1.45 “Clinical Trial” means a study in humans that is required to be conducted in accordance with GCP and is designed to generate data in support of an Approval Application.

1.46 “CMC” means chemistry, manufacturing and controls.

1.47 “CMC Transfer Plan” has the meaning set forth in Section 8.1.1(b).

1.48 “CMO” means any Third Party contract manufacturer.

1.49 “Co-Commercialization Budget” has the meaning set forth in Section 6.3.2.

1.50 “Co-Commercialization Plan” means, on a Collaboration Target-by-Collaboration Target basis, the [***] comprehensive plan for the Commercialization of the Opt-In Products Directed Against such Collaboration Target in [***], which will include the following:

1.50.1 [***]

1.50.2 [***]

1.50.3 [***]

1.50.4 [***]

1.50.5 [***].

1.51 “Co-Promote” means, on a Collaboration Target-by-Collaboration Target basis, with respect to the Opt-In Products Directed Against such Collaboration Target for which Kymera exercises the Kymera Co-Promote Right for such Collaboration Target in accordance with Section 9.2.2(i), Detailing activities with respect to such Opt-In Products undertaken by or on behalf of either Party in the United States pursuant to the terms set forth in Exhibit B. “Co-Promotion” and “Co-Promoting” will have a correlative meaning.

1.52 “Co-Promote Opt-Out Right” has the meaning set forth in Exhibit B.

1.53 “Co-Promote Period” means, on a Collaboration Target-by-Collaboration Target basis, the period of time from the Kymera Co-Promote Effective Date (if any) until the termination or expiration of the Co-Promotion Agreement.

1.54 “Co-Promotion Agreement” has the meaning set forth in Section 6.2.7.

1.55 “Co-Promotion Plan” has the meaning set forth in Exhibit B.

1.56 “Co-Promotion Term” has the meaning set forth in Exhibit B.

CONFIDENTIAL

1.57 “Co-Promotion Wind-Down Period” has the meaning set forth in Section 5.7.11(b).

1.58 “Collaboration Candidates” means any [***].

1.59 “Collaboration Compounds” means, (a) for Collaboration Target 1, the Collaboration Target 1 Degraders, and (b) for Collaboration Target 2, the Collaboration Target 2 Degraders.

1.60 “Collaboration In-License” has the meaning set forth in Section 11.5.1(b).

1.61 “Collaboration In-License Agreement” has the meaning set forth in Section 11.5.2.

1.62 “Collaboration Target” means Collaboration Target 1 or Collaboration Target 2, as the context requires.

1.63 “Collaboration Target 1” means [***].

1.64 “Collaboration Target 1 Degraders” means [***]. For clarity, the Collaboration Target 1 Degraders exclude [***].

1.65 “Collaboration Target 2” means [***].

1.66 “Collaboration Target 2 Degraders” means (a) the Initial Collaboration Target 2 Degraders, and (b) the Backup Degraders for CT2.

1.67 “Combination Product” has the meaning set forth in Section 1.250(j).

1.68 “Commercial Milestone Event” has the meaning set forth in Section 11.2.4.

1.69 “Commercial Milestone Payment” has the meaning set forth in Section 11.2.4.

1.70 “Commercialize” or “Commercializing” means, in respect of a Licensed Product, to (a) market, advertise, promote, Detail, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise exploit, (b) conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval or (c) conduct post-Marketing Approval commitments or studies (including Phase 4 Clinical Trials). When used as a noun, “Commercialization” means any activities involved in Commercializing.

1.71 “Commercially Reasonable Efforts” means [***].

1.72 “Committee” means each of the JSC and each Subcommittee.

1.73 “Competing Party” has the meaning set forth in Section 10.7.1.

1.74 “Competing Product” has the meaning set forth in Section 10.7.1.

CONFIDENTIAL

1.75 “Competitive Infringement” has the meaning set forth in Section 12.4.1.

1.76 “Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, pursuant to this Agreement or that certain Confidentiality Agreement between Sanofi and Kymera dated July 31, 2018, as amended or restated from time to time (the “CDA”), whether or not such Know-How or other information is identified as confidential at the time of disclosure. For clarity, the Degrader Platform will be the Confidential Information of Kymera. Notwithstanding the foregoing, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party. Confidential Information disclosed to the Receiving Party hereunder will not be deemed to fall within the foregoing exceptions merely because broader or related information falls within such exceptions, nor will combinations of elements or principles be considered to fall within the foregoing exceptions merely because individual elements of such combinations fall within such exceptions. Without limiting the foregoing, and notwithstanding clauses (a), (d) and (e) of the preceding sentence: [***].

1.77 “Control” or “Controlled” means with respect to a Party any Know-How, Patent or Materials, possession of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How, Patent or Materials. Notwithstanding anything in this Agreement to the contrary, a Party and its Affiliates will be deemed to not Control any Know-How, Patents or Materials that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Know-How, Patents or Materials were developed by such Third Party prior to such Change of Control using or incorporating such Party’s or its pre-existing Affiliate’s Know-How, Patents or Materials, or (b) after such Change of Control to the extent that such Know-How, Patents or Materials are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s or its pre-existing Affiliate’s Know-How, Patents or Materials. Kymera and its Affiliates will not be deemed to Control any Patents or Know-How licensed to Kymera pursuant to a Potential In-License entered into after the Original Agreement Execution Date unless such Potential In-License becomes a Collaboration In-License Agreement in accordance with Sections 11.5.1(b)(i) or 11.5.2.

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1.78 “Corrective Plan” has the meaning set forth in Exhibit B.

1.79 “Cost/Profit Share” has the meaning set forth in Section 5.7.9.

1.80 “Cost/Profit Sharing Agreement” has the meaning set forth in Section 5.7.8.

1.81 “Counterparty” has the meaning set forth in Section 1.399.

1.82 “Cover,” “Covering” or “Covers” means (a) as to a compound or product (or [***]) and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, offering for sale or importation of such compound or product (or [***]) would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such compound or product (or [***]) would infringe such Patent if such pending claim were to issue in an issued patent without modification, (b) as to Know-How and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the use or practice of such Know-How would infringe such Patent or, as to a pending claim included in such Patent, the use or practice of such Know-How would infringe such Patent if such pending claim were to issue in an issued patent without modification and (c) as to a compound, product or technology and Know-How, that the exploitation of such compound, product or technology incorporates, uses, employs, embodies, or practices such Know-How.

1.83 “CTA” has the meaning set forth in Section 1.161.

1.84 “[***]” means, [***].

1.85 “Defending Party” has the meaning set forth in Section 12.3.

1.86 “Deferred Costs” has the meaning set forth in Exhibit A.

1.87 “Degrader” means [***].

1.88 “[***]” means, [***]. For clarity, [***].

1.89 “[***]” has the meaning set forth in Section 9.9.2(b)(iv).

1.90 “Degrader Platform” means Kymera’s proprietary Know-How with respect to the identification, development, synthesis, manufacture and optimization of Degraders, including any such proprietary Know-How with respect to [***], together with any and all Patents Controlled by Kymera or its Affiliates that Cover any of the foregoing Know-How; provided that, [***]. For clarity, Know-How of Kymera will be considered proprietary if [***].

1.91 “Designated Sales Force” has the meaning set forth in Exhibit B.

1.92 “Detail” or “Detailing” means, with respect to an Opt-In Product in the Field in [***], a person-to-person (including, for clarity, e-details) contact between a sales representative and a physician or other medical professional licensed or authorized to prescribe drugs (including a nurse practitioner or physician assistant with prescribing authority) (a “Healthcare Prescriber”), during which a primary position detail or a secondary position detail is made to

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such person, in each case as measured by each Party’s internal recording of such activity in accordance with the Co-Promotion Agreement; provided that such meeting is consistent with, and in accordance with, the requirements of Applicable Law, Exhibit B and the applicable Co-Promotion Agreement. For the avoidance of doubt, the following activities will not constitute a “Detail”: sample drops; activities conducted at conventions, exhibit booths, speaker meetings or similar gatherings; a delivery of savings cards or coupons without discussion with a Healthcare Prescriber or other office staff member involved in the prescribing or reimbursement of an Opt-In Product; and activities of medical science liaisons and activities conducted by market development specialists, managed care account directors and other personnel not performing person-to-person sales calls or not specifically trained with respect to an Opt-In Product. The definition of “Detail” may be further refined in the applicable Co-Promotion Agreement. When used as a verb, “Detail” or “Detailing” means to engage in a Detail.

1.93 “Development” means, with respect to a Collaboration Compound, Collaboration Candidate or Licensed Product, all (a) non-clinical and pre-clinical research and development activities and optimization completed prior to filing an IND with respect to such Collaboration Compound, Collaboration Candidate or Licensed Product, including animal and toxicology studies (“Pre-Clinical Development”), and (b) clinical and non-clinical research and development activities conducted after filing of an IND with respect to such Collaboration Compound, Collaboration Candidate or Licensed Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than Phase 4 Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Marketing Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.

1.94 “Development Costs” means [***].

1.95 “Development Milestone Events” has the meaning set forth in Section 11.2.3.

1.96 “Development Milestone Payments” has the meaning set forth in Section 11.2.3.

1.97 “Different” with respect to two (2) Indications means that [***].

1.98 “Directed Against” means, with respect to a Degrader and a Target, that such Degrader [***].

1.99 “Disclose,” “Disclosed,” or “Disclosing” means, as to a compound or product and a Patent, that, [***].

1.100 “Disclosing Party” has the meaning set forth in Section 16.1.

1.101 “Dispute” has the meaning set forth in Section 18.12.

1.102 “Distinct Indication” means (a) with respect to Collaboration Target 1, an Indication with a diagnosed prevalence in humans in [***] of no less [***] and (b) with respect to Collaboration Target 2, an Indication with a diagnosed prevalence in human [***] of no less than [***].

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1.103 “Distribution Costs” has the meaning set forth in Exhibit C.

1.104 “Distributor” means a Person who distributes, markets, and sells Licensed Products in the Territory (with or without packaging rights), in circumstances where the Person purchases its requirements of Products from Sanofi or its Affiliates or Sublicensees pursuant to a written agreement but does not otherwise make any royalty or other payment to Sanofi or its Affiliates with respect to its intellectual property or other proprietary rights. The term “packaging rights” in this Section means the right for the Distributor to package and label Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.

1.105 “Divest” means, with respect to a Competing Product, the sale, exclusive license or other transfer by the applicable Party and its Affiliates of all of their development and commercialization rights with respect to such Competing Product to a Third Party without the retention or reservation of any development or commercialization obligation, interest or participation rights (other than solely an economic interest or the right to enforce customary terms contained in the relevant agreements effectuating such transaction).

1.106 “Early Development Activities” has the meaning set forth in Section 3.1.1(a).

1.107 “Early Development Milestone Event” has the meaning set forth in Section 11.2.1.

1.108 “Early Development Milestone Payment” has the meaning set forth in Section 11.2.1.

1.109 “Early Development Plan” has the meaning set forth in Section 3.2.1.

1.110 “EMA” means the European Medicines Agency and any successor entity thereto.

1.111 “European Commission” means the European Commission or any successor entity that is responsible for granting marketing approvals authorizing the sale of pharmaceuticals in the European Union.

1.112 “European Union” or “EU” means the European Union and all its then-current member countries but including in any case France, Germany, Italy, Spain and the United Kingdom regardless of whether they are then-current member countries.

1.113 “Excepted Matter” means [***].

1.114 “Excluded Compounds” means [***].

1.115 “Excluded Field” means, solely with respect to Collaboration Target 1, diagnosis, treatment, cure, mitigation or prevention of any diseases, disorders or conditions in Oncology.

1.116 “Exclusions” has the meaning set forth in Exhibit C.

1.117 “Exclusive Licenses” has the meaning set forth in Section 10.1.3.

CONFIDENTIAL

1.118 “Executive Officers” means the [***].

1.119 “Expert Dispute” has the meaning set forth in Section 9.9.2(b)(iii).

1.120 “FAD Permitted Overrun” has the meaning set forth in Section 2.4.5.

1.121 “FAD Research Budget Excession” has the meaning set forth in Section 2.4.5.

1.122 “FAD Term Extension” has the meaning set forth in Section 2.4.2.

1.123 “Falsified Medicine” has the meaning set forth in Section 12.13.1.

1.124 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.125 “FDA” means the United States Food and Drug Administration and any successor entity thereto.

1.126 “Field” means (a) for Collaboration Target 1, diagnosis, treatment, cure, mitigation or prevention of any diseases, disorders or conditions, excluding the Excluded Field or (b) for Collaboration Target 2, diagnosis, treatment, cure, mitigation or prevention of any diseases, disorders or conditions.

1.127 “Final Balancing Report” has the meaning set forth in Exhibit C.

1.128 “Finance Dispute” has the meaning set forth in Section 9.9.2(b)(v).

1.129 “First Additional Degrader Criteria” means, with respect to a given Degrader, [***].

1.130 [***].

1.131 [***].

1.132 [***].

1.133 “First Additional Degrader Research Budget” has the meaning set forth in Section 2.3.1.

1.134 “First Additional Degrader Research Term” has the meaning set forth in Section 2.4.2.

1.135 “First Additional Degraders” means, for Collaboration Target 1 [***].

1.136 “First Commercial Sale” means with respect to a Licensed Product, [***]; provided that the following will not constitute a First Commercial Sale: [***].

1.137 “Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, governmental acts or

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restrictions, war, civil commotion, labor strike or lock-out, epidemic, pandemic (including, [***]), flood, failure or default of public utilities or common carriers, or destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

1.138 “Foreground Know-How” has the meaning set forth in Section 1.140.

1.139 “Foreground Patents” has the meaning set forth in Section 1.140.

1.140 “Foreground Technology” means (a) any and all Know-How discovered, developed, invented or created solely by a Party or its Affiliates or Third Parties acting on its or their behalf, or jointly by both Parties or their respective Affiliates or Third Parties acting on their behalf, in each case, in the performance of activities under this Agreement (the “Foreground Know-How”) and (b) any and all Patents that Cover any such Know-How described in clause (a) (the “Foreground Patents”).

1.141 “FTE” means [***], which number of hours will be pro-rated based on the number of days when used for [***], devoted to or in support of (a) the Research activities, Pre-Clinical Development, Clinical Development, other Development activities or Backup Research that is carried out by one or more qualified scientific or technical employees (excluding Third Party contractors) of a Party or its Affiliates or (b) the Late Development Plan, Manufacturing activities or Commercialization activities that is carried out by one or more qualified scientific or technical employees (excluding Third Party contractors) of a Party or its Affiliates, as applicable. Notwithstanding the foregoing, the time of a single individual will not account for more than [***].

1.142 “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs who perform a specified activity under this Agreement. FTEs will be pro-rated on a daily basis if necessary.

1.143 “FTE Rate” means, with respect to [***]; provided that each such rate will increase or decrease on January 1 of each Calendar Year (starting with January 1, 2021) in accordance with the percentage year-over-year increase or decrease in the Producer Price Index (PPI) for Pharmaceutical and Medicine Manufacturing (NAICS 325400) over the twelve (12)-month period preceding each such January 1. The FTE Rate includes (a) all wages and salaries, employee benefits, bonus, travel and entertainment, supplies and other direct expenses and (b) indirect allocations, including all general and administrative expenses, human resources, finance, occupancy and depreciation, in each case ((a) and (b)), expended in connection with relevant activities.

1.144 “Funding Failure” has the meaning set forth in Section 5.7.10.

1.145 “GAAP” means United States generally accepted accounting principles, consistently applied.

1.146 “GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act, ICH Guideline Q7A, or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and governmental authorities in

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countries for which the applicable Collaboration Compound, Collaboration Candidate or Licensed Product is intended to be Developed, to the extent such standards are not less stringent than United States standards or ICH Guidelines.

1.147 “Generic Product” means, with respect to a particular Licensed Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee and that did not purchase such product in a chain of distribution that included any of Sanofi or its Affiliates or Sublicensees, that (a) is approved by the applicable Regulatory Authority, under any then-existing Applicable Laws pertaining to approval of generic products, which approval is based on all or part of the clinical data referenced in any Regulatory Approval for the Licensed Product or which otherwise relies on the Regulatory Authority’s finding of safety or effectiveness for the Licensed Product, or (b) is otherwise recognized as an “substitution” product by the applicable Regulatory Authority. For clarity, Authorized Generics will not be classified as Generic Products for purposes of this Agreement.

1.148 “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States as they may be updated from time to time, to the extent such standards are not less stringent than United States standards.

1.149 “GLP Toxicology Study” means a toxicology study of the relationship between dose and its effects on an exposed animal, where the study is to be conducted in accordance with GLP.

1.150 “GMP” means the then-current Good Manufacturing Practices as specified in Applicable Law, including the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture.

1.151 “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision, including any relevant Regulatory Authority.

1.152 “Healthcare Prescriber” has the meaning set forth in Section 1.91.

1.153 “HEOR Costs” has the meaning set forth in Exhibit C.

1.154 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.155 “ICH” means the International Council on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.156 “IFRS” means International Financial Reporting Standards, consistently applied.

1.157 [***].

1.158 [***].

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1.159 [***].

1.160 “In-License Costs” means [***].

1.161 “IND” means any Investigational New Drug application (including any amendment or supplement thereto) filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto or if applicable, a comparable application or submission filed with a Regulatory Authority outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application in the EU) (“CTA”).

1.162 “Indemnified Party” has the meaning set forth in Section 14.1.3.

1.163 “Indemnifying Party” has the meaning set forth in Section 14.1.3.

1.164 “Independent Third Party Patent Counsel” means an independent Third Party patent counsel (i) with expertise in the relevant matter at issue, (ii) who has not worked for or been engaged by either Party or its Affiliates, or any other portfolio companies of its material investors, in the [***] period immediately prior to selection of such individual, and (iii) who does not own equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad based mutual fund or exchange traded fund).

1.165 “Indication” means a specific disease or medical condition in humans that is approved by a Regulatory Authority to be included as a discrete claim (as opposed to a variant or subdivision or subset of a claim) in the labeling of a Licensed Product based on the results of a separate Registrational Study(ies) sufficient to support Marketing Approval of such claim; provided, that, [***]. For clarity, the following will be part of the same Indication: [***].

1.166 “Initial Balancing Report” has the meaning set forth in Exhibit C.

1.167 “Initial Collaboration Target 1 Degrader” means [***].

1.168 “Initial Collaboration Target 2 Degraders” means [***].

1.169 “Initiation” or “Initiate” means, with respect to any Clinical Trial, dosing of the first human subject in such Clinical Trial.

1.170 “Insolvency Event” has the meaning set forth in Section 15.2.6.

1.171 “JAMS” means the JAMS Comprehensive Arbitration Rules and Procedures.

1.172 “JCC” has the meaning set forth in Section 9.6.1.

1.173 “JFC” has the meaning set forth in Section 9.7.1.

1.174 “JMC” has the meaning set forth in Section 9.4.1.

1.175 [***].

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1.176 [***].

1.177 “Joint Foreground Know-How” means any Foreground Know-How jointly owned by the Parties pursuant to Section 12.1.2(b).

1.178 “Joint Foreground Patent” means any Foreground Patent jointly owned by the Parties pursuant to Section 12.1.2(b).

1.179 “Joint Foreground Technology” means all Joint Foreground Know-How and Joint Foreground Patents.

1.180 [***].

1.181 “JPC” has the meaning set forth in Section 9.3.1.

1.182 “JRDC” has the meaning set forth in Section 9.2.1.

1.183 “JSC” has the meaning set forth in Section 9.1.1.

1.184 “JTT” has the meaning set forth in Section 9.5.1.

1.185 “Know-How” means all proprietary data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, materials, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures, technology, practices, knowledge and developments, whether or not patentable; provided that Know-How does not include Patents.

1.186 “Knowledge” means, with respect to Kymera (i) as of the Original Agreement Execution Date and the Restatement Execution Date, as applicable, the actual knowledge, following reasonable inquiry of Kymera personnel and advisors (including [***] and other external patent counsels as appropriate) that would reasonably be anticipated to have knowledge of the facts relating to the relevant subject matter, of [***], and (ii) as of the Original Agreement Effective Date and during the Term, the actual knowledge, following reasonable inquiry of Kymera personnel and advisors (including internal and external patent counsel) that would reasonably be anticipated to have knowledge of the facts relating to the relevant subject matter, of the Chief Executive Officer, the Chief Financial Officer, and the Chief Medical Officer.

1.187 [***].

1.188 [***].

1.189 [***].

1.190 “Kymera” has the meaning set forth in the Preamble.

1.191 [***].

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1.192 “Kymera Background Know-How” means, on a Collaboration Target-by-Collaboration Target basis, any Know-How, other than Kymera Foreground Know-How or Joint Foreground Know-How, that [***].

1.193 “Kymera Background Patents” means, on a Collaboration Target-by-Collaboration Target basis, any Patent (including any further Patent claiming priority thereto), other than [***] that [***].

1.194 “Kymera Background Technology” means all Kymera Background Know-How and Kymera Background Patents.

1.195 “Kymera Co-Promote Effective Date” has the meaning set forth in Section 6.2.5.

1.196 “Kymera Co-Promote Right” has the meaning set forth in Section 6.2.

1.197 “Kymera Co-Promote Right Deadline” has the meaning set forth in Section 6.2.4.

1.198 “Kymera Co-Promote Right Exercise Notice” has the meaning set forth in Section 6.2.4.

1.199 “Kymera Co-Promotion Expenses” has the meaning set forth in Exhibit B.

1.200 “Kymera Competitor” has the meaning set forth in Section 10.3.1(c).

1.201 [***] means [***].

1.202 “Kymera Existing Phase 1 Clinical Trial” means the Phase 1 Clinical Trial that is currently being conducted by or on behalf of Kymera for KT-474 under ClinicalTrials.gov Identifier: NCT04772885.

1.203 [***] means [***].

1.204 “Kymera Foreground Know-How” means [***].

1.205 “Kymera Foreground Patents” means [***].

1.206 [***] means [***].

1.207 “Kymera Indemnified Party” has the meaning set forth in Section 14.1.1.

1.208 “Kymera Material Safety Event Notice” has the meaning set forth in Section 7.6.2.

1.209 “Kymera’s Nonexclusive Negotiation Period” has the meaning set forth in Section 15.2.3(e)(iv).

1.210 “Kymera Opt-In Deadline” has the meaning set forth in Section 5.7.5.

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1.211 “Kymera Opt-In Effective Date” has the meaning set forth in Section 5.7.6.

1.212 “Kymera Opt-In Exercise Notice” has the meaning set forth in Section 5.7.5.

1.213 “Kymera Opt-In Right” has the meaning set forth in Section 5.7.1.

1.214 [***] means [***].

1.215 “Kymera Phase 1 Clinical Trials” means the Phase 1 Clinical Trials to be conducted by or on behalf of Kymera for the Collaboration Candidates and Licensed Products Directed Against Collaboration Target 1 for the first Indication in Field in the Territory in accordance with the Early Development Plan.

1.216 [***].

1.217 [***].

1.218 “Late Development Plan” has the meaning set forth in Section 5.3.1.

1.219 “Launch Window” has the meaning set forth in Exhibit B.

1.220 “LCM Development” has the meaning set forth in Exhibit C.

1.221 “LCM Development Costs” has the meaning set forth in Exhibit C.

1.222 “Liability” has the meaning set forth in Section 14.1.1.

1.223 “Licensed Know-How” means the Kymera Background Know-How, the Kymera Foreground Know-How and Kymera’s interest in the Joint Foreground Know-How.

1.224 “Licensed Patents” means the Kymera Background Patents, the Kymera Foreground Patents and Kymera’s interest in the Joint Foreground Patents.

1.225 “Licensed Product” means any pharmaceutical preparation in final form or other product, including any Combination Product, that contains a Collaboration Candidate, in all forms, presentations, strengths, doses and formulations thereof.

1.226 “Licensed Product Mark” has the meaning set forth in Section 12.12.

1.227 “Licensed Technology” means the Licensed Patents and Licensed Know-How.

1.228 “Ligand” has the meaning set forth in Section 1.86.

1.229 “M2 Criteria” means (a) for Collaboration Target 1, the criteria set forth on part (1) of Schedule 1.229 and (b) for Collaboration Target 2, the criteria set forth on part (2) of Schedule 1.229, in each case as may be amended by the JRDC.

1.230 “MAD Data Package” [***]:

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(a) [***]

(b) [***]

(c) [***].

1.231 [***].

1.232 “Major Indication” means [***].

1.233 [***].

1.234 “Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, formulating, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a Collaboration Compound, Collaboration Candidate or Licensed Product by or on behalf of a Party or its Affiliate or (sub)licensee.

1.235 “Manufacturing Costs” has the meaning set forth in Exhibit C.

1.236 “Market Researcher” has the meaning set forth in Exhibit B.

1.237 “Marketing Approval” means, with respect to a product in a particular country or jurisdiction, all approvals (including approvals resulting from any priority review, breakthrough therapy, accelerated approval or fast track designation, application or submission), licenses, registrations or authorizations necessary for the Commercialization of such product in such country or jurisdiction, including, (a) with respect to the United States, approval of an Approval Application for such product by the FDA and with respect to the European Union, approval of an Approval Application for such product by the European Medicines Agency or the applicable Regulatory Authority in any particular country in the EU, (b) where applicable, Price Approval in such country or jurisdiction, (c) where applicable, pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (d) where applicable, labeling approval.

1.238 “Material Communication” means [***].

1.239 “Material Safety Event” means an event occurring after the Original Agreement Effective Date that is caused by a Licensed Product, or based on objective scientific or clinical evidence, is reasonably likely to be caused by a Licensed Product, and results in [***].

1.240 “Material Submissions” has the meaning set forth in Section 7.5.

1.241 “Materials” means all biological materials, chemical compounds and other materials arising out of a Party’s activities under this Agreement and (i) provided by such Party to the other Party for use by the other Party or (ii) otherwise provided by a Party for use by the other Party, in each case, to conduct activities pursuant to this Agreement, including Collaboration Compounds, Collaboration Candidates, Clinical Trial samples, cell lines, compounds, lipids, assays, viruses and vectors.

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1.242 “Maturity Date” has the meaning set forth in Exhibit A.

1.243 “Medical Affairs Costs” has the meaning set forth in Exhibit C.

1.244 “Milestone Events” has the meaning set forth in Section 11.2.4.

1.245 “Milestone Payments” has the meaning set forth in Section 11.2.4.

1.246 “MTA Development Studies” has the meaning set forth in Section 3.4.2.

1.247 “MTA Research Studies” has the meaning set forth in Section 2.8.2.

1.248 “NDA” means a new drug application that is submitted to the FDA for marketing approval for a Licensed Product, pursuant to 21 USC § 355.

1.249 “Net Profits and Net Losses” has the meaning set forth in Exhibit C.

1.250 “Net Sales” means, with respect to a Licensed Product for any period, the aggregate gross amount billed or invoiced by Sanofi, its Affiliates or its or their Sublicensees for the sale of a Licensed Product to Third Parties (including Distributors) in bona fide arm’s-length transactions commencing with the First Commercial Sale of such Licensed Product less the following deductions determined in accordance with Accounting Standards as consistently applied from such gross amounts which are actually incurred, allowed, accrued or specifically allocated to the Licensed Product:

[***]

For the purposes of calculating Net Sales, all Net Sales will be converted into Dollars.

Subject to the above, Net Sales will be calculated in accordance with the standard internal policies and procedures of such Sanofi, its Affiliates or its or their Sublicensees, which must be in accordance with applicable Accounting Standards and applied consistently across their respective businesses.

As used herein, “Combination Product” means [***] (such other active ingredients, devices or other items of value described in the foregoing provisos (a) and (b), “Other Items”).

1.251 “[***]” has the meaning set forth in Section 15.2.3(e)(iii).

1.252 “Non-Approval Studies” means any surveys, registries and Clinical Trials not intended to gain Marketing Approval or any additional labeled Indications, excluding any open label extension studies of a Collaboration Candidate or Licensed Product.

1.253 “Non-Bankrupt Party” has the meaning set forth in Section 10.5.

1.254 “Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.

1.255 “Non-Defending Party” has the meaning set forth in Section 12.3.

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1.256 “Non-Disclosing Party” has the meaning set forth in Section 16.6.1(c).

1.257 [***].

1.258 “Oncology” means, the diagnosis, treatment, cure, mitigation or prevention of an Indication characterized by abnormal cellular proliferation, including solid or liquid malignancies (including primary and metastatic tumors), lymphoid and myeloid proliferative disorders (including myelodysplastic syndrome and myelofibrosis), and hematopoietic control or dysregulations. For clarity, “Oncology” also includes all cancer immunotherapy and immuno-oncology indications.

1.259 “Opt-In Data Package” means the data package described on Schedule 1.259.

1.260 “Opt-In Period” means, on a Collaboration Target-by-Collaboration Target basis, the period of time from the Kymera Opt-In Effective Date (if any) until the termination or expiration of the Cost/Profit Sharing Agreement.

1.261 “Opt-In Products” means, on a Collaboration Target-by-Collaboration Target basis, during the Opt-In Period, any and all Collaboration Candidates or Licensed Products Directed Against a given Collaboration Target.

1.262 “Opt-Out Right” has the meaning set forth in Section 5.7.9.

1.263 “Original Agreement” has the meaning set forth in the Recitals.

1.264 “Original Agreement Effective Date” means August 10, 2020.

1.265 “Original Agreement Execution Date” means July 7, 2020.

1.266 “Other Items” has the meaning set forth in Section 1.250.

1.267 “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliates to Third Parties (or payable to Third Parties and accrued in accordance with Accounting Standards), other than employees of such Party or its Affiliates.

1.268 “Participation Data Package” means, (a) with respect to a given Collaboration Target, a data package containing the information set forth on Schedule 1.268 with respect to all Collaboration Candidates and Licensed Products Directed Against such Collaboration Target that exist as of the date of delivery of such Participation Data Package and (b) with respect to Collaboration Target 2, in addition to the information in clause (a), [***].

1.269 “Party” or “Parties” has the meaning set forth in the Preamble.

1.270 “Patent and Trademark Costs” has the meaning set forth in Exhibit C.

1.271 “Patent and Trademark Recoveries” has the meaning set forth in Exhibit C.

1.272 “Patent Challenge” has the meaning set forth in Section 15.2.3(d).

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1.273 “Patent Family” means a group of Patents that share any priority relationship.

1.274 “Patent Filing Jurisdictions” means, [***].

1.275 “Patent Resolution Procedures” means those procedures set forth on Schedule 1.275.

1.276 “Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.277 “Patient Assistance Program Costs” has the meaning set forth in Exhibit C.

1.278 “PDE” has the meaning set forth in Exhibit B.

1.279 “PDE Cost” has the meaning set forth in Exhibit B.

1.280 “PDE Requirement” has the meaning set forth in Exhibit B.

1.281 “Permitted Backup Research Overrun” has the meaning set forth in Section 5.5.6.

1.282 “Permitted U.S. Budget Overrun” has the meaning set forth in Exhibit A.

1.283 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.284 “Pharmacovigilance Agreement” has the meaning set forth in Section 7.6.1.

1.285 “Phase 1 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(a), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial; [***].

1.286 “Phase 1 Patient Data Package” [***]

[***]

(a) [***] (such patients, the “Remaining Patients”):

[***]

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1.287 “Phase 1 Ready Criteria” means, for Collaboration Target 2, the criteria applicable to a Licensed Product Directed Against Collaboration Target 2, as set forth on Schedule 1.286, as may be discussed by the JRDC and amended by the JSC in accordance with this Agreement.

1.288 “Phase 2 Activities” has the meaning set forth in Section 3.1.1(f).

1.289 “Phase 2 Clinical Trial” means: either (a) a Phase 2a Clinical Trial, (b) a Phase 2b Clinical Trial or (c) any other Clinical Trial as described in 21 C.F.R. §312.21(b), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial. [***].

1.290 “Phase 2a Clinical Trial” means [***].

1.291 “Phase 2b Clinical Trial” means [***].

1.292 “Phase 2 Development Plan” has the meaning set forth in Section 3.1.1(d).

1.293 “Phase 2 Protocol” has the meaning set forth in Section 3.1.1(c).

1.294 “Phase 2 Ready Criteria” means, for Collaboration Target 1, the criteria applicable to a Licensed Product Directed Against Collaboration Target 1, as set forth on Schedule 1.294, as may be discussed by the JRDC and amended by the JSC in accordance with this Agreement.

1.295 “Phase 2 Trigger Point” has the meaning set forth in Section 1.403.

1.296 “Phase 3 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(c), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.297 “Phase 4 Clinical Trial” means any (i) Clinical Trial of a product conducted in accordance with ICH and local standards, which is not required for receipt of Marketing Approval in the United States and which is principally intended to support the marketing and Commercialization of a product, including any investigator or institution initiated trial, or clinical experience trial, study conducted to fulfill local commitments made as a condition of any Marketing Approval and (ii) health and economic outcomes research and other reviews/analyses/studies relating to value and access issues.

1.298 “PIR” has the meaning set forth in Exhibit B.

1.299 “Platform Foreground Know-How” has the meaning set forth in Section 12.1.2(b).

1.300 “[***]” has the meaning set forth in Section 12.1.2(b).

1.301 “Platform Foreground Technology” has the meaning set forth in Section 12.1.2(b).

1.302 “Platform In-License” has the meaning set forth in Section 11.5.1(b).

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1.303 “PMDA” means the Pharmaceuticals and Medical Devices Agency and any successor entity thereto.

1.304 “Post-POC Milestone Event” has the meaning set forth in Section 11.2.3.

1.305 “Post-POC Milestone Payment” has the meaning set forth in Section 11.2.3.

1.306 “Potential In-License” has the meaning set forth in Section 11.5.1(a).

1.307 “Pre-Clinical Development” has the meaning set forth in Section 1.93.

1.308 “Pre-Clinical and SAD/MAD Data Package” [***].

1.309 “Pre-Existing Restriction” means [***].

1.310 “Pre-POC Milestone Event” has the meaning set forth in Section 11.2.2.

1.311 “Pre-POC Milestone Payment” has the meaning set forth in Section 11.2.2.

1.312 “Preexisting Affiliate” means, with respect to a Party that is subject to a Change of Control, any Affiliate of such Party following such Change of Control that was an Affiliate of such Party prior to such Change of Control.

1.313 “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of any government approval, agreement determination or decision establishing such reimbursement authorization or pricing approval or determination.

1.314 “Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority, excluding all administrative proceedings before any patent office.

1.315 “[***]” means [***].

1.316 “Promotional Materials” has the meaning set forth in Exhibit B.

1.317 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, derivation proceedings, pre- and post-grant opposition proceedings, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any enforcement actions taken with respect to a Patent.

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1.318 “Qualified Third Parties” means the Third Parties set forth on Schedule 1.318.

1.319 “R&D Expert” means an individual with sufficient experience for the relevant matter at issue, who (i) has both relevant scientific and business expertise in the research and development of human therapeutic products (and more specifically, if relevant to the matter at issue and if available, expertise in ubiquitin-mediated protein degradation therapeutics), (ii) has not worked for or been engaged by either Party or its Affiliates in the [***] period immediately prior to selection of such individual, and (iii) does not own equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad based mutual fund or exchange trade fund).

1.320 “Receiving Party” has the meaning set forth in Section 16.1.

1.321 “Registrational Study” means a Clinical Trial that is intended to establish that a product is safe and efficacious for its intended use in the target population, and to determine warnings, precautions, and adverse reactions that may be associated with such pharmaceutical product in the dosage range to be prescribed, which clinical trial is a registration trial intended to enable submission of an Approval Application for such product, as and to the extent defined for the United States in 21 C.F.R. § 312.21(c) or 21 C.F.R. Part 314 Subpart H, or its successor regulations, or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.322 “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, board, commission, council or other Governmental Authority that holds responsibility for development, commercialization or manufacturing of, and the granting of Marketing Approval for a pharmaceutical product in such country or region.

1.323 “Regulatory Exclusivity” means, with respect to a Licensed Product in a country, any data exclusivity rights, market exclusivity rights, or other exclusive right, other than a Patent, granted, conferred or afforded by any Regulatory Authority in such country or otherwise under Applicable Law with respect to such Licensed Product in such country, which either confers exclusive marketing rights with respect to a product or prevents another party from using or otherwise relying on the data supporting the approval of the Marketing Approval for a product without the prior written authorization of the Marketing Approval holder, as applicable, such as new chemical entity exclusivity, exclusivity associated with new Clinical Trials necessary to approval of a change (e.g., new indication or use), orphan drug exclusivity, non-patent-related pediatric exclusivity, or any other applicable marketing or data exclusivity, including any such periods under national implementations in the EU of Article 10 of Directive 2001/83/EC, Article 14(11) of Parliament and Council Regulation (EC) No 726/2004, Parliament and Council Regulation (EC) No 141/2000 on orphan medicines, Parliament and Council Regulation (EC) No 1901/2006 on medicinal products for pediatric use and all international equivalents.

1.324 “Regulatory Expenses” has the meaning set forth in Exhibit C.

1.325 “Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, Drug Master Files, applications for designation (including as

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an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B))) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Marketing Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Marketing Approval or Price Approval from that Regulatory Authority; (c) any Patent-related filings with any Regulatory Authority; (d) all supplements and amendments to any of the foregoing and submissions made related to any of the foregoing; (e) all documents referenced in the complete regulatory chronology for each Marketing Approval; (f) confirmed meeting requests and meeting minutes; (g) foreign equivalents of any of the foregoing; and (h) all data and other information contained in, and correspondence with any Regulatory Authority relating to, any of the foregoing.

1.326 “Regulatory Lead” means, unless otherwise agreed by the Parties: [***] on a Collaboration Target-by-Collaboration Target basis, during the Sanofi Participation Term with respect to such Collaboration Target (if any), Sanofi for all Collaboration Candidates and Licensed Products Directed Against such Collaboration Target.

1.327 “Remaining Patient Data Package:” [***]

1.328 “Remaining Patients” as the meaning set forth in Section 1.286(b).

1.329 “Reporting Company” means (a) a reporting company under the United States Securities and Exchange Act of 1934, or (b) a company that has publicly filed with the Securities and Exchange Commission, and has not withdrawn, a Form S-1.

1.330 “Research” means conducting research activities to discover, design, optimize, deliver and advance Collaboration Compounds, Collaboration Candidates or Licensed Products, but (a) specifically excluding Development, Manufacture and Commercialization, and (b) [***]. When used as a verb, “Researching” means to engage in Research.

1.331 “Research Plan” has the meaning set forth in Section 2.3.1.

1.332 “Research Term” means, on a Collaboration Target-by-Collaboration Target basis, the period commencing on the Original Agreement Effective Date and ending upon the earliest to occur of (i) the Sanofi Participation Election Deadline without Sanofi’s exercise of the Sanofi Participation Election Right with respect to such Collaboration Target, (ii) the Sanofi Participation Election Effective Date with respect to such Collaboration Target, or (iii) the effective date of termination of this Agreement (with respect to such Collaboration Target or in its entirety). For the avoidance of doubt, (a) the expiration of the Research Term pursuant to clause (ii) shall not result in the expiration of the First Additional Degrader Research Term or Second Additional Degrader Research Term, which shall only expire in accordance with the terms thereof, and (b) the expiration of the Research Term with respect to Collaboration Target 1 pursuant to clause (i) or (iii) of this definition shall result in the contemporaneously expiration of both the First Additional Degrader Research Term and the Second Additional Degrader Research Term on such the effective date of expiration of the Research Term.

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1.333 “Rest of World” means [***].

1.334 “Restatement Effective Date” has the meaning set forth in Section 17.2.

1.335 “Restatement Execution Date” has the meaning set forth in the Preamble.

1.336 “Reversion Compound Data” means any data that is generated by or on behalf of the Parties under this Agreement for any Reversion Compounds.

1.337 “Reversion Compounds” has the meaning set forth in Section 5.6.1.

1.338 “Reversion Date” has the meaning set forth in Section 5.6.4.

1.339 “[***]” has the meaning set forth in Section 15.2.3(e)(iii).

1.340 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the First Commercial Sale of such Licensed Product in such country and ending upon the latest of: (a) the date on which the use or sale of such Licensed Product is no longer Covered by a Valid Claim of [***] that Cover [***]; (b) the [***] of the First Commercial Sale of such Licensed Product in such country; or (c) expiration of Regulatory Exclusivity in such country with respect to such Licensed Product.

1.341 “SAD Permitted Overrun” has the meaning set forth in Section 2.5.5.

1.342 “SAD Research Budget Excession” has the meaning set forth in Section 2.5.5.

1.343 “SAD Term Commencement Date” has the meaning set forth in Section 2.5.3.

1.344 “SAD Termination” has the meaning set forth in Section 15.2.3(f).

1.345 “Safety Concern” means, with respect to any compound or product, (a) any safety concern required to be reported under 21 C.F.R. § 312.32 if an IND with respect to such product was open at the time of the observation (or that would be so reportable to a Regulatory Authority if an IND was not open at such time), or (b) a toxicity or drug safety issue or a Serious Adverse Event reasonably related to or observed in connection with development or commercialization activities with respect to a product, as determined by (i) prior to a Sanofi Participation Election Effective Date (if any), either Party, in accordance with its standard operating procedures and (ii) on or after a Sanofi Participation Election Effective Date (if any), Sanofi, in accordance with its standard operating procedures.

1.346 “Safety Termination” has the meaning set forth in Section 15.2.3(b).

1.347 “Sales and Marketing Costs” has the meaning set forth in Exhibit C.

1.348 “Sanofi” has the meaning set forth in the Preamble.

1.349 “Sanofi Background Know-How” means, on a Collaboration Target-by-Collaboration Target basis, [***].

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1.350 “Sanofi Background Patent” means, on a Collaboration Target-by-Collaboration Target basis, [***].

1.351 “Sanofi Background Technology” means the Sanofi Background Know-How and the Sanofi Background Patents.

1.352 “Sanofi Foreground Know-How” means [***].

1.353 “Sanofi Foreground Patent” means [***].

1.354 “Sanofi Foreground Technology” means all Sanofi Foreground Know-How and Sanofi Foreground Patents.

1.355 “Sanofi Indemnified Party” has the meaning set forth in Section 14.1.2.

1.356 “Sanofi Material Safety Event Notice” has the meaning set forth in Section 7.6.2.

1.357 “Sanofi Participation Election Deadline” has the meaning set forth in Section 4.3.

1.358 “Sanofi Participation Election Effective Date” has the meaning set forth in Section 4.3.

1.359 “Sanofi Participation Election Right” has the meaning set forth in Section 4.1.

1.360 “Sanofi Participation Election Right Exercise” has the meaning set forth in Section 4.3.

1.361 “Sanofi Participation Election Right Exercise Notice” has the meaning set forth in Section 4.3.

1.362 “Sanofi Participation Term” means, on a Collaboration Target-by-Collaboration Target basis, the period commencing on the Sanofi Participation Election Effective Date (if any) with respect to such Collaboration Target and ending upon the effective date of expiration or termination of this Agreement with respect to such Collaboration Target. On a Collaboration Target-by-Collaboration Target basis, the Backup Research Term (if any) for a given Collaboration Target will be considered part of the applicable Sanofi Participation Term for such Collaboration Target.

1.363 “Sanofi Phase 2 Election Notice” means a written notice delivered by Sanofi by Kymera in the format set forth on Exhibit E.

1.364 “Sanofi Reversion Technology” means, with respect to a Terminated Target, [***].

1.365 “Sanofi Safety Review Committee” means [***].

1.366 “Sanofi Technology” means the Sanofi Background Technology, the Sanofi Foreground Technology and Sanofi’s interest in the Joint Foreground Technology.

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1.367 “Screening Criteria” means the criteria set forth on Schedule 1.367, as may be reviewed and discussed by the JRDC and amended by the JSC.

1.368 “Second Additional Degrader Criteria” means, with respect to a given Degrader, such Degrader meets all of the following criteria: [***].

1.369 “Second Additional Degrader Research Budget” has the meaning set forth in Section 2.3.1.

1.370 “Second Additional Degrader Research Term” has the meaning set forth in Section 2.5.3.

1.371 “Second Additional Degraders” means [***].

1.372 “Series 2 Permitted Overrun” has the meaning set forth in Section 2.6.4.

1.373 “Series 2 Research Budget” has the meaning set forth in Section 2.3.1.

1.374 “Series 2 Research Budget Excession” has the meaning set forth in Section 2.6.4.

1.375 “Series 2 Research Term” has the meaning set forth in Section 2.6.3.

1.376 “Serious Adverse Event” means an adverse drug experience or circumstance that results in any of the following outcomes (a) death, (b) life threatening condition, (c) inpatient hospitalization or a prolongation of existing hospitalization, (d) persistent or significant disability or incapacity or substantial disruption of the ability to conduct normal life functions, (e) or a congenital anomaly/birth defect, (f) significant intervention required to prevent permanent impairment or damage, or (g) a medical event that may not result in death, be life threatening, or require hospitalization but, based on appropriate medical judgment, that may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes described in clauses (a) through (f).

1.377 “SOPs” has the meaning set forth in Exhibit B.

1.378 “Specifically Claim” or “Specifically Claims” means, as to a compound, product or [***] and a Patent, that, [***].

1.379 “Specifically Disclose,” “Specifically Disclosed,” “Specifically Discloses” or “Specifically Disclosing” means, as to a [***], compound or product and a Patent, that [***].

1.380 “Standard Cost” has the meaning set forth in Exhibit C.

1.381 “Step-In Activities” has the meaning set forth in Section 15.2.4.

1.382 “Step-In Triggers” has the meaning set forth in Section 15.2.4.

1.383 “Subcommittee” means JCC, JFC, JMC, JPC, JRDC, JTT and any other subcommittee formed by the JSC in accordance with Section 9.1.2(s).

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1.384 “Subcontractor” means a consultant, subcontractor, contract researcher, contract manufacturer, academic researcher or other vendor engaged by a Party to conduct activities on behalf of such Party or its Affiliate under this Agreement.

1.385 “Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, the rights granted to Sanofi hereunder. When used as a noun, “Sublicense” means any agreement to Sublicense.

1.386 “Sublicense Revenues” has the meaning set forth in Exhibit C.

1.387 “Sublicensee” means an Affiliate or Third Party, other than a Distributor, to whom Sanofi (or a Sublicensee or Affiliate) sublicenses any of the rights granted to Sanofi hereunder during the Term.

1.388 “Successful Completion” means, (a) with respect to a Licensed Product containing a First Additional Degrader or Second Additional Degrader, [***], (b) with respect to a Licensed Product Directed Against Collaboration Target 2, [***].

1.389 “Target” means a specific protein that is associated with an ENSEMBL GENE ID (as listed in the database available at https://www.genenames.org or any successor website) (together with any and all naturally occurring mutations, variants and alternative sequences thereof).

1.390 “Target Binding Moiety” has the meaning set forth in Section 1.86.

1.391 [***].

1.392 [***].

1.393 “Term” has the meaning set forth in Section 15.1.

1.394 “Terminated Degraders” has the meaning set forth in Section 15.2.3(f).

1.395 “Terminated Products” means [***].

1.396 “Terminated Target” means any Collaboration Target with respect to which this Agreement has been terminated in accordance with any of the provisions of Sections 15.2.1, 15.2.2, 15.2.3, and 15.2.6. For clarity, (a) if Sanofi fails to timely exercise the Sanofi Participation Election Right with respect to a Collaboration Target prior to the Sanofi Participation Election Deadline in accordance with Section 4.3, this Agreement will automatically terminate with respect to such Collaboration Target in accordance with Section 15.2.1 and such Collaboration Target will become a Terminated Target and (b) if this Agreement is terminated in its entirety, all Collaboration Targets will be Terminated Targets.

1.397 “Territory” means worldwide.

1.398 “Third Party” means any Person other than Sanofi, Kymera or their respective Affiliates.

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1.399 “Third Party Agreement” means [***].

1.400 “Third-Party Infringement Claim” has the meaning set forth in Section 12.3.

1.401 “Third Party Payments” has the meaning set forth in Exhibit C.

1.402 “Trigger End Date” means, (a) in respect of Collaboration Target 1, [***], and (b) in respect of Collaboration Target 2, [***].

1.403 “Trigger Point” means (a) for Collaboration Target 1, [***], and (b) for Collaboration Target 2, [***].

1.404 “United States” or “U.S.” means the United States of America and its territories, possessions and districts.

1.405 “U.S. Budget Excession” has the meaning set forth in Exhibit A.

1.406 “U.S. Development Activities” has the meaning set forth in Section 5.3.3(a).

1.407 “U.S. Development Budget” has the meaning set forth in Section 5.3.3(a).

1.408 “U.S. Development Costs” [***].

1.409 “Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which has not, in the country of issuance, been irrevocably donated to the public, disclaimed, held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which has not, in the country in question, been finally cancelled, withdrawn, or abandoned; provided that, for purposes of this clause (b), (i) notwithstanding the foregoing, on a country-by-country basis, a patent application pending beyond the [***] will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent that meets the criteria set forth in clause (a) above with respect to such application issues, and (ii) a patent application filed after the date of the First Commercial Sale of a Licensed Product in a country will not be included in clause (b) of the definition of Valid Claim for such Licensed Product in such country unless and until (A) a patent that meets the criteria set forth in clause (a) above with respect to such application issues, or (B) Sanofi consents to the filing of such patent application (evidence of such consent may be given to the JPC).

1.410 “Withholding Action” has the meaning set forth in Section 11.8.

Article 2
Research

2.1 Generally. Subject to the terms and conditions of this Agreement, on a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera will be responsible for conducting certain Research activities for the Collaboration Compounds and Collaboration Candidates (but not, for clarity, Excluded Compounds) Directed Against such

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Collaboration Target in the Field (and not, for clarity, in the Excluded Field) in the Territory in accordance with the Research Plan, as further set forth in this Article 2.

2.2 Prior Research.

2.2.1 The Parties acknowledge that Kymera has performed certain Research Activities with respect to Collaboration Target 1 prior to the Original Agreement Execution Date, and agree that for purposes of this Agreement, [***].

2.2.2 Under the Original Agreement, Kymera provided Sanofi (via the JRDC) a list of [***], for discussion by the JRDC. Kymera will provide a list of [***] to the JRDC at the first JRDC meeting after the Restatement Effective Date.

2.2.3 [***].

2.3 Research Plan.

2.3.1 On a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera will conduct the Research activities under this Article 2 for the Collaboration Compounds and Collaboration Candidates Directed Against each Collaboration Target in the Field in accordance with a written plan (the “Research Plan”) that includes (a) [***] (b) [***] (c) [***] (d) [***] (e) [***] (f) [***]; provided that, an updated draft of each such budget will be provided by Kymera every [***]. A copy of the current Research Plan as of the Restatement Execution Date is attached hereto as Schedule 2.3.1; provided that, [***]. In the event Sanofi provides notice to Kymera under Section 2.5.2 that Sanofi desires to have Kymera conduct new Research activities with respect to Second Additional Degraders, Kymera will prepare an amendment to the Research Plan to include such new Research Activities no later than [***] from the date of Kymera’s receipt of written notice thereof [***]. [***]. Any amendments to the Research Plan will be subject to Section 2.3.2 and Section 9.2.2(b). In the event of any inconsistency between the Research Plan and this Agreement, the terms of this Agreement will prevail.

2.3.2 Kymera may propose amendments to the Research Plan at any time to reflect any material developments or adjustments to the applicable Research activities, provided that (a) any such amended Research Plan will at all times meet the requirements set forth in Section 2.3.1[[***] through [***], and (b) in no event will Sanofi conduct any activities under the Research Plan except as provided in Section 2.8 or as mutually agreed by the Parties. Kymera will promptly provide any such proposed amendment to the Research Plan to the JRDC for review and discussion. No update or material amendment to the Research Plan will be effective unless and until approved by the JRDC in accordance with Section 9.2.2(b).

2.4 First Additional Degraders.

2.4.1 For Collaboration Target 1, in addition to the Research activities relating to the Initial Collaboration Target 1 Degrader and the Second Additional Degraders (as set forth more fully in Section 2.5 below), Kymera will conduct Research activities, in accordance with the Research Plan during the First Additional Degrader Research Term with the goal of

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identifying one (1) new Collaboration Compound that satisfies the First Additional Degrader Criteria. For clarity, a “new Collaboration Compound”, as used in the prior sentence, may be a Degrader which was identified or synthesized prior to the Original Agreement Effective Date, so long as it has not previously been designated as the Initial Collaboration Target 1 Degrader or a Second Additional Degrader. Without limiting the foregoing, Kymera shall assign personnel under this Section 2.4 in accordance with the Research Plan.

2.4.2 Kymera will conduct the Research activities under Section 2.4 during the period commencing on the Original Agreement Effective Date and ending on the earliest to occur of the following: (a) the date of selection of the First Additional Degrader in accordance with Section 2.4.7, (b) [***], and (c) the effective date of termination of this Agreement with respect to Collaboration Target 1 or in its entirety (the “A&R FAD Research Term”); provided that, as long as the A&R FAD Research Term has not otherwise expired or terminated, Sanofi will [***] have the one-time right upon written notice to Kymera to extend the term of Kymera’s Research activities under this Section 2.4 until the [***] (the “FAD Term Extension”, and with the A&R FAD Research Term, collectively, the “First Additional Degrader Research Term”).

2.4.3 [***].

2.4.4 [***].

2.4.5 [***].

2.4.6 During the First Additional Degrader Research Term, Kymera will use the screening assays in accordance with the procedures set forth in the Research Plan to determine whether a given Degrader that is Researched under Section 2.4 satisfies the Screening Criteria or the First Additional Degrader Criteria. All Degraders that meet the Screening Criteria during the First Additional Degrader Research Term will be Collaboration Compounds under this Agreement, subject to the reversion rights set forth in Section 5.6. Notwithstanding anything herein to the contrary, any Degraders that are Researched by or on behalf of Kymera under Section 2.4 that do not meet the Screening Criteria will be classified as Excluded Compounds, unless [***].

2.4.7 During the First Additional Degrader Research Term, within [***] after Kymera reasonably believes that it has identified a Collaboration Compound that has satisfied all of the First Additional Degrader Criteria, Kymera will present a written report to Sanofi that identifies [***]. In addition, Sanofi may, in its discretion and through the JRDC, request that Kymera provide additional information, results or data in accordance with Section 2.11.3. Within [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JRDC, but in no event longer than [***]), the JRDC will (a) meet, discuss and review the report and associated material data, results and information and (b) determine whether such Collaboration Compound satisfies the First Additional Degrader Criteria. If the JRDC determines that such Collaboration Compound satisfies the First Additional Degrader Criteria, then (i) such Collaboration Compound will be classified as a “First Additional Degrader” under this Agreement, (ii) the First Additional Degrader Research Term will expire, (iii) Kymera will perform Early Development Activities with

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respect to such First Additional Degrader in accordance with Article 3 and the Early Development Plan, and (iv) Kymera will have no further obligation to conduct any further additional Research activities under Section 2.4. If the JRDC does not believe that such Collaboration Compound satisfies the First Additional Degrader Criteria, then Kymera will use diligent efforts during the remainder of the First Additional Degrader Research Term to conduct additional Research activities in accordance with the Research Plan, and thereafter present a report to the JRDC as and to the extent applicable in Section 2.4. In the event that the JRDC does not agree on whether such Collaboration Compound satisfies the First Additional Degrader Criteria, then such dispute will be resolved in accordance with Section 9.9.2(b)(iii). Notwithstanding the foregoing, Sanofi may determine [***]. Any selection of a Collaboration Compound as a First Additional Degrader by the JRDC, by the R&D Expert in accordance with Section 9.9.2(b), or by Sanofi pursuant to the preceding sentence, will be recorded in the minutes of the JRDC.

2.5 Second Additional Degraders.

2.5.1 Under the Original Agreement, Research activities relating to [***].

2.5.2 During the period commencing on the Restatement Effective Date and ending on [***], Sanofi will have the right to provide written notice to Kymera that Sanofi desires to have Kymera conduct new Research activities in accordance with the Research Plan during the Second Additional Degrader Research Term with the goal of identifying one (1) new Collaboration Compound that satisfies the Second Additional Degrader Criteria. For clarity, a “new Collaboration Compound”, as used in the prior sentence, may be a Degrader which was identified or synthesized by or on behalf of Kymera or its Affiliates prior to the Restatement Effective Date, so long as such Degrader has not previously been identified by the Parties pursuant to this Agreement as the Initial Collaboration Target 1 Degrader or a First Additional Degrader. In addition, in the event that the Sanofi provides written notice to Kymera in accordance with the first sentence of this Section 2.5.2, the Degraders to be researched under the Research Plan during the Second Additional Degrader Research Term may include all [***] that the Parties believe in good faith, as of the date of such written notice to Kymera, would have [***].

2.5.3 In the event that Sanofi provides written notice to Kymera in accordance with Section 2.5.2, Kymera provide the JRDC with an amendment to the Research Plan in accordance with Section 2.3.1. [***] Kymera will conduct new Research activities under this Section 2.5 pursuant to the amended Research Plan during the period commencing [***] after the date of [***] (“SAD Term Commencement Date”) and ending on the earliest to occur of the following: (i) the date of selection of the Second Additional Degrader in accordance with Section 2.5.6, (ii) [***] (iii) the effective date of termination of this Agreement with respect to Collaboration Target 1 or in its entirety or (iv) the effective date of termination of the SAD Termination. The period of time during which Kymera conducts new Research activities under this Section 2.5 (if any) will be the “Second Additional Degrader Research Term”.

2.5.4 During the Second Additional Degrader Research Term (if any), Sanofi will reimburse Kymera in accordance with Section 11.6.2 for [***] actually incurred by or on

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behalf of Kymera or its Affiliates (a) in accordance with the Second Additional Degrader Research Budget, and (b) in connection with conducting Research activities under Section 2.5 in accordance with the Research Plan.

2.5.5 During the Second Additional Degrader Research Term (if any), Kymera will use Commercially Reasonable Efforts to ensure that [***].

2.5.6 During the Second Additional Degrader Research Term (if any), Kymera will use the screening assays in accordance with the procedures set forth in the Research Plan to determine whether a given Degrader that is Researched under this Section 2.5 satisfies the Screening Criteria or the Second Additional Degrader Criteria. All Degraders that meet the Screening Criteria during the Second Additional Degrader Research Term will be Collaboration Compounds under this Agreement, subject to the reversion rights set forth in Section 5.6. Notwithstanding anything herein to the contrary, any Degraders that are Researched by or on behalf of Kymera under Section 2.5 that do not meet the Screening Criteria will be classified as Excluded Compounds, unless [***].

2.5.7 During the Second Additional Degrader Research Term (if any), within [***] after Kymera reasonably believes that it has identified a Collaboration Compound that has satisfied all of the Second Additional Degrader Criteria, Kymera will present a written report to Sanofi [***]. In addition, Sanofi may, in its discretion and through the JRDC, request that Kymera provide additional information, results or data in accordance with Section 2.11.3. Within [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JRDC, but in no event longer than [***]), the JRDC will (a) meet, discuss and review the report and associated material data, results and information, and (b) determine whether such Collaboration Compound satisfies the Second Additional Degrader Criteria. If the JRDC determines that such Collaboration Compound satisfies the Second Additional Degrader Criteria, then (i) such Collaboration Compound will be classified as a “Second Additional Degrader” under this Agreement, (ii) the Second Additional Degrader Research Term will expire, (iii) Kymera will perform Early Development Activities with respect to such Second Additional Degrader in accordance with Article 3 and the Early Development Plan, and (iv) Kymera will have no further obligation to conduct any further additional Research activities under Section 2.5. If the JRDC does not believe that such Collaboration Compound satisfies the Second Additional Degrader Criteria, then Kymera will use diligent efforts during the remainder of the Second Additional Degrader Research Term to conduct additional Research activities in accordance with the Research Plan, and thereafter present a report to the JRDC as and to the extent applicable in Section 2.5. In the event that the JRDC does not agree on whether such Collaboration Compound satisfies the Second Additional Degrader Criteria, then such dispute will be resolved in accordance with Section 9.9.2(b)(iii). Notwithstanding the foregoing, [***]. Any selection of a Collaboration Compound as a Second Additional Degrader by the JRDC, by the R&D Expert in accordance with Section 9.9.2(b)(iii), or by Sanofi pursuant to the preceding sentence, will be recorded in the minutes of the JRDC.

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2.6 Initial Collaboration Target 2 Degraders.

2.6.1 For Collaboration Target 2, during the Research Term, Kymera will, at its cost and expense, conduct Research activities in accordance with the Research Plan with the goal of advancing [***].

2.6.2 In the event that the first Collaboration Candidate Directed Against Collaboration Target 2 is designated in accordance with Section 2.6.5, Kymera will [***] continue to conduct any applicable Research activities with respect to such first Collaboration Candidate in accordance with the Research Plan or Development activities with respect to such Collaboration Candidate in accordance with the Early Development Plan, as applicable.

2.6.3 In addition, from and after the designation of the first Collaboration Candidate Directed Against Collaboration Target 2 in accordance with Section 2.6.5, Kymera will continue to conduct Research activities in accordance with the Research Plan in order to [***]. Kymera will conduct activities under this Section 2.6.3 until the earliest of (a) the date that the JRDC or the R&D Expert determines that a second Collaboration Compound Directed Against Collaboration Target 2 satisfies [***] and is classified as a Collaboration Candidate, (b) the Sanofi Participation Election Effective Date for Collaboration Target 2, (c) the date that the JRDC determines such Research Activities should be discontinued, or (d) the expiration or termination of the Research Term with respect to Collaboration Target 2 (the “Series 2 Research Term”). During the Series 2 Research Term, Sanofi will reimburse Kymera in accordance with Section 11.6.1 for Kymera’s [***] actually incurred by or on behalf of Kymera or its Affiliates in connection with conducting Research activities under this Section 2.6.3; provided that if [***].

2.6.4 [***].

2.6.5 During the Research Term, within [***] after Kymera reasonably believes that it has identified a Collaboration Compound Directed Against Collaboration Target 2 that has satisfied [***], Kymera will present a written report to Sanofi that [***]. Sanofi may, in its discretion and through the JRDC, request any other information, results or data with respect to such Collaboration Compound as set forth more fully in Section 2.11.3. Within [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JRDC, but in no event longer than [***]), the JRDC will (a) meet, discuss and review the report and associated material data, results and information, and (b) determine whether such Collaboration Compound satisfies [***]. If the JRDC determines that such Collaboration Compound satisfies [***], then such Collaboration Compound will be classified as a Collaboration Candidate. If the JRDC does not believe that such Collaboration Compound satisfies [***], then Kymera will use diligent efforts during the remainder of the Research Term to conduct additional Research activities in accordance with the Research Plan, and thereafter present a report to the JRDC as and to the extent applicable in this Section 2.6. In the event that the JRDC does not agree on whether such Collaboration Compound satisfies [***], then such dispute will be resolved in accordance with Section 9.9.2(b)(iii). Any designation of a Collaboration Compound as a Collaboration Candidate by the JRDC, by the R&D Expert in accordance with Section 9.9.2(b)(iii) will be recorded in the minutes of the JRDC.

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2.6.6 If the JRDC designates [***] Collaboration Candidates under Section 2.6.3, then Kymera will have no further obligation to conduct any further additional Research activities under this Section 2.6.

2.7 Diligence; Decision-Making.

2.7.1 On a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera, directly or through its Affiliates or Subcontractors, will [***].

2.7.2 Subject to Sections 2.4.7, 2.5.6 and 9.9.2(b)(i), on a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera will have the final decision-making authority with respect to the Research activities for the Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target under this Agreement prior to the Sanofi Participation Election Right Exercise (if any) with respect to such Collaboration Target, including the prioritization of the Research activities and allocation of resources among the Research activities; provided that any such decision is consistent with the terms and conditions of this Agreement.

2.8 [***].

2.8.1 Sanofi shall be entitled to conduct [***]. Sanofi also may, with Kymera’s prior agreement, conduct additional Research activities (including [***]) under the Research Plan. Sanofi will obtain prior written consent from Kymera prior to [***].

2.8.2 Any and all [***] constitutes “MTA Research Studies,” and all such MTA Research Studies will be documented in the applicable Research Plan or the relevant JRDC minutes.

2.9 Transfer of Materials.

2.9.1 To facilitate the conduct of activities under each Research Plan: (a) Sanofi may, at its election, provide Materials to Kymera to facilitate Kymera’s Research activities under the Research Plan (in which case the transfer of such Materials shall be specified in the Research Plan or the minutes of the JRDC), and (b) Kymera will provide to Sanofi reasonable quantities of such Materials as are reasonably necessary to permit Sanofi to [***].

2.9.2 All Materials transferred pursuant to this Section 2.9 (a) will remain the sole property of the supplying Party (it being understood that jointly-owned Materials will remain jointly-owned, notwithstanding any physical transfer between the Parties), (b) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement, (c) will remain solely under the control of the receiving Party, (d) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a permitted Subcontractor or Sublicensee) without the prior written consent of the supplying Party, and (e) will not be used in research or testing involving human subjects, unless expressly agreed in writing. The receiving Party will use the Materials in compliance with Applicable Laws and the terms and conditions of this Agreement, and will not reverse engineer or chemically analyze such Materials, except as specified in the Research Plan.

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2.9.3 Any intellectual property generated by or on behalf of either Party in connection with the use of Materials transferred pursuant to this Section 2.9 will be governed by the following:

(a) Subject to the licenses granted under Article 10, the supplying Party will solely own all right, title and interest in and to any data, information, results and reports generated by or on behalf of either Party directly from the use of any transferred Materials that comprise Collaboration Compounds, Collaboration Candidates or Licensed Products, solely within any MTA Research Studies permitted and conducted under Section 2.8 (including [***]), and such data, information, results and reports will be shared with the supplying Party via the JRDC,

(b) Except as set forth in Section 2.9.3(a), all intellectual property created, conceived or generated by or on behalf of either Party using Collaboration Compounds, Collaboration Candidates or Licensed Products under this Agreement in connection with the MTA Research Studies will be governed by the provisions of this Agreement, including Article 10 and Article 12.

2.9.4 All Materials supplied under this Section 2.9 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, as not all of their characteristics may be known. The receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials. Except as otherwise set forth in this Agreement, the supplying Party will not be liable to the receiving Party for any loss, claim or demand made by the receiving Party, or made against the receiving Party by any Third Party, due to or arising from the use of the Materials under this Agreement, except to the extent such loss, claim or demand is caused by the gross negligence or willful misconduct of the supplying Party.

2.9.5 For clarity, the transfer of any material owned or Controlled by Sanofi other than Materials will be governed by a to-be-negotiated material transfer agreement.

2.10 Subcontracting. During the Research Term, Kymera may engage Approved Third Party Contractors to perform Research activities hereunder; provided that (a) each contract between Kymera and an Approved Third Party Contractor entered into after the Original Agreement Execution Date will include confidentiality and non-use provisions that are substantially similar to those set forth in Article 16 (or such other terms as are otherwise agreed by Sanofi) (but of duration customary in confidentiality agreements entered into for a similar purpose, provided that the duration of confidentiality for any information which constitutes a trade secret will be for as long as such information remains a trade secret under Applicable Law), (b) Kymera will remain at all times fully liable for the acts and omissions by such Approved Third Party Contractors under this Agreement as if they were acts or omissions by Kymera, (c) subject to Section 2.5.3, Kymera will be responsible for the effective and timely management of and payment of its Approved Third Party Contractors hereunder and (d) each contract between Kymera and an Approved Third Party Contractor entered into after the Original Agreement Execution Date will provide that [***].

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2.11 Records; Reporting.

2.11.1 Each Party will maintain, and [***] to maintain, records of the Research activities under this Agreement in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which will be complete and accurate in all material respects and will fully and properly reflect all work done, data and developments made, and results achieved.

2.11.2 Each Party will furnish to the JRDC, within [***] after the end of each Calendar Quarter, to the extent applicable to such Party, an update on such Party’s progress under the Research Plan for the applicable Collaboration Target (including with respect to any MTA Research Studies or other activities governed by a separate material transfer agreement) during the relevant Calendar Quarter, including a summary of any results and data generated by such Party under such Research Plan and an overview of the resources (including a summary of all expenditures incurred by such Party in connection with such Research activities and reasonable documentation relating thereto, and an overview of FTEs used by such Party for such Research activities) allocated to activities under such Research Plan during the relevant Calendar Quarter. Such Party will provide the JRDC with such other information, results and data with respect to the Research activities under the Research Plan as any member of the JRDC may reasonably request that are in such Party’s possession or control. Kymera will provide Sanofi a reasonable opportunity via the JRDC to discuss and provide input with respect to Kymera’s Research activities under the Research Plan, including with respect to the prioritization of Research activities for Collaboration Compounds.

2.11.3 In addition to, and without limiting, the reporting requirements in Section 2.11.2, during the First Additional Degrader Research Term, Kymera will furnish to the JRDC, within [***], a written report on Kymera’s Research activities with respect to Collaboration Compounds that are Researched under Section 2.4 and have the potential to be classified as First Additional Degraders. Such reports will [***]. Kymera will provide the JRDC with such other information, results and data with respect to the Research activities under Section 2.4 as any member of the JRDC may reasonably request that are in Kymera’s possession or control.

2.11.4 In addition to, and without limiting, the reporting requirements in Section 2.11.2 or 2.11.3, during the Second Additional Degrader Research Term, Kymera will furnish to the JRDC, within [***], a written report on Kymera’s Research activities with respect to Collaboration Compounds that are Researched under Section 2.5 and have the potential to be classified as Second Additional Degraders. Such reports will [***]. Kymera will provide the JRDC with such other information, results and data with respect to the Research activities under Section 2.5 as any member of the JRDC may reasonably request that are in Kymera’s possession or control.

2.11.5 In the event that Sanofi has provided written notice to Kymera that [***], then, within [***] of the date of receipt of such written notice, Kymera will permit Sanofi to examine the relevant books and records of Kymera and its Affiliates, as may be reasonably necessary to verify the reports provided by Kymera in accordance with Section 2.11.2 or 2.11.3; provided that such examination will be subject to customary and reasonable

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due diligence procedures to preserve the confidential nature of any books or records. An examination by Sanofi under this Section 2.11.5 (a) will occur not more than [***], (b) will be limited to the pertinent books and records for any Calendar Year ending not more than [***]before the date of the written notice, (c) will be conducted in such a manner to minimize, to the extent reasonably possible, the period of examination and in no case shall such period exceed [***], and (d) will be conducted by the minimum number of Sanofi employees as necessary to provide requisite subject matter expertise and conduct the review in the allotted timeframe, each of whom shall have appropriate experience in the Research of small molecule compounds and candidates; provided, that if any examination by Sanofi under this Section 2.11.5 reveals any material discrepancy, Kymera will permit Sanofi to conduct additional examination of pertinent books and records for Calendar Years ending not more than [***] before the date of the written notice, during a period limited to minimize the days of examination as much as possible and in no case more than [***]. Sanofi will be provided access to such books and records at Kymera’s facility or facilities where such books and records are normally kept and such examination will be conducted during Kymera’s normal business hours. Upon completion of the examination, Sanofi will provide Kymera and the JRDC a written report disclosing the reason(s) for the difference between the relevant report provided by Kymera and the results and data that should have been generated and the activities that should have been conducted by Kymera during the relevant time. The costs and fees of any examination conducted by Sanofi under this Section 2.11.5 will be borne by Sanofi.

Article 3
EARLY DEVELOPMENT

3.1 Early Development Activities.

3.1.1 With respect to Collaboration Target 1, during the Research Term prior to Sanofi’s exercise of the Sanofi Participation Election Right with respect to Collaboration Target 1, the terms and conditions set forth in this Section 3.1.1 will apply.

(a) Kymera will be solely responsible for (a) conducting all Pre-Clinical Development of Collaboration Candidates and Licensed Products that are Directed Against Collaboration Target 1 in the Field in the Territory, (b) filing all INDs for all Collaboration Candidates and Licensed Products Directed Against Collaboration Target 1 in the Field in the Territory, and (c) for conducting the Kymera Phase 1 Clinical Trials therefor, in each case ((a)-(c)) in accordance with the Early Development Plan (the “Early Development Activities”); provided that, following the Restatement Effective Date, Kymera will only be required to conduct [***]. For example, Kymera may conduct the [***], but shall not be required to [***].

(b) [***], and subject to the last sentence of this Section 3.1.1(b), Sanofi will be solely responsible for [***], to conduct [***] pursuant to the Phase 2 Development Plan; provided that, subject to any [***], (i) Sanofi shall use Commercially Reasonable Efforts to [***], (ii) [***] Sanofi shall use Commercially Reasonable Efforts to [***] and (iii) Sanofi must [***]. The Parties acknowledge and agree that [***] to determine whether the applicable [***] that are conducted by Sanofi under this Section 3.1.1(b) are designed as [***]; provided, for clarity, that all [***] will be determined in accordance with, and as defined by, Applicable Law and the definitions set forth herein.

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(c) No later than [***] prior to the expected submission of a clinical trial protocol for each Phase 2 Clinical Trial sponsored by Sanofi pursuant to the Phase 2 Development Plan, Sanofi shall provide Kymera with such protocol for each such trial, and within [***] of receipt of such protocol, Kymera may provide Sanofi with comments to such protocol, which Sanofi shall consider in good faith (each such protocol, a “Phase 2 Protocol”); provided that, [***]. [***] shall be permitted to make amendments to the Phase 2 Protocol; provided that, it shall promptly notify [***] of any material changes to any Phase 2 Protocol.

(d) The initial Phase 2 Development Plan as agreed by the Parties as of the Restatement Execution Date is attached as Schedule 3.1.1(d), and sets forth the high-level details with respect to the [***] (the “Phase 2 Development Plan”). Each Party may propose amendments to the Phase 2 Development Plan at any time. Such Party will promptly provide any such proposed amendment to the Phase 2 Development Plan to the JRDC for review and discussion. No update or amendment to the Phase 2 Development Plan will be effective unless and until approved by the JRDC in accordance with Section 9.2.2(b); provided that, [***].

(e) The Parties acknowledge that pursuant to the Original Agreement any Phase 2 Clinical Trial with respect to [***] would have constituted an activity occurring during the Sanofi Participation Term under the Late Development Plan. However, pursuant to this Agreement, any such Phase 2 Clinical Trials for [***] conducted prior to Sanofi’s Participant Election Deadline shall be deemed activities occurring during the Research Term. [***].

(f) All Development activities conducted under Section 3.1.1(b) for the Phase 2 Clinical Trials for [***] by or on behalf of Sanofi pursuant to the Phase 2 Development Plan will be the “Phase 2 Activities.”

(g) The Parties will be responsible for the costs and expenses of the Development activities contemplated in this Section 3.1.1 in accordance with Section 11.6.4.

3.1.2 With respect to Collaboration Target 2, during the Research Term prior to Sanofi’s exercise of the Sanofi Participation Election Right with respect to Collaboration Target 2, Kymera will be solely responsible, at its cost and expense and in accordance with the applicable Early Development Plan, for (a) conducting all Pre-Clinical Development of Collaboration Candidates and Licensed Products Directed Against Collaboration Target 2 in the Field in the Territory, and (b) filing the first IND therefor for the first Indication in the Field in the first Major Market Country, in each case ((a)-(b)) in accordance with the Early Development Plan.

3.2 Early Development Plan.

3.2.1 On a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera will conduct its Development activities under Section 3.1 for the Collaboration Candidates and Licensed Products Directed Against each Collaboration Target in the Field in accordance with a written plan (the “Early Development Plan”) that includes [***]. A copy of the current Early Development Plan as of the Restatement Execution Date is attached hereto as Schedule 3.2.1. Any amendments to the Early Development Plan will

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be subject to Section 3.2.2 and Section 9.2.2(b). In the event of any inconsistency between the Early Development Plan and this Agreement, the terms of this Agreement will prevail.

3.2.2 Kymera may propose amendments to the Early Development Plan at any time to reflect any material developments or adjustments to the applicable Development activities, provided that (a) any such amended Early Development Plan will at all times meet the requirements set forth in Section 3.2.1, and (b) in no event will Sanofi conduct any activities under the Early Development Plan except as provided in Section 3.1, Section 3.2.3, Section 3.4 or as otherwise mutually agreed by the Parties. Kymera will promptly provide any such proposed amendment to the Early Development Plan to the JRDC for review and discussion. No update or material amendment to the Early Development Plan will be effective unless and until approved by the JRDC in accordance with Section 9.2.2(b).

3.2.3 Sanofi may propose amendments to the Early Development Plan at any time to include [***] to be conducted by or on behalf of Sanofi [***]. Sanofi will promptly provide any such proposed amendment to the Early Development Plan to the JRDC for review and discussion. No update or material amendment to the Early Development Plan will be effective unless and until approved by the JRDC in accordance with Section 9.2.2(b); provided that, Sanofi shall have final decision-making authority in the event that such [***].

3.3 Diligence; Decision-Making.

3.3.1 On a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera, directly or through its Affiliates or Subcontractors, will (a) [***] (b) use Commercially Reasonable Efforts to Research and Develop one (1) Collaboration Candidate that achieves Successful Completion for Collaboration Target 2, (c) use Commercially Reasonable Efforts to Research and Develop one (1) Collaboration Candidate that achieves Successful Completion for Collaboration Target 1, and (d) use Commercially Reasonable Efforts to conduct the Kymera Existing Phase 1 Clinical Trial.

3.3.2 Subject to Section 9.9.2(b)(i), on a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera will have the final decision-making authority with respect to its Development activities for the Collaboration Candidates and Licensed Products Directed Against such Collaboration Target under this Agreement prior to the Sanofi Participation Election Right Exercise (if any) with respect to such Collaboration Target, including the prioritization of its Development activities and the allocation of resources among the Development activities; provided that any such decision is consistent with the terms and conditions of this Agreement. In the event that a Material Safety Event occurs in connection with any Clinical Trials conducted by or on behalf of Kymera, then Kymera will have the right, at its sole election, to wind-down such Clinical Trials in accordance with Applicable Law.

3.3.3 Subject to Section 9.9.2(b)(i), during the Research Term, Sanofi will have the final decision-making authority with respect to [***]; provided that any such decision is consistent with the terms and conditions of this Agreement. In the event that a Material Safety Event occurs in connection with any Phase 2 Clinical Trial that Sanofi is

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conducting for [***], then Sanofi will have the right, at its sole election, to wind-down such Phase 2 Clinical Trial in accordance with Applicable Law.

3.4 [***]

3.4.1 Sanofi shall be entitled to conduct [***]. Sanofi also may, with Kymera’s prior agreement, conduct additional Development activities (including [***]) under the Early Development Plan; provided that, for the avoidance of doubt, no such consent shall be required for Sanofi to perform the Phase 2 Activities. Sanofi will obtain prior written consent from Kymera prior to [***].

3.4.2 Any and all [***] permitted and conducted under Section 3.4.1, collectively, constitute “MTA Development Studies,” and all such MTA Development Studies will be documented in the applicable Early Development Plan or the relevant JRDC minutes.

3.5 Transfer of Materials.

3.5.1 To facilitate the conduct of activities under each Early Development Plan: (a) Sanofi may, at its election, provide Materials to Kymera to facilitate Kymera’s Development activities under the Early Development Plan (in which case the transfer of such Materials shall be specified in the Early Development Plan or the minutes of the JRDC), and (b) Kymera will provide to Sanofi reasonable quantities of such Materials as are reasonably necessary to permit Sanofi to conduct [***].

3.5.2 All Materials transferred pursuant to this Section 3.5 (a) will remain the sole property of the supplying Party (it being understood that jointly-owned Materials will remain jointly-owned, notwithstanding any physical transfer between the Parties), (b) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement, (c) will remain solely under the control of the receiving Party, (d) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a permitted Subcontractor or Sublicensee) without the prior written consent of the supplying Party, and (e) will not be used in research or testing involving human subjects, unless expressly agreed in writing. The receiving Party will use the Materials in compliance with Applicable Laws and the terms and conditions of this Agreement, and will not reverse engineer or chemically analyze such Materials, except as specified in the Early Development Plan.

3.5.3 Any intellectual property generated by or on behalf of either Party in connection with the use of Materials transferred pursuant to this Section 3.5 will be governed by the following:

(a) Subject to the licenses granted under Article 10, the supplying Party will solely own all right, title and interest in and to any data, information, results and reports generated by or on behalf of either Party directly from the use of any transferred Materials that comprise Collaboration Compounds, Collaboration Candidates or Licensed Products, solely within any MTA Development Studies permitted and conducted under Section 3.5.1, and such data, information, results and reports will be shared with the supplying Party via the JRDC;

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(b) Except as set forth in Section 3.5.3(a), all intellectual property created, conceived or generated by or on behalf of either Party using Collaboration Compounds, Collaboration Candidates or Licensed Products under this Agreement in connection with the MTA Development Studies will be governed by the provisions of this Agreement, including Article 10 and Article 12.

3.5.4 All Materials supplied under this Section 3.5 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, as not all of their characteristics may be known. The receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials. Except as otherwise set forth in this Agreement, the supplying Party will not be liable to the receiving Party for any loss, claim or demand made by the receiving Party, or made against the receiving Party by any Third Party, due to or arising from the use of the Materials under this Agreement, except to the extent such loss, claim or demand is caused by the gross negligence or willful misconduct of the supplying Party.

3.5.5 For clarity, the transfer of any material owned or Controlled by Sanofi other than Materials will be governed by a to-be-negotiated material transfer agreement.

3.6 Subcontracting. During the Research Term, Kymera may engage Approved Third Party Contractors to perform Development activities hereunder; (a) each contract between Kymera and an Approved Third Party Contractor entered into after the Original Agreement Execution Date will be consistent with the provisions of this Agreement, including Section 12.1, and will include confidentiality provisions that are at least as restrictive as those described in Article 16, (b) Kymera will remain at all times fully liable for the acts and omissions such Approved Third Party Contractors under this Agreement as if they were acts or omissions by Kymera, and (c) Kymera will be responsible for the effective and timely management of and payment of its Approved Third Party Contractors hereunder. The engagement of any Approved Third Party Contractor in compliance with this Section 3.6 will not relieve Kymera of its obligations under this Agreement. Additionally, Sanofi may engage Third Party contractors to perform the Phase 2 Activities; provided that, (a) each contract between Sanofi and a Third Party contractor entered into after the Restatement Execution Date will be consistent with the provisions of this Agreement, including Section 12.1, and will include confidentiality provisions that are at least as restrictive as those described in Article 16, (b) Sanofi will remain at all times fully liable for the acts and omissions such Third Party contractors under this Agreement as if they were acts or omissions by Sanofi, (c) Sanofi will be responsible for the effective and timely management of and payment of its Third Party contractors hereunder and (d) the engagement of any Approved Third Party Contractor in compliance with this Section 3.6 will not relieve Sanofi of its obligations under this Agreement.

3.7 Records; Reporting.

3.7.1 Each Party will maintain, and [***] to maintain, records of the Development activities under this Agreement in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which will be complete and accurate in all material respects and will fully and properly reflect all work done, data and developments made, and results achieved.

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(a) The Parties acknowledge and agree that, prior to the Restatement Effective Date, Kymera provided to Sanofi the Pre-Clinical and SAD/MAD Data Package for the Kymera Existing Phase 1 Clinical Trial, the MAD Data Package, the Phase 1 Patient Data Package for the Kymera Existing Phase 1 Clinical Trial and the Remaining Patient Data Package. [***].

3.7.2 Each Party will furnish to the JRDC, within [***], to the extent applicable to such Party, an update on such Party’s progress under the Early Development Plan or the Phase 2 Development Plan (as applicable) for the applicable Collaboration Target (including with respect to any MTA Development Studies or other activities governed by a separate material transfer agreement) during the relevant Calendar Quarter, including a summary of any results and data generated by such Party under such Early Development Plan or the Phase 2 Development Plan (as applicable) and an overview of the resources (including a summary of all expenditures incurred by such Party in connection with such Development activities and reasonable documentation relating thereto, and an overview of FTEs used by such Party for such Development activities), allocated to activities under such Early Development Plan or the Phase 2 Development Plan (as applicable) during the relevant Calendar Quarter. Such Party will provide the JRDC with such other information, results and data with respect to the Development activities under the Early Development Plan or the Phase 2 Development Plan (as applicable) as any member of the JRDC may reasonably request that are in such Party’s possession or control. Each Party will provide the other Party a reasonable opportunity via the JRDC to discuss and provide input with respect to such Party’s Development activities under the Early Development Plan or the Phase 2 Development Plan (as applicable), including with respect to the prioritization of Development activities for Collaboration Candidates and Licensed Products.

3.7.3 In the event that Sanofi has provided written notice to Kymera (including via the JRDC) that [***], then, within [***] of the date of receipt of such written notice, Kymera will permit Sanofi to examine the relevant books and records of Kymera and its Affiliates, as may be reasonably necessary to verify the Research updates and progress reports submitted by Kymera in accordance with this Section 3.7; provided that such examination will be subject to customary and reasonable due diligence procedures to preserve the confidential nature of any books or records. An examination by Sanofi under this Section 3.7.3 (a) will occur not more than [***], (b) will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the written notice, (c) will be conducted in a such a manner to minimize, to the extent reasonably possible, the period of examination and in no case shall such period exceed [***], and (d) will be conducted by the minimum number of Sanofi employees as necessary to provide requisite subject matter expertise and conduct the review in the allotted timeframe, each of whom shall have appropriate experience in the Development of small molecule compounds and candidates; provided, that if any examination by Sanofi under this Section 3.7.3 reveals any material discrepancy, Kymera will permit Sanofi to conduct additional examination of pertinent books and records for Calendar Years ending not more than [***] before the date of the written notice, during a period limited to minimize the days of examination as much as possible and in no case more than [***]. Sanofi will be provided access to such books and records at Kymera’s facility or facilities where such books and records are normally kept and such examination will be conducted during Kymera’s normal business hours. Upon completion of the examination, Sanofi will provide Kymera and the JRDC a written report disclosing the

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reason(s) for the difference between the relevant report provided by Kymera and the results and data that should have been generated and the activities that should have been conducted by Kymera during the relevant time. The costs and fees of any examination conducted by Sanofi under this Section 3.7.3 will be borne by Sanofi.

Article 4
SANOFI PARTICIPATION ELECTION RIGHT

4.1 Sanofi Participation Election Right. On a Collaboration Target-by-Collaboration Target basis, during the Research Term, Kymera hereby grants to Sanofi an exclusive right, exercisable in Sanofi’s sole discretion, to continue, in collaboration with Kymera as specified herein, the Research, Development, Manufacture and Commercialization of Collaboration Candidates and Licensed Products Directed Against such Collaboration Target (each a “Sanofi Participation Election Right”).

4.1.1 Participation Data Package. Except in the case of a Phase 2 Trigger Point, on a Collaboration Target-by-Collaboration Target basis, within [***] after the Trigger Point for a given Collaboration Target, Kymera will provide Sanofi with the Participation Data Package with respect to such Collaboration Target, and Sanofi will use such Participation Data Package (and any additional information provided by Kymera pursuant to this Article 4) solely to determine whether to exercise the corresponding Sanofi Participation Election Right with respect to such Collaboration Target. Additionally, Kymera will make all data within the Participation Data Package for such Collaboration Target available to Sanofi through an electronic data room. [***] For clarity, Kymera will not be required to provide Sanofi with the Participation Data Package in the event of a Phase 2 Trigger Point.

4.2 Incomplete Participation Data Package. On a Collaboration Target-by-Collaboration Target basis, if such Participation Data Package for a given Collaboration Target is incomplete, Sanofi may notify Kymera of the incomplete status of such Participation Data Package in writing including any items that, in Sanofi’s reasonable determination made in good faith, should have been included in the Participation Data Package but were not included therein within [***] after receipt thereof. Following receipt of such notice, Kymera will promptly deliver to Sanofi the additional information requested by Sanofi to complete such Participation Data Package. For clarity, delivery of such incomplete Participation Data Package will not trigger the [***] period after which the Sanofi Participation Election Deadline would occur pursuant to Section 4.3, but such [***] period after which the Sanofi Participation Election Deadline would occur pursuant to Section 4.3 will thereafter be triggered on the date of Sanofi’s receipt of the additional information requested by Sanofi to complete such Participation Data Package.

4.2.1 Due Diligence Following Participation Data Package. On a Collaboration Target-by-Collaboration Target basis, following the date of delivery of the Participation Data Package for a given Collaboration Target, to assist Sanofi in conducting thorough due diligence to decide whether to exercise the corresponding Sanofi Participation Election Right with respect to such Collaboration Target, Kymera will afford to Sanofi and its representatives reasonable access during normal business hours to Kymera’s personnel, records and data, offices, laboratories, and manufacturing and supplier sites that Sanofi may reasonably request regarding such Collaboration Target and Collaboration Candidates and

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Licensed Products Directed Against such Collaboration Target; provided that such obligation to supply such records, data and information will be limited to those records, data and information then available to Kymera and will be subject to customary and reasonable due diligence procedures to preserve the confidential nature of any such information.

4.3 Exercise of Participation Election Right. On a Collaboration Target-by-Collaboration Target basis, during the Research Term, Sanofi will have the right, in its sole discretion, to exercise the Sanofi Participation Election Right (each such exercise, the “Sanofi Participation Election Right Exercise”) for a given Collaboration Target by delivering to Kymera written notice of such exercise (each such notice, the “Sanofi Participation Election Right Exercise Notice”) within [***] after either the date of delivery of the Participation Data Package with respect to such Collaboration Target or the date of the Phase 2 Trigger Point, as applicable (the end of such [***] period, the “Sanofi Participation Election Deadline”). If Sanofi provides the Sanofi Participation Election Right Exercise Notice prior to the Sanofi Participation Election Deadline with respect to such Collaboration Target, then the date of receipt of such Sanofi Participation Election Right Exercise Notice will be the “Sanofi Participation Election Effective Date” with respect to such Collaboration Target.

4.4 No Participation Election Right Exercise. On a Collaboration Target-by-Collaboration Target basis, if Sanofi declines to exercise its Sanofi Participation Election Right or fails to provide a Sanofi Participation Election Right Exercise Notice in accordance with Section 4.3 with respect to a Collaboration Target, in each case, prior to the Sanofi Participation Election Deadline for such Sanofi Participation Election Right, then (a) the Sanofi Participation Election Right will expire and be of no further force or effect with respect to such Collaboration Target, (b) such Collaboration Target will no longer be a Collaboration Target and this Agreement will automatically terminate with respect to such Collaboration Target in accordance with Section 15.2.1 with such Collaboration Target becoming a Terminated Target, and (c) except as set forth in Section 5.6.7, Kymera will retain all right, title and interest in and to such Collaboration Target, including with respect to all Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target. For the avoidance of doubt, [***].

Article 5
DEVELOPMENT AFTER SANOFI PARTICIPATION ELECTION

5.1 Generally. On a Collaboration Target-by-Collaboration Target basis, during the Sanofi Participation Term (if any) with respect to a Collaboration Target and subject to Kymera’s obligations under Sections 2.4, 2.5 and 5.2 and the Kymera Opt-In Right, Sanofi will be solely responsible for all further Research and Development of Collaboration Candidates and Licensed Products (but not, for clarity, Excluded Compounds) Directed Against such Collaboration Target in the Field (but not, for clarity, in the Excluded Field) in the Territory in accordance with the terms and conditions of this Agreement. For clarity, [***].

5.2 Transfer. To the extent not already completed pursuant to Section 3.7.2:

5.2.1 On a Collaboration Target-by-Collaboration Target basis, Kymera will promptly (but no later than [***]) following the Sanofi Participation Election Effective Date with respect to a Collaboration Target (if any), transfer to Sanofi or its designated Affiliate a

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copy of all Licensed Know-How and Regulatory Filings (if applicable) related to Collaboration Candidates and Licensed Products Directed Against such Collaboration Target in its possession or control as of such Sanofi Participation Election Effective Date, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications); provided that any documentation transferred electronically will be in an electronic format reasonably acceptable to Sanofi.

5.2.2 During the Sanofi Participation Term (if any), on a Collaboration Target-by-Collaboration Target basis, (a) Kymera shall disclose to Sanofi on a [***] basis any Licensed Know-How created, generated, invented or developed by or on behalf of Kymera under this Agreement and not previously transferred to Sanofi pursuant to Section 5.2.1, and (b) in the event that Sanofi or Kymera reasonably believes additional Licensed Know-How is necessary for the continued Research, Development or Commercialization of the Collaboration Candidates or Licensed Products Directed Against such Collaboration Target, Sanofi may reasonably request a copy of such additional Licensed Know-How from Kymera. Sanofi and Kymera will discuss in good faith and Kymera will transfer to Sanofi a copy of such additional Licensed Know-How in Kymera’s possession or control, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications), following mutual agreement by the Parties; provided that any documentation transferred electronically will be in an electronic format reasonably acceptable to Sanofi.

5.2.3 To assist with the transfer of Licensed Know-How (excluding CMC) under this Section 5.2 and Sanofi’s exploitation thereof in accordance with the terms of this Agreement, for [***] after the Sanofi Participation Election Effective Date with respect to a Collaboration Target (if any), Kymera will make its personnel reasonably available to Sanofi during normal business hours to transfer such Licensed Know-How to Sanofi and respond to Sanofi’s reasonable inquiries with respect thereto; provided that if Kymera fails to timely and fully complete the technology transfer set forth in Section 5.2.1, the JRDC will agree on a reasonable extension of time during which Kymera will make its personnel reasonably available. Following such [***] period with respect to such Collaboration Target (as it may be extended by the JRDC), upon Sanofi’s request, Kymera will make up to [***] of its personnel that worked on the applicable Collaboration Target reasonably available to Sanofi during normal business hours at a mutually agreeable date and time to transfer such Licensed Know-How (excluding CMC) to Sanofi and respond to Sanofi’s reasonable inquiries with respect thereto, provided that, following such period with respect to a Collaboration Target, such assistance with respect to such Collaboration Target will not exceed [***] of time provided by Kymera employees unless otherwise agreed by Kymera. All assistance provided pursuant to this Section 5.2.3 will be at [***] sole cost and expense; provided that, [***].

5.2.4 [***].

5.2.5 On a Collaboration Target-by-Collaboration Target basis, at Sanofi’s reasonable request following the Sanofi Participation Election Effective Date with respect to a Collaboration Target (if any), Kymera will use Commercially Reasonable Efforts to

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facilitate the establishment of a business relationship between Sanofi and any Approved Third Party Contractor that Kymera has engaged in the Research or Development activities of Collaboration Candidates or Licensed Products Directed Against the applicable Collaboration Target, including by facilitating introductions with such Approved Third Party Contractors, and use Commercially Reasonable Efforts to assign to Sanofi any agreements with any such Approved Third Party Contractor that are exclusively related to such Collaboration Target in the Field.

5.2.6 On a Collaboration Target-by-Collaboration Target basis, if the Sanofi Participation Election Right was triggered by a Trigger End Date for such Collaboration Target, the following additional provisions will apply:

(a) If Kymera is performing ongoing Research activities under the relevant Research Plan, then Kymera will, at Sanofi’s election, either (i) complete those Research activities remaining under the relevant Research Plan at Sanofi’s expense, or (ii) transfer such activities to Sanofi, which such transfer will include any support necessary for Sanofi to complete the remainder of such activities without unnecessary delay in timelines or unnecessary incremental expense.

(b) If Kymera is performing ongoing Development activities under the Early Development Plan, then Kymera will (i) with respect to Clinical Trials, complete those Clinical Trials ongoing as of the Sanofi Participation Election Effective Date at Sanofi’s expense, and (ii) with respect to Pre-Clinical Development activities, (A) if such activities can be completed within [***] after the Sanofi Participation Election Effective Date, complete such activities, or (B) if such activities cannot be completed within [***] after the Sanofi Participation Election Effective Date, transfer such activities to Sanofi, which transfer will include any transfer support necessary for Sanofi to complete the remainder of the Early Development Plan without unnecessary delay in timelines or unnecessary incremental expense.

(c) Sanofi will reimburse Kymera for all reasonable and documented [***] incurred by or on behalf of Kymera or its Affiliates in the performance of its obligations in this Section 5.2.6.

5.3 Late Development Plan.

5.3.1 During the Sanofi Participation Term (if any), on a Collaboration Target-by-Collaboration Target basis, Sanofi will Research and Develop Collaboration Candidates and Licensed Products Directed Against such Collaboration Target in the Field in the Territory in accordance with a written plan (the “Late Development Plan”) that [***]. An initial draft of the Late Development Plan is attached as Schedule 5.3.1.

5.3.2 Sanofi will promptly (but no later than [***]) following the Sanofi Participation Election Effective Date with respect to a Collaboration Target (if any) prepare, in consultation with Kymera through the JSC, an updated Late Development Plan for JSC review and approval in accordance with Section 5.3.3.

5.3.3 During the Opt-In Period, on a Collaboration Target-by-Collaboration Target basis:

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(a) The Late Development Plan will contain a plan for Development activities to be undertaken by the Parties until [***] (the “U.S. Development Activities”), which plan will include an anticipated [***] budget of U.S. Development Costs for all activities conducted by the Parties in connection therewith (the “U.S. Development Budget”). On or before [***] during the Opt-In Period, Sanofi will provide to the JSC the then-current Late Development Plan (if any) for the Opt-In Products Directed Against such Collaboration Target, which will include a rolling [***] year U.S. Development Budget. The [***] of the initial U.S. Development Budget will be binding, and [***] of the U.S. Development Budget will be binding only to the extent that Sanofi provides such budget to Kymera after it has completed all necessary internal approvals, otherwise such [***] in such initial U.S. Development Budget will be non-binding. Subsequent Calendar Years of the U.S. Development Budget will be non-binding. The U.S. Development Budget, and each update thereto, will be prepared by the Parties based on each Party’s good faith estimation, consistent with its standard internal practices, of the probable Development activities to be conducted during the relevant U.S. Development Budget period for the United States, and based on and consistent with the documents and information related to the Licensed Products prepared by such Party for its internal use and reference in the budgeting process. Upon request by a Party, the JSC will discuss the appropriate level of detail to include in the U.S. Development Budget for the applicable Development activities to be performed during the period covered by such U.S. Development Budget.

(b) The Parties will (i) review the Late Development Plan at least annually during the period covered by such Late Development Plan for the purpose of considering appropriate amendments thereto to be proposed to the JSC and (ii) then no later than [***] of the then-current Calendar Year beginning with the first full Calendar Year of the Late Development Plan, provide the JSC with a proposed updated Late Development Plan for the JSC’s review and discussion.

(c) Annual updates to the U.S. Development Budget will contain a proposed U.S. Development Budget covering [***], in accordance with the requirements set forth in this Section 5.3.3. The annual updates to the U.S. Development Budget for the United States will further contain any proposed Development activities that were not previously included as Development activities in the then-current Late Development Plan (including any new Indications).

(d) In addition to the annual updates, either Party, through its representatives on the JSC, may propose amendments to any Late Development Plan at any time until such time as no further Development activities are occurring or expected to occur under such Late Development Plan, including amendments to add Development activities to such Late Development Plan (including new Indications). In addition, at least [***], Sanofi will prepare an updated Late Development Plan (including an updated U.S. Development Budget) for JSC review in accordance with Section 9.1.2.

(e) Subject to Section 9.9.2(b)(ii), during the applicable Opt-In Period, no annual update or material amendment to the Late Development Plan will be effective unless and until approved by the JSC.

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(f) Subject to Section 9.9.2(b)(ii), during the applicable Opt-In Period, any additional amendments to the Late Development Plan will be subject to JSC approval in accordance with Sections 5.3 and 9.1.2. In the event of any inconsistency between the Late Development Plan and this Agreement, the terms of this Agreement will prevail.

5.4 Diligence. On a Collaboration Target-by-Collaboration Target basis, during the Sanofi Participation Term, Sanofi will (a) [***], and (b) use Commercially Reasonable Efforts to (i) Develop and (ii) seek Marketing Approval for, in each case ((i)-(ii)), at least one (1) Licensed Product Directed Against such Collaboration Target in at least one (1) Indication in the Field in [***].

5.5 Backup Degraders.

5.5.1 If, [***], Kymera will, upon Sanofi’s written request [***], perform additional Research activities, including to identify and synthesize Backup Degraders (“Backup Research”), in accordance with this Section 5.5; provided that Sanofi will not have a right to request such Backup Research with respect to a Collaboration Target after the first Marketing Approval of a Licensed Product Directed Against such Collaboration Target.

5.5.2 Prior to Kymera commencing any Backup Research for such Collaboration Target, Kymera will notify Sanofi of any Reversion Compounds which are subject to any Pre-Existing Restrictions, and the Parties will mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed) upon a reasonable written plan for such Backup Research (the “Backup Research Plan”), which will include [***] (the “Backup Research Budget”). Sanofi may only include in the Backup Research Plan any Reversion Compounds which are not subject to Pre-Existing Restrictions at the time the Backup Research Plan is prepared; thereafter, any such Reversion Compound will no longer be classified as a “Reversion Compound” and instead will be classified as a “Collaboration Compound” under the Backup Research Plan.

5.5.3 During the Backup Research Term, either Party may, at any time, propose updates or amendments to any Backup Research Plan, which updates or amendments will only become effective by mutual agreement of the Parties.

5.5.4 Following the Parties’ agreement on a Backup Research Plan, during the Backup Research Term, Kymera, directly or through its Affiliates or Subcontractors, will use diligent efforts to perform the Backup Research in accordance with such Backup Research Plan, in a professional and timely manner and in accordance with all Applicable Laws.

5.5.5 Sanofi will reimburse Kymera in accordance with Section 11.6.3 for Kymera’s [***] actually incurred by or on behalf of Kymera or its Affiliates (a) during the Backup Research Term, (b) in accordance with the Backup Research Budget, and (c) in connection with conducting Backup Research activities under this Section 5.5 in accordance with the Backup Research Plan.

5.5.6 [***].

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5.5.7 During the Backup Research Term, Kymera will use the screening assays in accordance with the procedures set forth in the Backup Research Plan to determine whether a given Degrader that is Researched under this Section 5.5 satisfies the Screening Criteria or the Backup Degrader Criteria. All Degraders that meet the Screening Criteria during the Backup Research Term will be Collaboration Compounds under this Agreement, subject to the reversion rights set forth in Section 5.6. Notwithstanding anything herein to the contrary, any Degraders that are Researched by or on behalf of Kymera under this Section 5.5 that do not meet the Screening Criteria will be classified as Excluded Compounds, unless [***].

5.5.8 During the Backup Research Term, Kymera will furnish to the JRDC, within [***], an update on Kymera’s progress under the Backup Research Plan for the applicable Collaboration Target during the relevant Calendar Quarter, including a summary of any results and data generated by Kymera under such Backup Research Plan and an overview of the resources (including an overview of FTEs used by such Party for such Backup Research activities) allocated to activities under such Backup Research Plan during the relevant Calendar Quarter. Kymera will provide the JRDC with such other information, results and data with respect to the Backup Research activities under the Backup Research Plan as any member of the JRDC may reasonably request that are in Kymera’s possession or control. Kymera will provide Sanofi a reasonable opportunity via the JRDC to discuss and provide input with respect to Kymera’s Backup Research activities under the Backup Research Plan, including with respect to the prioritization of Backup Research activities.

5.5.9 In addition to, and without limiting, the reporting requirements in Section 5.5.8, during the Backup Research Term, Kymera will furnish to the JRDC, within [***], a written report on Kymera’s Backup Research activities with respect to Collaboration Compounds that are Researched under Section 5.5.5 and have the potential to be classified as Backup Degraders. Such reports will [***].

5.5.10 During the Backup Research Term, within [***] after Kymera reasonably believes that it has identified a Collaboration Compound that satisfies all of the Backup Degrader Criteria, Kymera will present a written report to Sanofi that identifies such Collaboration Compound [***]. Sanofi may, in its discretion and through the JRDC, request any other information, results or data with respect to such Collaboration Compound as set forth more fully in Section 5.9.2. Within [***] after the delivery of such report (or such longer period of time as may be reasonably determined by the JRDC, but in no event longer than [***]), the JRDC will (a) meet, discuss and review the report and associated data, results and information and (b) determine whether such Collaboration Compound satisfies the Backup Degrader Criteria. If the JRDC determines that such Collaboration Compound satisfies the Backup Degrader Criteria, then such Collaboration Compound will be classified as a “Backup Degrader” under this Agreement. If the JRDC does not believe that such Collaboration Compound satisfies the Backup Degrader Criteria, then Kymera will use diligent efforts to conduct additional Research activities during the remainder of the Backup Research Term in accordance with the Backup Research Plan, and thereafter present a report to the JRDC as and to the extent applicable in this Section 5.5.10. In the event that the JRDC does not agree on whether such Collaboration Compound satisfies the Backup Degrader Criteria, then such dispute will be resolved in accordance with Section 9.9.2(b). Notwithstanding the foregoing, Sanofi may determine, in its sole discretion, that a Collaboration Compound that satisfies at

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least certain of the Backup Degrader Criteria during the Backup Research Term will be selected as a “Backup Degrader” notwithstanding that it does not satisfy all of the Backup Degrader Criteria. Any selection of a Collaboration Compound as a Backup Degrader by the JRDC, by the R&D Expert in accordance with Section 9.9.2(b), or by Sanofi pursuant to the preceding sentence, will be recorded in the minutes of the JRDC.

5.5.11 In the event that Sanofi has provided written notice to Kymera (including via the JRDC) that [***], then, within [***] of the date of receipt of such written notice, Kymera will permit Sanofi to examine the relevant books and records of Kymera and its Affiliates, as may be reasonably necessary to verify the Backup Research updates and progress reports submitted by Kymera in accordance with this Section 5.5; provided that such examination will be subject to customary and reasonable due diligence procedures to preserve the confidential nature of any books or records. An examination by Sanofi under this Section 5.5.11 (a) will occur not more than [***], (b) will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the written notice, (c) will be conducted in such a manner to minimize, to the extent reasonably possible, the period of examination and in no case shall such period exceed [***], and (d) will be conducted by the minimum number of Sanofi employees as necessary to provide requisite subject matter expertise and conduct the review in the allotted timeframe, each of whom shall have appropriate experience in the Research of small molecule compounds and candidates; provided, that if any examination by Sanofi under this Section 5.5.11 reveals any material discrepancy, Kymera will permit Sanofi to conduct additional examination of pertinent books and records for Calendar Years ending not more than [***] before the date of the written notice, during a period limited to minimize the days of examination as much as possible and in no case more than an additional [***]. Sanofi will be provided access to such books and records at Kymera’s facility or facilities where such books and records are normally kept and such examination will be conducted during Kymera’s normal business hours. Upon completion of the examination, Sanofi will provide Kymera and the JRDC a written report disclosing the reason(s) for the difference between the relevant report provided by Kymera and the results and data that should have been generated and the activities that should have been conducted by Kymera during the relevant time. The costs and fees of any examination conducted by Sanofi under this Section 5.5.11 will be borne by Sanofi.

5.5.12 Notwithstanding anything herein to the contrary, in no event will Kymera be required to conduct any Development activities for any Backup Degraders.

5.6 Reversion Compounds.

5.6.1 Effective as of the effective date of expiration of the First Additional Degrader Research Term, all Collaboration Compounds and Collaboration Candidates Directed Against Collaboration Target 1, that were Researched by or on behalf of Kymera under Section 2.4 but are (a) [***], or (b) [***], will, in each case ((a)-(b)) cease to be Collaboration Compounds, Collaboration Candidates or Licensed Products and will be classified as “Reversion Compounds” as of such date [***].

5.6.2 Effective as of the effective date of expiration of the Second Additional Degrader Research Term, all Collaboration Compounds and Collaboration Candidates

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Directed Against Collaboration Target 1 that were Researched by or on behalf of Kymera under Section 2.5 but are (a) [***], or (b) [***], will, in each case ((a)-(b)) cease to be Collaboration Compounds, Collaboration Candidates or Licensed Products and will be classified as “Reversion Compounds” as of such date [***].

5.6.3 Effective as of the expiration of the Backup Research Term (if any), all Collaboration Compounds and Collaboration Candidates Directed Against Collaboration Target 1 that were Researched by or on behalf of Kymera under Section 5.5 but are (a) [***], or (b) [***], will, in each case ((a)-(b)) cease to be Collaboration Compounds, Collaboration Candidates or Licensed Products and will be classified as “Reversion Compounds” as of such date.

5.6.4 Each of the applicable dates for reversion referenced in Sections 5.6.1, 5.6.2 and 5.6.3 will be referred to in this Agreement as the applicable “Reversion Date”.

5.6.5 In addition to the foregoing, if at any time prior to the applicable Reversion Dates, [***], then the Parties will promptly meet and discuss the same in good faith through the JRDC and JPC. In the event that both Parties, through the JRDC and JPC working together, agree to proceed with an early reversion of any such Collaboration Compounds or Collaboration Candidates to Kymera, then the JRDC will identify the applicable Collaboration Compounds or Collaboration Candidates as “Reversion Compounds” and the applicable “Reversion Date” in the minutes of the JRDC.

5.6.6 From and after each applicable Reversion Date, subject to Section 5.5.2, (a) Kymera will retain all right, title and interest in and to all corresponding Reversion Compounds, (b) Sanofi’s licenses and rights under this Agreement will terminate with respect to all corresponding Reversion Compounds, and (c) Kymera will grant a license to Sanofi with respect to the corresponding Reversion Compound Data in accordance with Section 10.1.4.

5.6.7 Notwithstanding anything to the contrary, and for the avoidance of doubt, [***].

5.7 Kymera Opt-In Right.

5.7.1 Subject to the remainder of this Section 5.7, on a Collaboration Target-by-Collaboration Target basis, Sanofi hereby grants to Kymera an exclusive option, exercisable in Kymera’s sole discretion one (1) time per Collaboration Target, to fund fifty percent (50%) of the U.S. Development Costs for Opt-In Products Directed Against a given Collaboration Target in the Field in the United States and share equally (50:50) in the Net Profits and Net Losses of Commercializing Opt-In Products Directed Against such Collaboration Target in the Field in the United States (collectively, the “Kymera Opt-In Right”).

5.7.2 On a Collaboration Target-by-Collaboration Target basis, on the later of (a) the date that is reasonably anticipated to be [***] of a Licensed Product Directed Against the relevant Collaboration Target or (b) [***] after the Sanofi Participation Election Effective Date, Sanofi will provide Kymera with the Opt-In Data Package with respect to such

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Collaboration Target, and Kymera will use such Opt-In Data Package (and any additional information provided by Sanofi pursuant to this Section 5.7) solely to determine whether to exercise the corresponding Kymera Opt-In Right with respect to such Collaboration Target. Additionally, Sanofi will make all material data within the Opt-In Data Package for a Collaboration Target available to Kymera through an electronic data room. Notwithstanding anything herein to the contrary, Sanofi shall not be permitted to [***].

5.7.3 On a Collaboration Target-by-Collaboration Target basis, if such Opt-In Data Package for a given Collaboration Target is incomplete, Kymera may notify Sanofi of the incomplete status of such Opt-In Data Package in writing including any items that, in Kymera’s reasonable determination made in good faith, should have been included in the Opt-In Data Package but were not included therein within [***] after receipt thereof. Following receipt of such notice, Sanofi will promptly deliver to Kymera the additional information requested by Kymera to complete such Opt-In Data Package. For clarity, delivery of such incomplete Opt-In Data Package will not trigger the [***] period after which the Kymera Opt-In Deadline would occur pursuant to Section 5.7.5, but such [***] period after which the Kymera Opt-In Deadline would occur pursuant to Section 5.7.5 will thereafter be triggered on the date of Kymera’s receipt of the additional information requested by Kymera to complete such Opt-In Data Package (such date of receipt in no event to exceed the [***] period described above).

5.7.4 Following delivery of the complete Opt-In Data Package, and prior to the Kymera Opt-In Deadline, Kymera will be entitled to request, through the Alliance Managers and with reasonable advanced notice, [***].

5.7.5 On a Collaboration Target-by-Collaboration Target basis, Kymera will have the right, in its sole discretion, to exercise the Kymera Opt-In Right for a given Collaboration Target by delivering to Sanofi the following within [***] after the delivery of the Opt-In Data Package with respect to such Collaboration Target (the end of such [***] period, the “Kymera Opt-In Deadline”): (a) written notice of exercise (each such notice, the “Kymera Opt-In Exercise Notice”) and (b) reasonable documentation demonstrating that Kymera has enough cash to cover its allocation of costs and expenses according to the proposed budget for the first year of Development and Commercialization of Licensed Products contemplated by the relevant Opt-In Data Package, and a reasonable plan to cover its allocation of costs and expenses according to the proposed budget for the subsequent [***] of Development and Commercialization of Licensed Products contemplated by the relevant Opt-In Data Package.

5.7.6 On a Collaboration Target-by-Collaboration Target basis, if Kymera provides a Kymera Opt-In Exercise Notice for a given Collaboration Target in accordance with Section 5.7.5, then (a) Kymera will have exercised the Kymera Opt-In Right with respect to such Collaboration Target, and (b) the date of receipt of such Kymera Opt-In Exercise Notice will be the “Kymera Opt-In Effective Date” with respect to such Collaboration Target.

5.7.7 On a Collaboration Target-by-Collaboration Target basis, if Kymera fails to provide a Kymera Opt-In Exercise Notice in accordance with Section 5.7.5 with

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respect to a Collaboration Target prior to the Kymera Opt-In Deadline for such Kymera Opt-In Right, the Kymera Opt-In Right will expire and be of no further force or effect with respect to such Collaboration Target.

5.7.8 On a Collaboration Target-by-Collaboration Target basis, if Kymera exercises the Kymera Opt-In Right with respect to a Collaboration Target, the Parties will negotiate in good faith the terms of a cost and profit sharing agreement which will include the terms set forth on Exhibits A and C (the “Cost/Profit Sharing Agreement”), within [***] of Sanofi’s receipt of the Kymera Opt-In Exercise Notice with respect to such Collaboration Target provided that the terms of Exhibits A and C shall govern until such Cost/Profit Sharing Agreement is executed.

5.7.9 On a Collaboration Target-by-Collaboration Target basis, the Cost/Profit Sharing Agreement will provide that each of Kymera and Sanofi will be entitled to and bear fifty percent (50%) of all Net Profits and Net Losses incurred in each Calendar Quarter that the Cost/Profit Sharing Agreement is in effect with respect to all Opt-In Products being sold in the United States by or on behalf of the Parties or their Affiliates or (sub)licensees, pursuant to the terms of Exhibit C (the “Cost/Profit Share”). On a Collaboration Target-by-Collaboration Target basis, the Cost/Profit Share will commence on the Kymera Opt-In Effective Date and immediately terminate on the earliest to occur of (w) [***] of Kymera providing written notice that is terminating the Cost/Profit Share (the “Opt-Out Right”), (x) [***] (the “Opt-In Period”). If the Opt-In Period for a Collaboration Target terminates pursuant to clauses (w) or (x) in the immediately preceding sentence, then the Royalty Term will apply with respect to such Collaboration Target.

5.7.10 If Kymera fails to pay amounts owed under the Opt-In Period for U.S. Development Costs or the Cost/Profit Share (the “Funding Failure”), then, subject to the cure period set forth in the Cost/Profit Sharing Agreement, Sanofi will be entitled, in its sole discretion, to [***]. The remedies set forth in this Section 5.7.10 will be Sanofi’s sole and exclusive remedy with respect to such Funding Failure.

5.7.11 Notwithstanding anything to the contrary:

(a) if the Opt-In Period terminates pursuant to clause (w) of Section 5.7.9, then the Co-Promote Period will terminate on the [***]; provided that if [***];

(b) if the Opt-In Period terminates pursuant to clauses (x) or (z) of Section 5.7.9, then the Co-Promote Period will terminate on the [***] (the “Co-Promotion Wind-Down Period”); provided that, if [***]; and

(c) if the Opt-In Period terminates pursuant to clause (y) of Section 5.7.9, then the Co-Promote Period will terminate on the effective date of termination of the Opt-In Period.

5.7.12 For clarity, the terms of this Section 5.7 are on a Collaboration Target-by-Collaboration Target basis, and the application of such terms for a given Collaboration Target have no effect on the other Collaboration Target.

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5.8 Development Costs.

5.8.1 On a Collaboration Target-by-Collaboration Target basis, unless and until Kymera exercises the Kymera Opt-In Right for a given Collaboration Target, during the Sanofi Participation Term with respect to such Collaboration Target, Sanofi will be solely responsible for all costs and expenses incurred in connection with the Development of Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target in the Field in the Territory.

5.8.2 On a Collaboration Target-by-Collaboration Target basis, if Kymera exercises the Kymera Opt-In Right for a given Collaboration Target, then during the applicable Opt-In Period, (a) the Parties will share all U.S. Development Costs for all Development activities for Opt-In Products Directed Against such Collaboration Target in the Field in the United States in accordance with the applicable Cost/Profit Sharing Agreement, and (b) Sanofi will be solely responsible for all costs and expenses incurred in connection with the Development of Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target in the Field in the Rest of the World.

5.9 Records; Reporting.

5.9.1 Each Party will maintain, and [***] to maintain, records of the Development activities under this Agreement in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which will be complete and accurate in all material respects and will fully and properly reflect all work done, data and developments made, and results achieved.

5.9.2 Each Party will furnish to the JSC, (a) prior to any Kymera Opt-In Effective Date, on a semi-annual basis, to the extent applicable to such Party, and (b) during the applicable Opt-In Period, within [***], to the extent applicable to such Party, in each case ((a)-(b)), an update on such Party’s progress under the Late Development Plan for the applicable Collaboration Target during the relevant period, including a summary of any results and data generated by such Party under such Late Development Plan and an overview of the resources (including an overview of FTEs used by such Party for such Development activities), allocated to activities under such Late Development Plan during the relevant period. Such Party will provide the JSC with such other material information, results and data with respect to the Development activities under the Late Development Plan as any member of the JSC may reasonably request that are in such Party’s possession or control. In the event Kymera is a Reporting Company, Sanofi will provide Kymera such information regarding its Development activities under the Late Development Plan that is necessary for Kymera to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission).

5.9.3 On a Collaboration Target-by-Collaboration Target basis, [***].

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Article 6
Commercialization

6.1 General. Subject to the terms and conditions set forth in this Agreement, on a Collaboration Target-by-Collaboration Target basis, during the Sanofi Participation Term, the Parties will conduct Commercialization activities for the Licensed Products Directed Against such Collaboration Target in the Field in the Territory as further set forth in this Article 6. On a Collaboration Target-by-Collaboration Target basis, during the Sanofi Participation Term, Sanofi will be solely responsible for all Commercialization activities relating to the Licensed Products Directed Against such Collaboration Target in the Field in the Territory, including the booking of all sales of such Licensed Products, subject to Kymera’s right to perform certain Co-Promotion activities (with Sanofi) in the Field in the United States for Opt-In Products Directed Against such Collaboration Target as specified in Section 6.3.

6.2 Kymera Co-Promote Right. Subject to the remainder of this Section 6.2 and Exhibit B, on a Collaboration Target-by-Collaboration Target basis, Sanofi hereby grants to Kymera an exclusive option, exercisable in Kymera’s sole discretion one (1) time per Collaboration Target, to conduct between [***] and [***] of all Co-Promotion activities for Opt-In Products Directed Against such Collaboration Target in the Field in the United States (the “Kymera Co-Promote Right”); provided that such Kymera Co-Promote Right will expire immediately with respect to such Collaboration Target if Kymera did not exercise the Kymera Opt-In Right prior to the corresponding Kymera Opt-In Deadline or the corresponding Cost/Profit Share has been terminated.

6.2.1 On a Collaboration Target-by-Collaboration Target basis, on or about the date is reasonably anticipated to be [***], Sanofi will provide Kymera with the Co-Commercialization Plan with respect to such Collaboration Target, and Kymera will use such Co-Commercialization Plan (and any additional information provided by Sanofi pursuant to this Section 6.2) solely to determine whether to exercise the corresponding Kymera Co-Promote Right with respect to such Collaboration Target. Additionally, Sanofi will make all material data within the Co-Commercialization Plan for a Collaboration Target available to Kymera through an electronic data room.

6.2.2 On a Collaboration Target-by-Collaboration Target basis, if such Co-Commercialization Plan for a given Collaboration Target is incomplete with respect to related Co-Promotion activities, Kymera may notify Sanofi of the incomplete status of such Co-Commercialization Plan in writing including any items that, in Kymera’s reasonable determination made in good faith, should have been included in the Co-Commercialization Plan but were not included therein within [***] after receipt thereof. [***]. For clarity, delivery of such incomplete Co-Commercialization Plan will not trigger the [***] period after which the Kymera Co-Promote Right Deadline would occur pursuant to Section 6.2.4, but such [***] period after which the Kymera Co-Promote Right Deadline would occur pursuant to Section 6.2.4 will thereafter be triggered on the date of Kymera’s receipt of the additional information requested by Kymera to complete such Co-Commercialization Plan.

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6.2.3 Following delivery of the complete Co-Commercialization Plan, and prior to the Kymera Co-Promote Right Deadline, Kymera will be entitled to request, through the Alliance Managers and with reasonable advanced notice, [***].

6.2.4 On a Collaboration Target-by-Collaboration Target basis, Kymera will have the right, in its sole discretion, to exercise the Kymera Co-Promote Right for a given Collaboration Target by delivering to Sanofi the following within [***] after the delivery of the Co-Commercialization Plan with respect to such Collaboration Target (the end of such [***] period, the “Kymera Co-Promote Right Deadline”): (a) written notice of exercise (each such notice, the “Kymera Co-Promote Right Exercise Notice”) and (b) reasonable documentation demonstrating that Kymera has (i) the necessary sales force in place to Co-Promote the Licensed Products Directed Against such Collaboration Target in the Field in the United States or (ii) a plan reasonably designed to build such sales force to Co-Promote the Licensed Products Licensed Products Directed Against such Collaboration Target in the Field in the United States at least [***] before the anticipated First Commercial Sale of the first Licensed Product Directed Against such Collaboration Target in the Field in the United States; provided that, Kymera will not be entitled to use in such sales force any field personnel who are responsible for promoting Collaboration Target 1 Degraders in the Excluded Field.

6.2.5 On a Collaboration Target-by-Collaboration Target basis, if Kymera provides a Kymera Co-Promote Right Exercise Notice for a given Collaboration Target in accordance with Section 6.2.4, then (a) Kymera will have exercised the Kymera Co-Promote Right with respect to such Collaboration Target, and (b) the date of such Kymera Co-Promote Right Exercise Notice will be the “Kymera Co-Promote Effective Date” with respect to such Collaboration Target.

6.2.6 On a Collaboration Target-by-Collaboration Target basis, if Kymera fails to provide a Kymera Co-Promote Right Exercise Notice in accordance with Section 6.2.4 with respect to a Collaboration Target prior to the Kymera Co-Promote Right Deadline for such Kymera Co-Promote Right, the Kymera Co-Promote Right will expire and be of no further force or effect with respect to such Collaboration Target.

6.2.7 On a Collaboration Target-by-Collaboration Target basis, if Kymera exercises the Kymera Co-Promote Right with respect to a Collaboration Target, the Parties will negotiate in good faith the terms of a definitive Co-Promotion Agreement covering the Co-Promotion activities for Licensed Products Directed Against such Collaboration Target in the Field in the United States which will include the terms set forth on Exhibit B (the “Co-Promotion Agreement”), within [***] of Sanofi’s receipt of the Kymera Co-Promote Exercise Notice with respect to such Collaboration Target; provided that, the terms of Exhibit B shall govern until such Co-Promotion Agreement is executed.

6.2.8 For clarity, the terms of this Section 6.2 are on a Collaboration Target-by-Collaboration Target basis, and the application of such terms for a given Collaboration Target have no effect on the other Collaboration Target.

6.3 Co-Commercialization Plan. On a Collaboration Target-by-Collaboration Target basis, but only during the Co-Promote Period:

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6.3.1 The Commercialization of the Opt-In Products Directed Against such Collaboration Target in the United States will be conducted pursuant to the Co-Commercialization Plan, which will at a minimum include a reasonably detailed plan for the Commercialization of the Opt-In Products Directed Against such Collaboration Target in the United States. At least [***] prior to the anticipated date of First Commercial Sale of the first Opt-In Product Directed Against such Collaboration Target in the United States (or such other time as may be mutually agreed by the Parties), Sanofi will prepare, in consultation with Kymera via the JCC, a proposed initial Co-Commercialization Plan for the JCC’s review, discussion and approval. The JCC will endeavor to approve the initial Co-Commercialization Plan at least [***] prior to anticipated date of First Commercial Sale of an Opt-In Product Directed Against such Collaboration Target in the United States. The initial Co-Commercialization Plan for a given Collaboration Target will not be effective unless and until approved by the JCC.

6.3.2 On a Collaboration Target-by-Collaboration Target basis, the Co-Commercialization Plan for a given Collaboration Target will contain a [***] rolling budget for the probable Allowed Expenses for the Commercialization activities to be performed for the United States during the then-current Calendar Year (broken down by Calendar Quarter) and the [***] of the Co-Commercialization Plan, and will be updated by Sanofi annually on a rolling [***] period basis. Such initial Co-Commercialization Plan will include a budget for the then-current Calendar Year commencing as of the date of such initial Co-Commercialization Plan and ending [***] of such Calendar Year and [***] thereafter [***] (each such budget, a “Co-Commercialization Budget”). The [***] of the initial Co-Commercialization Budget will be binding. [***]. The initial Co-Commercialization Budget for the Co-Commercialization Plan, and each update thereto, will be prepared by Sanofi based on Sanofi’s good faith estimation, consistent with its standard internal practices, of the probable Commercialization activities to be conducted in the United States during the relevant Co-Commercialization Budget period, and based on and consistent with the documents and information related to the Opt-In Products Directed Against such Collaboration Target prepared by Sanofi for its internal use and reference in the budgeting process. Upon request by a Party, the JCC will discuss the appropriate level of detail to include in a Co-Commercialization Budget for the applicable Commercialization activities to be performed during the period covered by such Co-Commercialization Budget.

6.3.3 On a Collaboration Target-by-Collaboration Target basis, Sanofi, in consultation with Kymera via the JCC, will (a) review the Co-Commercialization Plan for a given Collaboration Target at least annually for the purpose of considering appropriate amendments thereto to be proposed to the JCC and (b) then no later than [***] of the then-current Calendar Year beginning with the first full Calendar Year of the initial Co-Commercialization Plan, provide the JCC with a proposed updated Co-Commercialization Plan for the JCC’s review, discussion and approval. The JCC will endeavor to approve such updated Co-Commercialization Plan for such Collaboration Target no later than [***] of the then-current Calendar Year. Annual updates to the Co-Commercialization Budget for such Collaboration Target will contain a proposed Co-Commercialization Budget covering (i) the next Calendar Year, broken down by Calendar Quarter, and (ii) each of the [***], in each case ((i) and (ii)), in accordance with the requirements set forth in Section 6.3.2. In addition to the annual update, either Party, through its representatives on the JCC, may propose amendments

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to the Co-Commercialization Plan for such Collaboration Target at any time. No update or amendment to the Co-Commercialization Plan for such Collaboration Target will be effective unless and until approved by the JCC.

6.4 Commercialization Activities in the United States.

6.4.1 On a Collaboration Target-by-Collaboration Target basis, during the applicable Co-Promote Period, for each Opt-In Product Directed Against such Collaboration Target in the United States, Sanofi will be solely responsible for all Commercialization activities for each Opt-In Product Directed Against such Collaboration Target in the Field in the United States, including handling all returns, recalls, order processing, invoicing and collection, booking of sales, inventory and receivables, and managed and government pricing programs, other than Kymera’s Co-Promotion activities with respect to such Opt-In Product Directed Against such Collaboration Target as set forth in the Co-Promotion Agreement. Kymera will not accept orders for any Opt-In Product Directed Against such Collaboration Target or make sales for its own account or for Sanofi’s account, and if Kymera receives any order for an Opt-In Product Directed Against such Collaboration Target in the United States, then it will refer such orders to Sanofi for acceptance or rejection.

6.4.2 On a Collaboration Target-by-Collaboration Target basis, if Kymera does not exercise the Kymera Co-Promote Right with respect to a given Collaboration Target (or thereafter exercises the corresponding Kymera Co-Promote Opt-Out Right for such Collaboration Target), then Sanofi will be solely responsible for all Commercialization activities for each Licensed Product Directed Against such Collaboration Target in the Field in the United States, including development and implementation of a promotional strategy, handling all returns, recalls, order processing, invoicing and collection, booking of sales, inventory and receivables, and managed and government pricing programs.

6.5 Commercialization Activities in the Rest of World. On a Collaboration Target-by-Collaboration Target basis, Sanofi will be solely responsible for all Commercialization activities for each Licensed Product Directed Against such Collaboration Target in the Field in the Rest of World including development and implementation of a promotional strategy, handling all returns, recalls, order processing, invoicing and collection, booking of sales, inventory and receivables, and managed and government pricing programs.

6.6 No Commercialization Activities in the Excluded Field. For clarity, in no event will any of the Commercialization activities under this Agreement be conducted in the Excluded Field.

6.7 Diligence.

6.7.1 On a Collaboration Target-by-Collaboration Target basis, during the applicable Co-Promote Period (if any), Kymera will use diligent efforts to perform its Co-Promotion activities for the Opt-In Products Directed Against such Collaboration Target in the Field in the United States in accordance with the Co-Commercialization Plan and the Co-Promotion Agreement for such Collaboration Target.

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6.7.2 On a Collaboration Target-by-Collaboration Target basis, Sanofi will use diligent efforts to perform its Commercialization activities for the Opt-In Products Directed Against such Collaboration Target in the Field in the United States in accordance with the Co-Commercialization Plan and the Co-Promotion Agreement (if any) for such Collaboration Target.

6.7.3 On a Collaboration Target-by-Collaboration Target basis, during the Sanofi Participation Term for a given Collaboration Target, [***].

6.8 Reports. During the Co-Promote Period (if any):

6.8.1 On a Collaboration Target-by-Collaboration Target basis, [***], each Party will provide to the JCC during the applicable Co-Promote Period (if any), a summary of material Commercialization activities undertaken by or on behalf of such Party in the Field in the Territory during such Calendar Quarter with respect to Licensed Products Directed Against such Collaboration Target, and an overview of the resources, including an overview of FTEs, allocated to activities under the Co-Commercialization Plan during the relevant Calendar Quarter. Such Party will provide the JCC with such other information with respect to the Commercialization activities as any member of the JCC may reasonably request that are in such Party’s Control. Each Party will maintain records relating to its sales force and account management. Kymera’s obligations under this Section 6.8.1 will only apply during the Co-Promote Period for a particular Collaboration Target.

6.8.2 Sanofi will be responsible for the creation, preparation, production, reproduction, review (medical, legal, and regulatory), and filing with the applicable Regulatory Authorities, of promotional materials relating to each Licensed Product in the Field in the Territory. All such promotional materials will be compliant with Applicable Law. Unless prohibited under Applicable Law, Sanofi will include a reference in such promotional materials to such Licensed Product as being marketed by Sanofi and Kymera in the Field in the Territory. Sanofi will own all rights, title, and interest, in and to any and all promotional materials for any Licensed Product in the Field in the Territory.

6.8.3 On a Collaboration Target-by-Collaboration Target basis, [***].

6.9 Advertising and Promotional Materials.

6.9.1 Sanofi, in its reasonable discretion, will lead and develop (and thereafter modify and update) a branding strategy (including positioning, messages, logo, colors, and other visual branding elements) (a “Branding Strategy”) for each Licensed Product in the Field in the Territory. During the Research Term, Kymera, in its reasonable discretion, will lead and develop the International Nonproprietary Name (INN) submission request process for Licensed Products Directed Against Collaboration Target 1; provided that (i) Kymera shall provide a draft of the INN submission to Sanofi prior to its submission, (ii) Sanofi shall have [***] to review such submission and provide comments to Kymera and (iii) Kymera shall consider any such comments provided by Sanofi in good faith; provided further that, in the event that Applicable Law requires Sanofi to be the filing party for such INN submission, Kymera shall continue to lead and develop the INN submission request process, and Sanofi

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shall be responsible for filing the INN. During the Sanofi Participation Term (if any), Sanofi, in its reasonable discretion, will lead and develop the INN submission request process for Licensed Products Directed Against Collaboration Target 1; provided that, (i) Sanofi shall provide such INN submission to Kymera prior to its submission, (ii) Kymera shall have [***] to review such submission and provide comments to Sanofi and (iii) Sanofi shall consider any such comments provided by Kymera in good faith.

6.9.2 Sanofi will be responsible for the creation, preparation, production, reproduction, review (medical, legal, and regulatory), and filing with the applicable Regulatory Authorities, of Promotional Materials relating to each Licensed Product. All such Promotional Materials will be compliant with Applicable Law. During the Co-Promote Period and in respect of materials for the U.S., (i) all Promotional Materials will be consistent in all material respects with the Co-Commercialization Plan for such Licensed Product and (ii) unless prohibited under Applicable Law, Sanofi will include a reference in such Promotional Materials to such Licensed Product as being marketed by Sanofi and Kymera in the approved Indication in the Field in the Territory. Sanofi will own all rights, title, and interest, in and to any and all Promotional Materials for any Licensed Product.

6.9.3 Sanofi will develop and approve packaging and labeling for each Licensed Product, which in all cases will be in accordance with Applicable Law. During the Co-Promote Period, such activities further will be consistent with the Co-Commercialization Plan.

6.9.4 Sanofi will have the sole right to determine and own the trademarks used in connection with the Development, Manufacture and Commercialization of the Licensed Products on a worldwide basis. Subject to any pre-existing trademarks a Party may have, neither Party will, directly or indirectly: (a) use in their respective businesses, any trademark that is confusingly similar to, misleading, or deceptive with respect to or that dilutes any trademark for a Licensed Product; and (b) do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the trademarks for any Licensed Product. Each Party agrees to conform to the customary industry standards for the protection of trademarks for Licensed Products and such guidelines of Sanofi with respect to manner of use (in the case of Kymera, as provided in writing by Sanofi) of the trademarks for Licensed Products. Without limiting any pre-existing trademarks a Party may have, neither Party will, directly or indirectly, attack, dispute, or contest the validity of or ownership of such trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

6.10 Sales and Distribution. Notwithstanding anything to the contrary contained in this Agreement, Sanofi and its Affiliates will, as between the Parties, have the sole right to book sales, warehouse and distribute Licensed Products in the Field in the Territory.

6.11 Recalls, Market Withdrawals or Corrective Actions. In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with a Licensed Product in the Field in the Territory, Sanofi will, as between the Parties, have the sole right to decide whether to conduct a recall and the manner in which any such recall will be conducted. Without limiting any indemnification obligation Kymera may have under this

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Agreement, (a) during the applicable Opt-In Period, [***], (b) during any time other than the applicable Opt-In Period, [***], and (c) [***].

6.12 Pricing Approvals and Combination Product Decisions. For all Licensed Products, Sanofi will exclusively control without coordination by the JCC (a) all Price Approvals and (b) all decisions with respect to Commercialization of such Licensed Products as Combination Products. Kymera will provide Sanofi with reasonable assistance and cooperation with respect to obtaining pricing and reimbursement approvals for all such Licensed Products, at Sanofi’s request and expense, subject to the Cost/Profit Share, if applicable.

6.13 Subcontracts. Subject to any applicable Cost/Profit Sharing Agreement or Co-Promote Agreement, each Party will be entitled to utilize the services of Third Parties to perform Commercialization activities under this Agreement, provided that (a) such Party will require that such Third Party perform its obligations in a manner consistent with the terms of this Agreement, (b) if such Party is Kymera, (i) Sanofi will have the right to conduct customary reviews and audits of Kymera and its Affiliates and (ii) Kymera will use diligent efforts to obtain for Sanofi the right to conduct customary reviews and audits of its Approved Third Party Contractors, in each case ((i) and (ii)), upon [***] prior written notice, to confirm such Parties’ compliance with the Co-Promotion Agreement and (c) such Party will remain at all times fully liable for its responsibilities. Each Party will require that any such Third Party agreement entered into by such Party pursuant to this Section 6.13 [***]. For clarity, [***]. In each agreement with a Third Party that relates solely to Collaboration Compounds, Collaboration Candidates or Licensed Products, the subcontracting Party will use Commercially Reasonable Efforts to require that such agreement is freely assignable.

Article 7
Regulatory Matters

7.1 Regulatory Lead Responsibilities. Subject to Section 6.12, on a Collaboration Target-by-Collaboration Target basis, the Regulatory Lead will be solely responsible for all regulatory matters in the Territory relating to the Collaboration Candidates and Licensed Products Directed Against such Collaboration Target for which such Party is the Regulatory Lead. The Regulatory Lead will own all INDs, NDAs, Marketing Approvals, Regulatory Filings, Price Approvals and related regulatory documents in the Territory with respect to such Collaboration Candidates and Licensed Products Directed Against such Collaboration Target, including any drug master files maintained by such Regulatory Lead solely with respect thereto in the Territory. The role of Regulatory Lead may transition from one Party to the other Party as contemplated by the definition of such term, and the Parties will document such transition in writing. On a Collaboration Target-by-Collaboration Target basis, the Regulatory Lead will be the sole point of contact with Regulatory Authorities with respect to the Collaboration Candidates and Licensed Products Directed Against such Collaboration Target.

7.2 Assignment of Regulatory Filings. To the extent not already completed pursuant to Section 3.1.1(e), On a Collaboration Target-by-Collaboration Target basis, within [***] following Sanofi Participation Election Effective Date for a given Collaboration Target (if any), Kymera will transfer and assign to Sanofi Kymera’s entire right, title, and interest in and to all INDs, other Regulatory Filings, and other regulatory documentation in the Territory with respect

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to all Collaboration Candidates and Licensed Products Directed Against such Collaboration Target that is in the possession and control of Kymera, excluding any drug master files maintained by Kymera or a Third Party solely with respect thereto.

7.3 Communications with Regulatory Authorities.

7.3.1 On a Collaboration Target-by-Collaboration Target basis, (a) Kymera, as Regulatory Lead, with respect to Material Communications with a Regulatory Authority in the Territory, and (b) Sanofi, as Regulatory Lead prior to and during the Opt-In Period, with respect to Material Communications with a Regulatory Authority in the Major Market Countries, as applicable, will:

(a) provide the JSC (or a Committee or Subcommittee to which the JSC has delegated responsibility) for its review and discussion with a brief description in English of the principal issues raised in each Material Communication with Regulatory Authorities with respect to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Target for which such Party is the Regulatory Lead, including any communications with a Regulatory Authority with respect to any audit or inspection of such Party or any of its Affiliates or Subcontractors conducted by a Regulatory Authority and related findings thereunder to the extent such audit or inspection relates to the activities conducted under this Agreement;

(b) provide such descriptions of such Material Communications to the JSC as part of the quarterly updates regarding Development and Commercialization activities with respect to such Collaboration Target, if related to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Target (except, solely with respect to the U.S., within [***] after receipt thereof), if related to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Target; and

(c) allow the other Party a reasonable opportunity to review and comment on such Regulatory Lead’s proposed response to such Material Communication in advance of the transmission of such response, and the Regulatory Lead will reasonably consider all comments timely provided by such other Party in connection therewith; provided that Sanofi will not be obligated to provide Kymera the right to review or comment on Sanofi’s proposed response to a Material Communication to a Major Market Country other than the U.S., even during the Opt-In Period.

7.3.2 Subject to Section 7.3.1, Sanofi, as Regulatory Lead, will keep Kymera reasonably informed of its progress with Regulatory Authorities with respect to Collaboration Candidates and Licensed Products pursuant to the Late Development Plan and JSC as part of the quarterly updates regarding Development and Commercialization activities with respect to such Collaboration Candidates and Licensed Products.

7.4 Regulatory Meetings. On a Collaboration Target-by-Collaboration Target basis, (a) Kymera, as Regulatory Lead, with respect to meetings with a Governmental Authority in the Territory, and (b) Sanofi, as Regulatory Lead both prior to and during the Opt-In Period, with respect to meetings with a Governmental Authority in the U.S., as applicable, will provide the other Party with reasonable advance notice of all meetings with Governmental Authorities

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pertaining to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Target for which such Party is the Regulatory Lead, or with as much advance notice as practicable under the circumstances. To the extent permitted by the applicable Government Authority, the non-Regulatory Lead may have up to [***] attend all such meetings.

7.5 Submissions. On a Collaboration Target-by-Collaboration Target basis, (a) Kymera, as Regulatory Lead, with respect to submissions to a Governmental Authority in the Territory, and (b) Sanofi, as Regulatory Lead prior to and during the Opt-In Period, with respect to meetings with a Governmental Authority in Major Market Countries, as applicable, will provide the non-Regulatory Lead, through the JSC, with written notice of each of the following events with regard to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Target for which such Party is the Regulatory Lead (a) within a reasonable period of time following the occurrence thereof (but in any event no later than [***] thereafter), to the extent notice was not previously provided: [***].

7.6 Pharmacovigilance.

7.6.1 On a Collaboration Target-by-Collaboration Target basis, prior to the Initiation of the first Clinical Trial for a Licensed Product or earlier upon the written request of either Party, the Parties will enter into a pharmacovigilance agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Licensed Products, such as safety data sharing, adverse events reporting and safety profile monitoring with respect to Licensed Products Directed Against such Collaboration Target (the “Pharmacovigilance Agreement”). Such procedures will be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Law. Each Party will be responsible for reporting quality complaints, adverse events and safety data related to the Licensed Products to the applicable Regulatory Authorities in its territory, as well as responding to safety issues and to all requests of Regulatory Authorities related to the Licensed Products in its territory, in each case at its own cost. The initial global safety database will be established by Kymera using its Approved Third Party Contractors, and Kymera will, at Kymera’s sole cost and expense, transfer such global safety database to Sanofi upon Sanofi’s written request reasonably in advance of the desired transfer date, which transfer date will be no later than [***] and in the form requested by Sanofi. Prior to such transfer Kymera shall provide to Sanofi all safety information obtained by Kymera for the Licensed Products prior to Sanofi’s assumption and implementation of the global safety database in accordance with the Pharmacovigilance Agreement. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to [***] comply with such obligations. Among other things, the Pharmacovigilance Agreement will provide the right for each Party to cross-reference all relevant safety data of the other Party.

7.6.2 Without limiting the foregoing, (a) if a Material Safety Event occurs during the Sanofi Participation Term, and [***], Sanofi will provide written notice thereof to Kymera (a “Sanofi Material Safety Event Notice”) and (b) if a Party, in accordance with such Party’s internal operating procedures consistently applied across its own pharmaceutical products, determines that a Material Safety Event has occurred with respect to a Clinical Trial conducted by or on behalf of Kymera under this Agreement, such Party will provide written

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notice thereof to the other Party (a “Kymera Material Safety Event Notice”). Any such notice issued by a Party under this Section 7.6.2 will include [***].

7.7 Right of Reference. To the extent necessary or useful to exercise Sanofi’s rights under the Exclusive Licenses, Kymera hereby grants, and shall ensure that its Affiliates grant, to Sanofi and its permitted Sublicensees a “right of reference or use” (as that term is defined in 21 C.F.R. §314.3(b), as amended from time to time, and any foreign equivalent thereto), to any drug master files maintained by Kymera or a Third Party solely with respect to all INDs, other Regulatory Filings, and other regulatory documentation in the Territory with respect to all Collaboration Candidates and Licensed Products Directed Against such Collaboration Target that is in the possession and control of Kymera, and Kymera shall provide appropriate notification of Sanofi’s access and reference rights to the applicable Regulatory Authorities requested by Sanofi.

Article 8
Manufacturing

8.1 Technology Transfer.

8.1.1 Transfer Timing.

(a) Under the Original Agreement, Kymera conducted a technology transfer of CMC information for [***] to Sanofi or its designated CMO.

(b) Kymera will conduct a technology transfer of CMC information for the [***] to be completed (i) if such transfer occurs upon the achievement of [***], at least
[***] prior to the anticipated transfer of Development responsibility to Sanofi for the applicable Degrader Directed Against Collaboration Target 1, (ii) if such transfer occurs after the achievement of [***] for the applicable Degrader Directed Against Collaboration Target 1 [***], and (iii) at least [***] prior to the anticipated transfer of Development responsibility to Sanofi for the applicable Degrader Directed Against Collaboration Target 2. Such transfer will be conducted pursuant to a transfer plan to be agreed upon by the Parties and approved by the JMC (the “CMC Transfer Plan”) in accordance with the timelines set forth in this clause (b).

8.1.2 Process of Transfer to CMO. On a Collaboration Candidate-by-Collaboration Candidate basis, the CMC Transfer Plan will require that Kymera initiate a technology transfer of the relevant CMC information to Sanofi or its designated CMO. Such transfer will include a transfer of Kymera Background Know-How that is necessary for the Manufacture of the relevant Collaboration Candidates. Kymera will make available its personnel on a reasonable basis to consult with Sanofi or such CMO with respect thereto. Except as set forth in the previous sentence, Sanofi will bear the costs of conducting each CMC Transfer Plan. For each Collaboration Candidate, Kymera will not be required to perform technology transfer to more than one (1) CMO for each stage of such the relevant supply chain (i.e., non-GMP starting material, bulk drug substance, bulk drug product and finished product). Promptly after Sanofi’s written request, Kymera will use diligent efforts to assign to Sanofi any manufacturing agreement between Kymera and a CMO that is solely related to the manufacture of relevant Collaboration Candidates. Subject to applicable confidentiality obligations, Kymera will promptly provide to Sanofi a copy of any such

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manufacturing agreement and, to the extent permitted by such manufacturing agreement, reasonable access to personnel from such CMO. Such assignment will be subject to the terms and conditions of such agreement, including any required consents of such CMO and Sanofi’s written agreement to assume all the obligations of Kymera under such agreement to be undertaken after such assignment, but Kymera will remain solely responsible for its obligations under such agreement arising prior to such assignment. Except as provided in the immediately preceding sentence, Sanofi will be solely responsible for contracting with such CMO (and any other CMO to whom a technology transfer has been or will be conducted as set forth in this Section 8.1) for the supply of relevant Collaboration Candidates and Licensed Products and Kymera will have no obligations under such agreement between Sanofi and such CMO.

8.2 Research Term Supply.

8.2.1 On a Collaboration Target-by-Collaboration Target basis, Kymera (through itself, its Affiliates or CMOs) will be solely responsible, [***], for Manufacturing all Collaboration Compounds, Collaboration Candidates and Licensed Products required to conduct Kymera’s activities under the Research Plan or Early Development Plan. Notwithstanding the foregoing, Sanofi (through itself, its Affiliates or CMOs) will be responsible, [***], for (a) the CMC process development of such Collaboration Candidates and Licensed Products Directed Against the relevant Collaboration Target in accordance with the Research Plan or Early Development Plan (as applicable), and (b) Manufacturing all Collaboration Compounds, Collaboration Candidates and Licensed Products required to conduct the Phase 2 Activities or Sanofi’s activities under the Early Development Plan (if any) or Late Development Plan (if any).

8.2.2 Under the Original Agreement, [***]. Sanofi is responsible for completing Manufacturing of [***] using such delivered starting materials at Sanofi’s cost and expense. If Sanofi provides a written notice to Kymera with a request to [***], Kymera will, within [***] of a request from Sanofi, authorize the applicable CMOs to accept orders for starting materials and for Manufacturing of active ingredients from Sanofi, Sanofi may engage the applicable CMOs for such purposes, and all such starting materials and Manufacturing will be obtained at Sanofi’s cost and expense.

8.2.3 Under the Original Agreement, Kymera supplied to Sanofi or its designated CMO quantities of [***] as set forth in the then-current Research Plan to enable Sanofi to execute its comparability protocol as set forth in the Research Plan. To the extent required by Sanofi, the Parties will enter into an agreement that details the quality assurance obligations of each Party.

8.2.4 The JMC, in consultation with the JRDC, will be responsible for monitoring Kymera’s progress under the Early Development Plan to anticipate, and plan for, the transition of Manufacturing activities to Sanofi based on the anticipated Development timelines set forth in the Early Development Plan and the Late Development Plan. With respect to [***].

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8.3 Sanofi Participation Term Supply.

8.3.1 On a Collaboration Target-by-Collaboration Target basis, Sanofi (through itself, its Affiliates or CMOs) will be responsible, at its cost and expense, for Manufacturing (including CMC process development) for Sanofi use in the Development and Commercialization of Collaboration Candidates and Licensed Products Directed Against such Collaboration Target.

8.3.2 Notwithstanding Section 8.3.1, on a Collaboration Target-by-Collaboration Target basis, if Kymera exercises the Kymera Opt-In Right with respect to a Collaboration Target, Sanofi’s fully burdened manufacturing cost for all Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against the relevant Collaboration Target will be shared by the Parties in accordance with the relevant Cost/Profit Sharing Agreement.

8.4 CMOs. Each Party will be entitled to utilize the services of CMOs to perform Manufacturing activities under this Agreement, provided that: (a) such Party will require that each such CMO perform its obligations in a manner consistent with the terms of this Agreement; (b) such Party will remain at all times fully liable for its responsibilities; (c) in the case of Kymera, such CMO(s) (and specified manufacturing site(s)) shall be as set forth on Schedule 8.4 (as such schedule may be updated from time to time solely by prior written agreement of the Parties), provided that for [***], Kymera may continue to use its existing CMO; and (d) in the case of Sanofi, such CMO(s) will be selected in accordance with its internal standard operating procedures for the selection of CMOs. Each Party will require that any such CMO agreement entered into by such Party pursuant to this Section 8.4 entered into after the Original Agreement Execution Date [***]. The subcontracting Party will be solely responsible for direction of and communications with such CMO. In each CMO agreement entered into after the Original Agreement Execution Date that relates solely to Collaboration Compounds, Collaboration Candidates or Licensed Products, the subcontracting Party will use Commercially Reasonable Efforts to require that such agreement is freely assignable.

8.5 cGMP Compliance and QA Audits. Following the Effective Date, when negotiating a CMO agreement for the Manufacture of Collaboration Compounds or Collaboration Candidates, Kymera will use Commercially Reasonable Efforts to obtain the right for Sanofi to, upon no less than [***] advance written notice to Kymera, and subject to the terms of any relevant CMO agreement, have representatives visit the locations at which Manufacturing activities are undertaken by the relevant CMO, in each case, during normal business hours to review and inspect records and reports pertinent to the Manufacture, disposition or transport of Collaboration Compounds or Collaboration Candidates. Such visits will occur no more than [***], except in the case of audits by Sanofi that are required by Applicable Laws. In addition, upon [***] written notice to Kymera, Kymera will permit Sanofi to conduct on-site visits to the relevant Kymera premises during normal business hours to review and inspect such premises, and Kymera’s reports and records, regarding (a) Kymera’s oversight of manufacturing, quality control procedures, release, and (b) the Manufacture, disposition or transport of materials supplied by Kymera to Sanofi, in each case ((a) and (b)) to confirm Kymera’s compliance with Applicable Law; such visits to be subject to customary and reasonable due diligence procedures to preserve the confidentiality of any information obtained by Sanofi. Such visits will (a) occur no more than

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[***], (b) will be conducted in such a manner to minimize, to the extent reasonably possible, the period of such visit and in no case shall such period exceed [***], and (c) will be conducted by the minimum number of Sanofi employees as necessary to provide requisite subject matter expertise and conduct the review in the allotted timeframe, each of whom shall have appropriate experience in the Manufacture, quality and cGMP compliance of small molecule compounds and candidates. Upon completion of any such visit, Sanofi will provide Kymera and the JMC of Sanofi’s findings from each such visits. [***].

8.6 Quality Agreements. The Parties will enter into one or more quality agreements to govern the transfer of materials, Collaboration Candidates and Licensed Products contemplated under this Article 8.

Article 9
GOVERNANCE

9.1 Joint Steering Committee.

9.1.1 Formation. Pursuant to the Original Agreement, the Parties established a joint steering committee (the “JSC”) to act as a forum to review, discuss and oversee activities under this Agreement. The JSC will be comprised of [***] from each Party. Each Party’s representatives on the JSC will be of the seniority and experience appropriate in light of the functions and responsibilities of the JSC. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JSC; provided that such individuals will have no decision-making authority. Each Party’s representatives on the JSC and all other individuals attending or participating in discussions and meetings of the JSC on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 16. Each Party may replace its representatives on the JSC at any time by providing notice in writing to the other Party. Each Party will appoint one of its representatives on the JSC to act as a co-chairperson of the JSC. The co-chairpersons of the JSC will be responsible for setting the agenda for meetings of the JSC with input from the other members, and for conducting the meetings of the JSC. The JSC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

9.1.2 Responsibilities. The JSC will be responsible for overseeing the collaboration and approving strategy, plans and budgets with respect to (i) Collaboration Compounds, Collaboration Candidates and Licensed Product activities before the expiration or termination of Kymera’s Opt-In Right with respect to a given Collaboration Target, and (ii) during the applicable Opt-In Period, Collaboration Candidates and Licensed Products activities as to which Kymera has exercised the Kymera Opt-In Right for a given Collaboration Target. Any failure of the Parties to agree on matters within the purview of the JSC as set forth this Section 9.1.2 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.2. Without limiting the first sentence of this Section 9.1.2, the JSC will:

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(a) discuss and approve changes to the Screening Criteria, M2 Criteria, Phase 1 Ready Criteria or Phase 2 Ready Criteria;

(b) review, discuss and approve each Late Development Plan;

(c) be responsible for overseeing the Parties’ performance of their respective activities under the Late Development Plan and provide support to each Party with respect to such Party’s activities thereunder;

(d) solely during the applicable Opt-In Period, upon request by a Party, discuss the appropriate level of detail to include in the U.S. Development Budget required for the United States for the applicable Development activities to be performed during the period covered by such U.S. Development Budget for the United States;

(e) solely during the applicable Opt-In Period, review, discuss and approve proposed updates and amendments to each Late Development Plan;

(f) review and discuss reports provided by a Party pursuant to Section 5.9.2;

(g) review and discuss materials provided by a Party pursuant to Section 7.3 or 7.5;

(h) solely with respect to (i) Collaboration Compounds, Collaboration Candidates and Licensed Product activities before expiration or termination of the Kymera Opt-In Right for a given Collaboration Target, and (ii) during the applicable Opt-In Period, Collaboration Candidates and Licensed Products as to which Kymera has exercised the Kymera Opt-In Right for a given Collaboration Target, in each case review, discuss and approve annual budgets and any updates or amendments thereto;

(i) discuss and approve extensions to timelines pursuant to Section 18.2.2;

(j) review and discuss the rationale of obtaining any Potential In-License;

(k) in coordination with the JPC, review and discuss Potential In-Licenses (including related proposed economics);

(l) identify a Party to lead negotiations with the applicable Third Party licensor for any Potential In-License;

(m) on receipt of a substantially finalized draft Potential In-License, determine whether to approve such Potential In-License as a Collaboration In-License Agreement for the applicable Collaboration Target;

(n) solely during the applicable Opt-In Period, review, discuss and agree on the Late Development Budget;

(o) solely during the applicable Opt-In Period, review, discuss and determine whether an overspend is a Permitted U.S. Budget Overrun;

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(p) solely during the applicable Opt-In Period, review, discuss and determine whether an U.S. Budget Excession was caused by circumstances within Sanofi’s reasonable control or whether to otherwise approve an U.S. Budget Excession;

(q) solely during the applicable Opt-In Period, review and discuss expense reports with respect to U.S. Development Costs;

(r) review, discuss and approve any decisions or disputes submitted by a Committee to the JSC;

(s) establish, but not delegate decision making authority to, such additional Subcommittees as it deems necessary to achieve the objective and intent of this Agreement; and perform such other duties as are specifically assigned to the JSC under this Agreement or as may be otherwise mutually agreed by the Parties from time to time; and

(t) perform such other functions as are set forth in this Agreement, or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

9.2 Joint Research and Development Committee.

9.2.1 Formation. Pursuant to the Original Agreement, the Parties established a joint research and development committee (the “JRDC”) to act as a forum to review, discuss and oversee research activities under this Agreement on a Collaboration Target-by-Collaboration Target basis prior to the applicable Sanofi Participation Election Effective Date. The JRDC will be comprised of [***] from each Party. Each Party’s representatives on the JRDC will be of the seniority and experience appropriate in light of the functions and responsibilities of the JRDC In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JRDC; provided that such individuals will have no decision-making authority. Each Party’s representatives on the JRDC and all other individuals attending or participating in discussions and meetings of the JRDC on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 16. Each Party may replace its representatives on the JRDC at any time by providing notice in writing to the other Party. Until Sanofi’s first exercise of the Sanofi Participation Election Right, Kymera will designate the chairperson of the JRDC; thereafter, Sanofi will designate the chairperson of the JRDC. The chairperson of the JRDC will be responsible for setting the agenda for meetings of the JRDC with input from the other members, and for conducting the meetings of the JRDC. The JRDC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

9.2.2 Specific Responsibilities. The JRDC will, subject to the escalation, final decision-making authority and dispute resolution procedures in Section 9.9:

(a) be responsible for overseeing the Parties’ performance of their respective activities under the Research Plan and Early Development Plan and provide support to each Party with respect to such Party’s activities thereunder;

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(b) review and discuss (i) each amended Research Plan and Early Development Plan and approve updates or material amendments to the Research Plan and the Early Development Plan and (ii) the Phase 2 Development Plan and approve updates or material amendments to the Phase 2 Development Plan;

(c) discuss and determine whether a Degrader that is Researched under this Agreement meets the Screening Criteria, M2 Criteria, Phase 1 Ready Criteria or Phase 2 Ready Criteria;

(d) review, discuss and approve changes to the Screening Criteria, M2 Criteria, Phase 1 Ready Criteria or Phase 2 Ready Criteria;

(e) discuss and determine whether Successful Completion has been achieved;

(f) review and discuss the list of Degraders provided by Kymera pursuant to Section 2.2.2;

(g) review and discuss reports and data provided by Kymera pursuant to Section 2.4.7 within [***] after the delivery of each such report, and determine if a relevant Degrader satisfies the First Additional Degrader Criteria;

(h) cause the minutes of the JRDC to reflect any selection of a Degrader as a First Additional Degrader, whether by the JRDC, the R&D Expert in accordance with Section 9.9.2(b)(iii) or by Sanofi in accordance with Section 2.4.7;

(i) review, discuss and determine whether a Collaboration Candidate or Licensed Product Directed Against Collaboration Target 2 satisfies the Phase 1 Ready Criteria;

(j) review and discuss reports and data provided by Kymera pursuant to Section 2.5.7 within [***] after the delivery of each such report, and determine if a relevant Degrader satisfies the Second Additional Degrader Criteria;

(k) cause the minutes of the JRDC to reflect any selection of a Degrader as a Second Additional Degrader, whether by the JRDC or the R&D Expert or by Sanofi in accordance with Section 2.5.7;

(l) review and discuss reports and data provided by Kymera pursuant to Section 2.6.5 within [***] after the delivery of each such report, and determine if a relevant Degrader satisfies the M2 Criteria;

(m) cause the minutes of the JRDC to reflect any selection of a Collaboration Compound as a Collaboration Candidate, whether by the JRDC or the R&D Expert;

(n) review and discuss information provided by Kymera pursuant to Sections 2.4.5 and 2.5.5 and whether to approve any related overspend as a FAD Permitted Overrun or SAD Permitted Overrun;

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(o) review, discuss and approve a FAD Research Budget Excession or SAD Research Budget Excession in accordance with Sections 2.4.5 and 2.5.5, including whether any such FAD Research Budget Excession or SAD Research Budget Excession was in Kymera’s reasonable control;

(p) review, discuss and determine whether Research Activities under Section 2.6.3 should be discontinued;

(q) review and discuss information provided by Kymera pursuant to Section 2.6.4 and whether to approve any related overspend as a Series 2 Permitted Overrun;

(r) review, discuss and approve Series 2 Research Budget Excession in accordance with Section 2.6.4, including whether any such Series 2 Research Budget Excession was in Kymera’s reasonable control;

(s) discuss and approve a transfer of Materials from one Party to the other Party in accordance with Section 2.9 and discuss information provided by a Party with respect to MTA Research Studies;

(t) during the Research Term prior to Sanofi’s exercise of the Sanofi Participation Election Right with respect to Collaboration Target 2, determine the first Indication for which the first IND will be filed with respect to a Licensed Product;

(u) discuss and approve a transfer of Materials from one Party to the other Party in accordance with Section 3.5 and discuss information provided by a Party with respect to MTA Development Studies;

(v) review and discuss reports provided by a Party pursuant to Section 2.11, Section 3.7 or Section 5.5;

(w) to the extent contemplated by Section 5.2.3, review, discussion and approve an extension of time during which Kymera will make its personnel reasonably available;

(x) review and discuss information provided by Kymera pursuant to Section 5.5.6 and whether to approve any related overspend as a Permitted Backup Research Overrun;

(y) review, discuss and determine, in accordance with Section 5.5.6, whether any Backup Research Budget Excession was in Kymera’s reasonable control;

(z) review and discuss reports and data provided by Kymera pursuant to Section 5.5.7 within [***] after the delivery of each such report, and determine if a relevant Degrader satisfies the Backup Degrader Criteria;

(aa) cause the minutes of the JRDC to reflect any selection of a Degrader as a Backup Degrader, whether by the JRDC, the R&D Expert in accordance with Section 9.9.2(b)(iii) or by Sanofi in accordance with Section 5.5.10;

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(bb) in coordination with the JPC, review and discuss any requests by Kymera pursuant to Section 5.6.5 regarding a potential reversion of any Collaboration Compounds or Collaboration Candidates Directed Against Collaboration Target 1 that were Researched by or on behalf of Kymera under Section 2.3, 2.4, 2.5 or 5.5 but have not been selected as the First Additional Degraders, Second Additional Degraders or Backup Degraders;

(cc) review and discuss reports provided by Sanofi in accordance with Section 5.9;

(dd) in coordination with the JMC, monitor Kymera’s progress under the Early Development Plan to anticipate, and plan for, the transition of Manufacturing activities to Sanofi based on the anticipated Development timelines set forth in the Early Development Plan and the Late Development Plan;

(ee) in coordination with the JMC, determine whether it is reasonably foreseeable that [***];

(ff) discuss, review and approve, in accordance with Section 10.3.2, grants of Sublicenses by Kymera of any of the licenses granted to Kymera in Section 10.1.3 to additional Third Party contractors other than Approved Third Party Contractors, such approval not to be unreasonably withheld, conditioned or delayed;

(gg) review and discuss information provided by Sanofi pursuant to Exhibit A and whether to approve any related overspend as a Permitted U.S. Budget Overrun;

(hh) review, discuss and determine, in accordance with Section 5.5.6, whether any Research Budget Excession was in Kymera’s reasonable control;

(ii) review, discuss and approve any U.S. Budget Excession in accordance with Exhibit A, including whether any U.S. Budget Excession was in Sanofi’s reasonable control;

(jj) review, discuss and approve additional Third Party contractors as Approved Third Party Contractors;

(kk) determine reasonable expenses pursuant to Section 15.2.4; and

(ll) perform such other functions as are set forth in this Agreement, or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

Any failure of the Parties to agree on matters within the purview of the JRDC as set forth in this Section 9.2 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.

9.3 Joint Patent Committee.

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9.3.1 Formation. Pursuant to the Original Agreement, the Parties established a joint patent committee (the “JPC”) to coordinate the Prosecution and Maintenance and enforcement of [***]. The JPC will be comprised of up to [***] representing each Party. Each Party’s representative(s) on the JPC will be of the seniority and experience appropriate in light of the functions and responsibilities of the JPC. In addition, each Party may invite a reasonable number of additional subject matter experts, outside counsel or relevant personnel of such Party to participate in discussions and meetings of the JPC on an ad-hoc basis. Each Party may replace its representative(s) on the JPC at any time by providing notice in writing to the other Party. The JPC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

9.3.2 Specific Responsibilities. The JPC will, subject to the escalation, final decision-making authority and dispute resolution procedures in Section 9.9:

(a) in coordination with the JSC, review and discuss Potential In-Licenses (including related proposed economics);

(b) in coordination with the JRDC, review and discuss any requests by Kymera pursuant to Section 5.6 regarding a potential reversion of any Collaboration Compounds or Collaboration Candidates Directed Against Collaboration Target 1 that were Researched by or on behalf of Kymera under Section 2.3, 2.4, 2.5 or 5.5 but have not been selected as the First Additional Degraders, Second Additional Degraders or Backup Degraders;

(c) review, discuss and determine [***];

(d) coordinate the Prosecution and Maintenance activities under Article 12;

(e) consider matters raised to the JPC pursuant to Section 16.6.3; and

(f) perform such other functions as are set forth in this Agreement, or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

Any failure of the Parties to agree on matters within the purview of the JPC as set forth in this Section 9.3.2 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.

9.4 Joint Manufacturing Committee.

9.4.1 Formation. Pursuant to the Original Agreement, the Parties established a joint manufacturing committee (the “JMC”) to act as a forum to review, discuss and oversee Manufacturing activities under this Agreement. The JMC will be comprised of [***] from each Party. Each Party’s representatives on the JMC will be of the seniority and experience appropriate in light of the functions and responsibilities of the JMC. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JMC; provided that such individuals will have no decision-making authority. Each Party’s representatives on the JMC and all other individuals attending or participating in discussions and meetings of the JMC on

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behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 16. Each Party may replace its representatives on the JMC at any time by providing notice in writing to the other Party. Prior to the Sanofi Participation Election Effective Date, each Party will appoint one of its representatives on the JMC to act as a co-chairperson of the JMC; thereafter, Sanofi will designate the chairperson of the JMC. The chairperson of the JMC will be responsible for setting the agenda for meetings of the JMC with input from the other members, and for conducting the meetings of the JMC. The JMC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

9.4.2 Specific Responsibilities. The JMC will, subject to the escalation, final decision-making authority and dispute resolution procedures in Section 9.9:

(a) work with the JSC to be responsible for overseeing Manufacturing activities under this Agreement;

(b) review, discuss and approve the CMC Transfer Plans;

(c) determine the timeline for technology transfer of CMC information for a Degrader Directed Against Collaboration Target 1 for which transfer will occur after the achievement of the relevant [***];

(d) in coordination with the JRDC, monitor Kymera’s progress under the Research Plan and the Early Development Plan to anticipate, and plan for, the transition of Manufacturing activities to Sanofi based on the anticipated Development timelines set forth in the Research Plan, the Early Development Plan and the Late Development Plan;

(e) in coordination with the JRDC, (i) determine whether it is reasonably foreseeable that [***];

(f) discuss and approve changes to Schedule 8.4;

(g) discuss, review and oversee the transfer of Manufacturing activities to Sanofi or its CMO(s); and

(h) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

Any failure of the Parties to agree on matters within the purview of the JMC as set forth in this Section 9.4 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.

9.5 Joint Transition Team.

9.5.1 Formation. On a Collaboration Target-by-Collaboration Target basis, within [***] after the relevant Sanofi Participation Election Effective Date for such Collaboration Target, the Parties will establish a joint transition team (the “JTT”) to coordinate the transition of the relevant Collaboration Compounds, Collaboration Candidates

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and Licensed Products Directed Against such Collaboration Target. The JTT will be comprised of [***] from each Party. Without limiting the foregoing, but subject to the escalation, final decision-making authority and dispute resolution procedures in Section 9.9, the JTT will be responsible for (a) finalizing and approving a transition plan, including transition activities that either Party will be obligated to perform under such transition plan and (b) performing such other activities as the Parties agree in writing will be the responsibility of the JTT with respect to such Collaboration Target. Each Party’s representatives on the JTT will be of the seniority and experience appropriate in light of the functions and responsibilities of the JTT. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JTT; provided that such individuals will have no decision-making authority. Each Party’s representatives on the JTT and all other individuals attending or participating in discussions and meetings of the JTT on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 16. Each Party may replace its representatives on the JTT at any time by providing notice in writing to the other Party. Sanofi will designate the chairperson of the JTT. The chairperson of the JTT will be responsible for setting the agenda for meetings of the JTT with input from the other members, and for conducting the meetings of the JTT. The JTT will conduct its responsibilities hereunder in good faith and with reasonable care and diligence. Any failure of the Parties to agree on matters within the purview of the JTT as set forth in this Section 9.5 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.

9.6 Joint Commercialization Committee.

9.6.1 Formation. The Parties will establish a joint commercialization committee (the “JCC”) at least [***] to act as a forum to review, discuss and oversee Co-Promotion activities for Licensed Products Directed Against Collaboration Targets for which Kymera has exercised the Kymera Opt-In Right. The JCC will be comprised of [***] from each Party. Each Party’s representatives on the JCC will be of the seniority and experience appropriate in light of the functions and responsibilities of the JCC. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JCC; provided that such individuals will have no decision-making authority. Each Party’s representatives on the JCC and all other individuals attending or participating in discussions and meetings of the JCC on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 16. Each Party may replace its representatives on the JCC at any time by providing notice in writing to the other Party. Sanofi will designate the chairperson of the JCC. The chairperson of the JCC will be responsible for setting the agenda for meetings of the JCC with input from the other members, and for conducting the meetings of the JCC. The JCC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

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9.6.2 Specific Responsibilities. The JCC will, subject to the escalation, final decision-making authority and dispute resolution procedures in Section 9.9:

(a) review, discuss and approve the FTE Rate with respect to Co-Promote activities;

(b) ensure that each Co-Promotion Plan allocates to the Designated Sales Force a pro rata portion of centers of excellence and high prescribing physicians for the Opt-In Product(s);

(c) upon request of a Party, discuss the appropriate level of detail to include in a Co-Commercialization Budget;

(d) review, discuss and approve each proposed Co-Commercialization Plan; while endeavoring to approve each such Co-Commercialization Plan no later than [***] of each relevant Calendar Year;

(e) review, discuss and approve proposed updates or amendments to a Co-Commercialization Plan;

(f) review and discuss reports provided pursuant to Section 6.8 or a Co-Promotion Agreement;

(g) review, discuss and provide comments with respect to any promotional materials for the Co-Promotion of Opt-In Products;

(h) discuss notification from Kymera that Kymera wishes to decrease its then-allocated percentage of Detailing;

(i) oversee the Parties’ joint promotional efforts;

(j) specify which commercial functional area experts (other than managed care) of Sanofi the Designated Sales Force will have access to;

(k) review and discuss the engagement by Sanofi of a commercial advertising agency to be used in connection with Detailing of the Opt-In Products, including the identity of such agency and the material terms of such engagement;

(l) establish the value of secondary position details, consistent with Sanofi’s then-current standard operating procedures;

(m) establish benchmarks for the content and effectiveness of the principal promotional messages that are used by the Parties to promote the relevant Opt-In Product(s);

(n) develop a Corrective Plan in the event market research indicates that a Party’s delivery of the principal promotional messages for an Opt-In Product set forth in the

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applicable Co-Promotion Plan is not effective and not conveying the corresponding underlying promotional message;

(o) establish the PDE Cost;

(p) determine the anticipated commercial launch date of each Opt-In Product; and

(q) perform such other functions as are set forth in this Agreement, or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

Any failure of the Parties to agree on matters within the purview of the JCC as set forth in this Section 9.6 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.

9.7 Joint Finance Committee.

9.7.1 Formation. Within [***], the Parties will establish a joint finance committee (the “JFC”) to coordinate the financial reporting by the Parties with respect to the funding of U.S. Development Costs for Opt-In Products pursuant to the Cost/Profit Sharing Agreement and to discuss and resolve financial disputes in connection therewith. The JFC will be comprised of [***] from each Party. Each Party’s representatives on the JFC will be of the seniority and experience appropriate in light of the functions and responsibilities of the JFC. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the JFC; provided that such individuals will have no decision-making authority. Each Party’s representatives on the JFC and all other individuals attending or participating in discussions and meetings of the JFC on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 16. Each Party may replace its representatives on the JFC at any time by providing notice in writing to the other Party. Sanofi will designate the chairperson of the JFC. The chairperson of the JFC will be responsible for setting the agenda for meetings of the JFC with input from the other members, and for conducting the meetings of the JFC. The JFC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

9.7.2 Specific Responsibilities. The JFC will, subject to the escalation, final decision-making authority and dispute resolution procedures in Section 9.9:

(a) facilitate, in coordination with the JSC and JCC, the creation of U.S. Development Budget and Co-Commercialization Budget, including the annual updates thereto;

(b) reconcile financial and accounting matters between the Parties;

(c) initiate and execute an effective and efficient revenue and cost sharing process (cross-charges);

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(d) cooperate to ensure that the U.S. Development Budget and Co-Commercialization Budget agreed to for a Calendar Year (or any other given period) can be interpreted for the purposes of both Parties’ internal financial and audit reporting requirements, including each Party’s fiscal year reporting;

(e) monitor the budget, expense and revenue reporting requirements between the Parties related to each Cost/Profit Sharing Agreement to ensure that each Party is able to comply with its respective internal financial and audit reporting requirements and, as appropriate, recommending to the JSC for approval, changes to the reporting requirements under this Agreement; and

(f) undertake such other tasks with respect to the calculation, implementation and reporting for the Parties’ sharing of U.S. Development Costs, Allowable Expenses, Net Profits or Net Losses as the Parties mutually agree.

Any failure of the Parties to agree on matters within the purview of the JFC as set forth in this Section 9.7 will be resolved in accordance with the decision-making and escalation procedures set forth in Section 9.9.

9.8 Meetings; Minutes.

9.8.1 Each Committee will meet in person or by teleconference at least [***] following the formation thereof on such dates and at such times and places as agreed to by the members of the such Committee; provided that (i) at least [***] such meeting of each Committee per Calendar Year will be in person unless the Parties agree otherwise and (ii) the first meeting of the JCC will occur within [***] of the date on which Sanofi proposes the initial Co-Commercialization Plan to the JCC. Each Party will be responsible for its own expenses relating to attendance at, or participation in, Committee meetings. Upon [***] prior written notice, either Party may convene a special meeting of a Committee for the purpose of discussing any urgent matter within the scope of the authority and responsibility of such Committee.

9.8.2 The responsibility for preparing the minutes will alternate between the Alliance Managers or their respective designees on a meeting-by-meeting basis. The Alliance Manager or its designee responsible for the minutes will provide the other Alliance Manager and the members of such Committee with draft written minutes for the Committee’s approval from each meeting within [***] after each such meeting setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the Committee. Such minutes will be effective only after being approved by both Parties. If the minutes of any meeting of the Committee are not approved by the Committee (with each Party’s representatives on the Committee collectively having one (1) vote) within [***] after the meeting, the objecting Party will append a notice of objection with the specific details of the objection to the proposed minutes. Should a decision be made by a Committee outside of a meeting, such decision may be made by a written resolution unanimously agreed to by the Parties; notwithstanding anything herein to the contrary, such written agreement may be by email. Notwithstanding the foregoing, no minutes will be prepared for meetings of the JPC.

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9.9 Decisions; Disputes.

9.9.1 Decisions and Disputes within Committees other than the JSC. With respect to decisions of all Committees other than the JSC, the representatives of each Party will have collectively one (1) vote on behalf of such Party. For each meeting of such Committee, at least [***] of each Party will constitute a quorum and each Party will use Commercially Reasonable Efforts to have its representative(s) participate in each Committee meeting. Action on any matter may be taken at a meeting, by teleconference, videoconference or by written agreement. Each such Committee will attempt to resolve any and all matters before it for decision by consensus. If a Committee other than the JSC is unable to resolve a matter by consensus during a period of [***], then (a) with [***] with respect to all other matters not discussed in the foregoing clauses (a)-(d), such matter(s) will be escalated to the JSC. Any action of any Committee taken pursuant to this Section 9.9 will be recorded in meeting minutes in accordance with Section 9.8.2. Notwithstanding anything to the contrary set forth in this Agreement, without the other Party’s prior written consent, no exercise of a Party’s decision-making authority on any such matters may, without the other Party’s prior written consent, (i) conflict with any of the express terms of this Agreement or any Co-Promotion Agreement or Cost/Profit Sharing Agreement, (ii) impose any requirements that the other Party take or decline to take any action that would result in a violation of any Law or any Collaboration In-License Agreement or (iii) otherwise conflict with this Agreement.

9.9.2 JSC Decisions and Disputes. With respect to decisions of the JSC, the representatives of each Party will have collectively one (1) vote on behalf of such Party. For each meeting of the JSC, at least [***] of each Party will constitute a quorum and each Party will use Commercially Reasonable Efforts to have its representative(s) participate in each JSC meeting. Action on any matter may be taken at a meeting, by teleconference, videoconference or by written agreement. The JSC will attempt to resolve any and all matters before it for decision by consensus. If a dispute is escalated to the JSC by any Subcommittee, then at the next meeting of the JSC each Party will provide analysis to support its position with respect to the dispute.

(a) If the JSC is unable to reach a consensus with respect to a matter before the JSC within [***], then the dispute will be submitted to a senior executive of each of Kymera and Sanofi to be designated by Kymera and Sanofi, respectively, for resolution.

(b) If such escalated dispute cannot be resolved by the senior executives during a period of [***], then

(i) On a Collaboration Target-by-Collaboration Target basis, prior to the Sanofi Participation Election Effective Date (if any), except as set forth in Article 12, (A) Kymera will have final decision-making authority on all matters, except as to the following matters: [***]; (B) subject to the terms and obligations set forth in Article 8, each Party will have final decision-making authority with respect to matters concerning [***]; and (C) Sanofi shall have final decision making authority on [***].

(ii) On a Collaboration Target-by-Collaboration Target basis, following the Sanofi Participation Election Effective Date (if any), except as set forth in Article

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12, Sanofi will have final decision-making authority on all matters, except as to the following matters: [***]. Following the Sanofi Participation Election Effective Date (if any), Sanofi will have final decision making authority with respect to matters concerning [***].

(iii) If the dispute arises out of any of [***] (each of the foregoing, an “Expert Dispute”) the Parties will submit such matter for resolution in accordance with Schedule 9.9.2(b)(iii), and the determination of the R&D Expert will be binding on the Parties. For avoidance of doubt, the Parties will be bound by the determination of such R&D Expert and neither Party nor the JSC will have authority to modify or amend the finding of the R&D Expert.

(iv) If the dispute is related to [***], then the Parties will submit their respective proposals to arbitration in accordance with the provisions set forth on Schedule 9.9.2(b)(iv).

(v) If the dispute is related to the calculation, sharing, or payment of amounts owed with respect to U.S. Development Costs, Allowable Expenses or Net Profits and Net Losses during the Opt-In Period in accordance with this Agreement or the Cost/Profit Sharing Agreement (a “Finance Dispute”), then such dispute will be resolved by “Baseball” arbitration in accordance with the provisions set forth on Schedule 9.9.2(b)(v).

(vi) If the dispute relates to a Party’s request that Kymera suspend or cease Development activities due to a Safety Concern prior to the Sanofi Participation Election Effective Date (if any), Kymera will suspend or cease such Development activities unless and until the Parties mutually agree to re-start such Development activities.

(vii) For all other disputes, a Party may institute dispute resolution procedures pursuant to Section 18.12 (excluding Section 18.12.1).

(c) The JSC will conduct its activities in good faith and will not have the power to (i) amend or modify the Parties’ respective rights and obligations under this Agreement or (ii) resolve any dispute between the Parties regarding such rights and obligations.

(d) Where this Agreement or any Co-Promotion or Cost/Profit Sharing Agreement refers to a decision or determination or similar action by a Committee and the relevant matter is decided pursuant to this Section 9.9, such decision, determination or similar action will be deemed to have been made by the relevant Committee.

9.10 Discontinuation of the Committees. The JSC and JPC will remain in existence throughout the Term, unless the Parties mutually agree to terminate the responsibilities of such Committee with respect to each Collaboration Target. The JRDC will disband and terminate on the effective date of expiration of the latest to expire Sanofi Participation Election with respect to the Collaboration Candidates. The JMC will disband and terminate upon completion of technology transfer pursuant to Section 8.1. The JTT will disband and terminate upon the completion of all transitions of the relevant Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against each Collaboration Target. The JCC and JFC will disband and terminate on the effective date of termination or expiration of the Opt-In Period or, with respect to the JCC, termination of Kymera’s Co-Promotion activities pursuant to Section 10.8.3(b) or the Co-Promotion Agreement.

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9.11 Establishment of Sub-Committees. Each Committee may establish sub-committees or working groups to interact on a more frequent basis on specific projects and tasks assigned to them by such Committee; provided, that the authority of such sub-committees or working groups will not expand beyond the authority of the applicable Committee. Any such sub-committees or working groups will have no decision-making authority, but will make recommendations to the applicable Committee for its review and approval.

9.12 Alliance Managers.

9.12.1 Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon notice to the other Party. The Alliance Managers as of the Restatement Effective Date will be:

For Sanofi: [***]

For Kymera: [***]

9.12.2 Specific Responsibilities. The Alliance Managers will attend all meetings of each Committee (other than the JPC) but may not be members of any Committee. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Party’s activities pursuant to this Agreement and will have the following responsibilities:

(a) schedule meetings of each Committee and circulate draft written minutes as provided in Section 9.8;

(b) oversee and facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;

(c) provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues; and

(d) perform such other functions as requested by the JSC.

Article 10
LICENSE GRANTS; EXCLUSIVITY

10.1 License Grants to Sanofi.

10.1.1 Subject to the terms of this Agreement, on a Collaboration Target-by-Collaboration Target basis, during the period commencing on the Original Agreement Execution Date and expiring on the Original Agreement Effective Date, Kymera hereby grants to Sanofi a non-exclusive, non-royalty bearing license, including the right to grant Sublicenses in accordance with Section 10.3, under the Licensed Technology to perform CMC process development activities and Manufacturing of [***].

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10.1.2 Subject to the terms of this Agreement, on a Collaboration Target-by-Collaboration Target basis, during the Research Term, solely to the extent that Sanofi has any Step-In Activities, CMC activities, Manufacturing activities, or other activities under the Research Plan, Early Development Plan and Phase 2 Activities, Kymera hereby grants to Sanofi a non-exclusive, non-royalty bearing license, including the right to grant Sublicenses in accordance with Section 10.3, under the Licensed Technology to perform such Step-In Activities, CMC activities, Manufacturing activities, or other activities under the Research Plan, Early Development Plan or Phase 2 Activities, as applicable.

10.1.3 Subject to the terms of this Agreement, on a Collaboration Target-by-Collaboration Target basis, Kymera hereby grants to Sanofi (a) an exclusive license (even as to Kymera), including the right to grant Sublicenses in accordance with Section 10.3, under the Licensed Technology to Research, Develop and Manufacture Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target in the applicable Field in the Territory, and (b) an exclusive (even as to Kymera) royalty-bearing license under the Licensed Technology to Commercialize Licensed Products Directed Against such Collaboration Target in the applicable Field in the Territory (collectively, the “Exclusive Licenses”); [***], and (ii) such Exclusive Licenses are subject to immediate termination (and without any further action) as set forth in Section 4.4.

10.1.4 [***]

10.2 License Grant to Kymera. Subject to the terms and conditions of this Agreement, including Section 8.1, on a Collaboration Target-by-Collaboration Target basis during the Term, Sanofi hereby grants to Kymera a non-exclusive license under (i) the Sanofi Technology, and (ii) the Exclusive Licenses under Section 10.1.3, each including the right to grant Sublicenses in accordance with Section 10.3, solely to perform Kymera’s obligations under this Agreement. The foregoing license to Kymera and its Affiliates includes, on a Collaboration Target-by-Collaboration Target basis, a license to Kymera and its Affiliates to (a) perform activities under the Research Plan, Early Development Plan and Backup Research Plan for a given Collaboration Target, (b) if Kymera exercises the Kymera Co-Promote Right for a Collaboration Target, to perform Co-Promotion activities for Opt-In Products Directed Against such Collaboration Target in the applicable Field in the United States, and (c) perform Manufacturing activities for Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target as set forth in this Agreement.

10.3 Sublicensing.

10.3.1 By Sanofi.

(a) Sanofi may grant Sublicenses (through multiple tiers) to its Affiliates and Third Party Subcontractors (including CMOs) of any of the licenses granted to Sanofi in Section 10.1 without the prior consent of Kymera.

(b) Subject to Section 10.3.1(c), Sanofi may grant Sublicenses (through multiple tiers) to [***].

(c) [***]. As used herein, “[***]” means [***].

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10.3.2 By Kymera. Kymera may grant Sublicenses to its Affiliates and to Approved Third Party Contractors of any of the licenses granted to Kymera in Section 10.2 without the prior consent of Sanofi. In addition, Kymera may grant Sublicenses to additional Third Party contractors [***].

10.3.3 Generally.

(a) Except as expressly set forth in Section 10.3.1 or Section 10.3.2, prior to granting a Sublicense of the licenses granted in Sections 10.1 or 10.2, the sublicensing Party will obtain the prior written consent of the other Party. For clarity, Sanofi has no licenses or other rights with respect the Excluded Compounds except with as expressly provided in Section 10.1.4.

(b) Each such Sublicense will be consistent with, the terms of this Agreement and will require such Sublicensee to comply with all applicable terms of this Agreement. The sublicensing Party will, as soon as reasonably practicable thereafter (and in any event within [***]), provide the other Party with a copy of an executed Sublicense with a Third Party Sublicensee (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 10.3), provided that a Party will have no obligation to provide the other Party with any copy of any Subcontractor agreement. Each Sublicense will contain the following provisions: [***]. Notwithstanding any Sublicense, the Party that grants a Sublicense will remain liable to the other Party for the performance of the granting Party’s obligations hereunder, and will be responsible for all actions and omissions of each Sublicensee of such Party, as if such Sublicensee were such Party hereunder.

10.4 No Implied Licenses. Except as expressly provided in this Agreement, no Party will be deemed by estoppel, implication or otherwise to have granted the other Party any licenses or other right with respect to any intellectual property.

10.5 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that the Parties will retain and may fully exercise all of their rights and elections under the Bankruptcy Code and any foreign equivalent thereto. The Parties further agree that if (x) a bankruptcy proceeding by or against a Party (the “Bankrupt Party”) is commenced under the Bankruptcy Code, (y) this Agreement is rejected as provided in the Bankruptcy Code, and (z) the other Party (the “Non-Bankrupt Party”) elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, the Non-Bankrupt Party will be entitled to a complete duplicate of, and complete access to (as the Non-Bankrupt Party deems appropriate), all such intellectual property and all embodiments of such intellectual property. Upon such occurrence, such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Non-Bankrupt Party. The Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agrees not to interfere with the exercise by the Non-Bankrupt Party of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agrees to assist the Non-Bankrupt Party and its Affiliates in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of Third Parties. The foregoing provisions are without prejudice to any rights the

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Non-Bankrupt Party may have arising under the Bankruptcy Code or other Applicable Law. As used herein, “Bankruptcy Code” means Title 11, United States Code, as from time to time in effect.

10.6 Exclusivity Covenants.

10.6.1 From and after the Original Agreement Effective Date and [***], on a Collaboration Target-by-Collaboration Target basis, except as expressly permitted under this Agreement, each Party and its Affiliates will not [***].

10.6.2 From and after the Original Agreement Effective Date and [***], for Collaboration Target 1, each Party and its Affiliates will not, itself or through any Affiliate or Third Party [***].

10.6.3 From and after the Original Agreement Effective Date and [***], for Collaboration Target 1 [***].

10.6.4 From and after the Original Agreement Effective Date and [***], with respect to Collaboration Target 1, Kymera and its Affiliates will [***].

10.6.5 The Parties hereby acknowledge and agree that neither Party’s obligations under this Section 10.6 will apply to any activities intended by such Party or any of its Affiliates to ensure its compliance with this Section 10.6 (e.g., using screening assays for compounds). In addition, notwithstanding the foregoing, the rights and licenses granted to the Counterparty pursuant to the Third Party Agreement, and the Counterparty’s practice of such rights and licenses, did not and will not constitute a breach of this Section 10.6.

10.7 Acquisition of Competing Product.

10.7.1 Notwithstanding the provisions of Section 10.6, if a Party or any of its Affiliates (such Party, the “Competing Party”) acquires rights to research, develop, manufacture, or commercialize a product in the applicable Field as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control of such Party (each, an “Acquisition Transaction”) and, on the date of the closing of such Acquisition Transaction, such product is being researched, developed, manufactured or commercialized and such activities would, but for the provisions of this Section 10.7, constitute a breach of Section 10.6 (such product, a “Competing Product”), the Competing Party or such Affiliate will, within [***] notify the other Party in writing of such acquisition and either:

(a) [***];

(b) [***]; or

(c) [***].

10.7.2 During the discussion period under Section 10.7.1(a), prior to the time of divestiture pursuant to Section 10.7.1(b) or prior to the termination of activities pursuant to Section 10.7.1(c), as applicable, the Competing Party and its Affiliates will [***].

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10.8 Change of Control.

10.8.1 Each Party will notify the other Party in writing promptly (and in any event within [***]) following the closing of a Change of Control of such Party (the Party subject to the Change of Control, the “Acquired Party”).

10.8.2 On a Collaboration Target-by-Collaboration Target basis, if, as of the closing of the Change of Control, the acquirer or its Affiliates (other than the Acquired Party and its Preexisting Affiliates) (the “Acquiring Parties”) possess rights to research, develop, manufacture, or commercialize a Competing Product Directed Against a given Collaboration Target in the applicable Field on the closing of the Change of Control transaction, [***].

10.8.3 If the Acquired Party is Kymera and the Acquiring Parties possess rights to research, develop, manufacture, or commercialize a Competing Product in the applicable Field as permitted pursuant to Section 10.8.2 as of the closing of the Change of Control transaction, then:

(a) [***]; and

(b) on a Collaboration Target-by-Collaboration Target basis, Sanofi may, in its sole discretion, within [***].

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Article 11
FINANCIAL PROVISIONS

11.1 Up-Front Fee. Under the Original Agreement, Sanofi paid Kymera a one-time, non-refundable, non-creditable, up-front fee of One Hundred Fifty Million Dollars ($150,000,000) that is not subject to set-off.

11.2 Milestone Payments.

11.2.1 Early Development Milestones. On a Collaboration Target-by-Collaboration Target basis, Sanofi will pay to Kymera the milestone payments (each an “Early Development Milestone Payment”) set forth in this Section 11.2.1 upon the [***] (each an “Early Development Milestone Event”) with respect to a Licensed Product Directed Against such Collaboration Target, as applicable, in each case, subject to reductions pursuant to Section 11.2.5.

Collaboration Target 1 – Early Development Milestones
Milestone Number	Early Development Milestone Event	Early Development Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Collaboration Target 2 – Early Development Milestones
Milestone Number	Early Development Milestone Event	Early Development Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

On a Collaboration Target-by-Collaboration Target basis, each of the Early Development Milestone Payments [***]. Further, in no event will the Early Development Milestone Payments with respect to [***] exceed [***], will the Early Development Milestone Payments with respect to [***] exceed [***], nor will the total Early Development Milestone Payments exceed [***].

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11.2.2 Pre-POC Milestones. On a Collaboration Target-by-Collaboration Target basis, Sanofi will pay to Kymera the milestone payments (each a “Pre-POC Milestone Payment”) set forth in this Section 11.2.2 upon the [***] (each a “Pre-POC Milestone Event”) with respect to a Licensed Product Directed Against such Collaboration Target in each case, subject to reductions pursuant to Section 11.2.5. Each of the Pre-POC Milestone Payments for each Collaboration Target is payable [***], and no such Pre-POC Milestone Payment will be payable for [***]. Further, for the avoidance of doubt, with respect to [***], the Pre-POC Milestone Payments will be paid [***] under one of the following Sections 11.2.2(a)(i), 11.2.2(a)(ii) or 11.2.2(a)(iii) based on the nature of [***].

(a) Pre-POC Milestones for [***].

(i) If the first Clinical Trial for a Licensed Product [***] conducted after the Initiation of the Kymera Existing Phase 1 Clinical Trial (A) does not contain [***] and (B) is a [***], then the following Pre-POC Milestone Payments shall be paid.

Milestone Event	Pre-POC Milestone Event	Pre-POC Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(ii) If the first Clinical Trial for a Licensed Product [***] conducted after the Initiation of the Kymera Existing Phase 1 Clinical Trial (A) does contain [***] and (B) is a [***], then the following Pre-POC Milestone Payments shall be paid.

	First person dosed in the first [***] that does contain [***] (Column 1)	First person dosed in a second [***] that does contain [***] (Column 2)	First person dosed in the first [***] that does not contain [***] (Column 3)
[***] (Row 1)	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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(iii) If the [***] (A) does contain [***] and (B) is any type of [***], then the following Pre-POC Milestone Payments shall be paid.

Milestone Event	Pre-POC Milestone Event	Pre-POC Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(iv) The maximum payment for the Pre-POC Milestone Event 1 for [***] shall be: (a) [***] or (b) [***].

(v) In no event will the Pre-POC Milestone Payments associated with [***].

(b) Pre-POC Milestones for [***].

[***] – Pre-POC Milestones
Milestone Number	Pre-POC Milestone Event	Pre-POC Milestone Payment
[***]	[***]	[***]

(i) In no event will the Pre-POC Milestone Payments with respect to [***] exceed [***], nor will the [***].

(c) Additional Provisions.

(i) For [***]. By way of example, [***]. As an alternative example, [***].

(ii) For the avoidance of doubt, (I) [***].

(iii) [***].

11.2.3 Post-POC Milestones. On a Collaboration Target-by-Collaboration Target basis, to the extent indicated below, on a Licensed Product-by-Licensed Product basis, Sanofi will pay to Kymera the milestone payments (each a “Post-POC Milestone Payment”, and together with the Early Development Milestone Payments and the Pre-POC Milestone Payments, the “Development Milestone Payments”) set forth in this Section 11.2.3 upon the [***] (each a “Post-POC Milestone Event”, and together with the Early Development Milestone Events and the Pre-POC Milestone Events, the “Development

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Milestone Events”) with respect to a Licensed Product Directed Against each Collaboration Target, in each case, subject to reductions forth in this Section 11.2.3 or Section 11.2.5.

Collaboration Target 1 – Post-POC Milestones
Milestone Number	Post-POC Milestone Event	Column A: [***]	Column B: [***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

For [***]; provided that, for the avoidance of doubt, (I) [***].

For clarity, the amounts in Columns A and B with respect to [***]. For further clarity, as indicated in the table above, certain Milestone Events are achievable with respect to [***].

Each of the Post-POC Milestone Payments for Collaboration Target 1 are [***].

For illustration purposes only: If a Licensed Product [***].

The Post-POC Milestone Payment associated with the [***] Post-POC Milestone Event with respect to Collaboration Target 1 is due in addition to the Post-POC Milestone Payments associated with the [***] Post-POC Milestone Event with respect to Collaboration Target 1, and will occur in connection with the [***]. For clarity, the [***] Post-POC Milestone Event with respect to Collaboration Target 1 is payable [***].

If [***].

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For the avoidance of doubt, [***].

If [***].

For the avoidance of doubt, [***]. Further, in no event will the Post-POC Milestone Payments associated with Collaboration Target 1 exceed [***].

Collaboration Target 2 – Post-POC Milestones
Milestone Number	Post-POC Milestone Event	Post-POC Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

For Collaboration Target 2, if [***].

For illustration purposes only: [***].

If [***].

For the avoidance of doubt, if [***].

All Post-POC Milestones Events with respect to each Collaboration Target that are achieved outside of the corresponding Opt-In Period will be paid at [***] of the amounts set forth above.

Each of the Post-POC Milestone Payments for Collaboration Target 2 is payable [***].

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In no event will the Post-POC Milestone Payments associated with Collaboration Target 2 exceed [***] nor will the total Post-POC Milestone Payments exceed [***].

On a Collaboration Target-by-Collaboration Target basis, if a Licensed Product is not required to undergo the Post-POC Milestone Event associated with any such Post-POC Milestone Payment, such skipped Post-POC Milestone Event will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive Post-POC Milestone Event. Payment for any such skipped Post-POC Milestone Event that is owed in accordance with the provisions of the foregoing sentence with respect to a given Licensed Product will be due concurrently with the payment for the next successive Post-POC Milestone Event by such a Licensed Product.

11.2.4 Commercial Milestones. On a Collaboration Target-by-Collaboration Target basis, Sanofi will pay Kymera the milestone payments (each a “Commercial Milestone Payment”, and, together with the Development Milestone Payments, the “Milestone Payments”) set forth in this Section 11.2.4 in accordance with the procedure set forth in Section 11.2.5 upon the [***] (each, a “Commercial Milestone Event”, and, together with the Development Milestone Events, the “Milestone Events”) with respect to [***], in each case, subject to reductions pursuant to Section 11.2.5.

Commercial Milestone Event for Collaboration Target 1	Commercial Milestone Payment for all Licensed Products Directed Against Collaboration Target 1
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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Commercial Milestone Event for Collaboration Target 2	Commercial Milestone Payment for a Licensed Product Directed Against Collaboration Target 2
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each of the Commercial Milestone Payments for Collaboration Target 1 is payable [***]. Each of the Commercial Milestone Payments for Collaboration Target 2 is payable [***]. Further, in no event will the Commercial Milestone Payments associated with Collaboration Target 1 exceed [***], nor will the Commercial Milestone Payments associated with any particular Licensed Product Directed Against Collaboration Target 2 exceed [***].

Notwithstanding anything herein to the contrary, for purposes of the Commercial Milestone Events, on a Collaboration Target-by-Collaboration Target basis, “Annual Net Sales” means [***].

On a Collaboration Target-by-Collaboration Target basis, the Commercial Milestone Payments in this Section 11.2.4 are [***], such that if more than [***]Commercial Milestone Event specified in this Section 11.2.4 is achieved in the same [***] with respect to a particular Collaboration Target, then [***].

11.2.5 Opt-In Period, Opt-Out.

(a) During the Opt-In Period (if any) for any Collaboration Target, (i) Kymera may [***] and (ii) except as provided in clauses (b) and (c) below, Kymera will [***].

(b) [***].

(c) [***].

11.2.6 Notice; Payment. Each Milestone Payment will be deemed earned upon achievement of the corresponding Milestone Event, and Sanofi will provide Kymera with written notice upon the achievement of each of the Milestone Events set forth in Sections 11.2.1, 11.2.2, 11.2.3 and 11.2.4, such written notice to be provided (i) with respect to any Milestone Event under Section 11.2.1, 11.2.2 or 11.2.3, within [***] and (ii) with respect to any Milestone Event under Section 11.2.4 [***] for the Calendar Quarter in which such Milestone Event is first achieved. Following receipt of such written notice, Kymera will

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promptly invoice Sanofi for the applicable milestone and Sanofi will make the appropriate Milestone Payment within [***].

11.2.7 General Right to Reconcile Payments. Sanofi will have the right to offset [***], against any payments owed by Sanofi to Kymera under this Agreement. Such offsets will be in addition to any other rights or remedies available under this Agreement and Applicable Law.

11.3 Royalties.

11.3.1 Royalty Rates. Subject to Sections 11.3.2, 11.3.3, 11.3.4, 11.3.6, 11.3.7 and 11.3.8, on a Collaboration Target-by-Collaboration Target, Licensed Product-by-Licensed Product and country-by-country basis, Sanofi will pay Kymera royalties based on the aggregate Net Sales of the applicable Licensed Product sold by Sanofi, its Affiliates or Sublicensees in the applicable Field during a Calendar Year at the rates set forth in the applicable table below. The obligation to pay royalties will be imposed only once with respect to the same unit of a Licensed Product.

Collaboration Target 1
Calendar Year Net Sales (in U.S. Dollars) for such Licensed Products	Royalty Rates as a Percentage (%) of Net Sales
Portion of Calendar Year Net Sales up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***]	[***]

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Collaboration Target 2
Calendar Year Net Sales (in U.S. Dollars) for such Licensed Products	Royalty Rates as a Percentage (%) of Net Sales
Portion of Calendar Year Net Sales up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]
Portion of Calendar Year Net Sales that exceeds [***]	[***]

The applicable royalty rate set forth in the applicable table above will apply only to that portion of the Net Sales of a given Licensed Product during a given Calendar Year that falls within the indicated range. By way of example and without limitation of this Section 11.3.1, if Calendar Year Net Sales by Sanofi, its Affiliates and Sublicensees of a given Licensed Product Directed Against Collaboration Target 2 were [***], then the royalties payable with respect to such Calendar Year Net Sales for such Licensed Product for such Calendar Year, subject to adjustment as set forth in this Section 11.3.1, would be: [***].

Notwithstanding the foregoing, on a Collaboration Target-by-Collaboration Target basis, in the event that Kymera exercised the Kymera Opt-In Right and later exercises the Kymera Opt-Out Right, the royalty rates will be as follows:

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Collaboration Target 1
Calendar Year Net Sales (in U.S. Dollars) for such Licensed Products	Royalty Rates as a Percentage (%) of Net Sales if Kymera has borne U.S. Development Expenses at least equal to [***] but less than [***]	Royalty Rates as a Percentage (%) of Net Sales if Kymera has borne U.S. Development Expenses at least equal to [***]
Portion of Calendar Year Net Sales up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***]	[***]	[***]

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Collaboration Target 2
Calendar Year Net Sales (in U.S. Dollars) for such Licensed Products	Royalty Rates as a Percentage (%) of Net Sales if Kymera has borne U.S. Development Expenses at least equal to [***] but less than [***]	Royalty Rates as a Percentage (%) of Net Sales if Kymera has borne U.S. Development Expenses at least equal to [***]
Portion of Calendar Year Net Sales up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***] up to and including [***]	[***]	[***]
Portion of Calendar Year Net Sales that exceeds [***]	[***]	[***]

[***].

11.3.2 Royalty Term. Sanofi will pay royalties to Kymera under this Section 11.3 on a Licensed Product-by-Licensed Product and a country-by-country basis during the Royalty Term for such Licensed Product in such country. Upon the expiration of the Royalty Term for a given Licensed Product in a given country, the Exclusive License granted to Sanofi under Section 10.1 will become fully-paid, perpetual, irrevocable and royalty free with respect to such Licensed Product.

11.3.3 Reduction for Lack of Patent Coverage. If during any period within the applicable Royalty Term for a country, no Valid Claim of any Patent within the Licensed Technology (which includes, for clarity, the Joint Foreground Patents) exists that Covers the sale or use of such Licensed Product in such country, then the royalty rate applied to Net Sales of such Licensed Product in such country will be reduced by [***] for purposes of calculating the royalty owed under Section 11.3.1 for the remainder of the Royalty Term for such Licensed Product in such country.

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11.3.4 Reduction for Competition.

(a) Following the First Commercial Sale of a Generic Product in a given country, if during any Calendar Quarter during the Royalty Term for a Licensed Product in such country, the average quarterly Net Sales of Licensed Product sold [***] declines [***] or more when compared to the average quarterly Net Sales of such Licensed Product in such country during the [***] immediately prior to the First Commercial Sale of such Generic Product, then the royalty rate with respect to Net Sales of such Licensed Product in such country will automatically be reduced to [***] of the royalty rate otherwise applicable with respect to such Licensed Product in such country for such Calendar Quarter.

(b) Further, following the First Commercial Sale of a Generic Product in a given country, if during any Calendar Quarter during the Royalty Term for a Licensed Product in such country, the average quarterly Net Sales of Licensed Product sold [***] declines [***] or more when compared to the average quarterly Net Sales of such Licensed Product in such country during the [***] immediately prior to the First Commercial Sale of such Generic Product, then the royalty rate with respect to Net Sales of such Licensed Product will automatically be reduced [***] with respect to such Licensed Product in such country.

11.3.5 Third Party Licenses. Sanofi may deduct from the royalties payable to Kymera under this Section 11.3 [***] of any Blocking Third Party Intellectual Property Costs and In-License Costs paid by Sanofi prior to or during such Calendar Quarter; provided, however, that in no event will the royalties that would otherwise be payable to Kymera with respect to Net Sales of Licensed Products, after any applicable reduction to such Net Sales under this Section 11.3.5, be reduced by more than [***] in any given Calendar Quarter.

11.3.6 Aggregate Limitation on Deductions. Notwithstanding Sections 11.3.3, 11.3.4(a), and 11.3.5, in no event will the combined effect of all reductions to the royalties payable to Kymera under Sections 11.3.3, 11.3.4(a) and 11.3.5 reduce the royalty amounts payable by Sanofi to Kymera under this Section 11.3 for any Licensed Product in any country during a Calendar Quarter to less than [***] of the amount that would otherwise be due under Section 11.3.1, but for such deductions provided, that Sanofi will be entitled to [***]; provided that notwithstanding the foregoing, on a Collaboration Target-by-Collaboration Target basis, [***].

11.3.7 Opt-In Right. Notwithstanding anything to the contrary in this Section 11.3, on a Collaboration Target-by-Collaboration Target basis, if Kymera has exercised the Kymera Opt-In Right with respect to a given Collaboration Target, then, during the applicable Opt-In Period, (a) the Parties will share costs and profits in the United States with respect to Licensed Products Directed Against such Collaboration Target in accordance with the applicable Cost/Profit Sharing Agreement and (b) the terms of Sections 11.3.1 through 11.3.6 and 11.3.8 will apply to sales of Licensed Products Directed Against such Collaboration Target in the Rest of World. For clarity, in the event Kymera exercises the Kymera Opt-In Right with respect to a given Collaboration Target and later exercises the Kymera Opt-Out Right with respect to such Collaboration Target, then the terms of Sections 11.3.1 through 11.3.6 and 11.3.8 will apply to sales of Licensed Products Directed Against

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such Collaboration Target throughout the Territory. Further, any relevant Blocking Third Party Intellectual Property Costs paid by Sanofi will be subject to the relevant Cost/Profit Sharing Agreement.

11.3.8 Royalty Reports. Following the First Commercial Sale of a Licensed Product and continuing for the remainder of the Royalty Term for such Licensed Product, within [***] after the end of each Calendar Quarter, Sanofi will deliver a report to Kymera specifying on a Licensed Product-by-Licensed Product basis: (a) Net Sales in the relevant Calendar Quarter, (b) to the extent such Net Sales include sales not denoted in U.S. Dollars, a summary of the then-current exchange rate methodology then in use by Sanofi and used to convert Net Sales to U.S. Dollars, and (c) royalties payable on such Net Sales. All royalty payments due under this Section 11.3 for each Calendar Quarter will be due and payable within [***] after the end of each Calendar Quarter.

11.4 Invoicing for Additional Amounts. With respect to any amounts owed under this Agreement by one Party to the other Party for which no other invoicing and payment procedure is specified elsewhere in this Agreement, within [***] after the end of each Calendar Quarter, the applicable Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed. The owing Party will pay any undisputed amounts within [***] of receipt of the invoice, and any disputed amounts owed by the owing Party will be paid within [***] of resolution of the Dispute.

11.5 In-License Agreements.

11.5.1 Potential In-Licenses.

(a) On a Collaboration Target-by-Collaboration Target basis, a Party may notify the JSC that the Research, Development, Manufacture or Commercialization of Collaboration Compounds, Collaboration Candidates or Licensed Products Directed Against a given Collaboration Target may require or benefit from a grant of rights under additional Patents or Know-How of Third Parties, whether by license or acquisition (each, a “Potential In-License”).

(b) If the Third Party Know-How or Patents that are the subject of the Potential In-License would constitute [***], then [***], in which case such Potential In-License will be deemed to be a “Collaboration In-License” upon the execution of such agreement, or (ii) follow the procedures set forth in Section 11.5.2.

(c) Except as set forth in Section 11.5.1(b)(i), if the Third Party Know-How or Patents that are subject to the Potential In-License either (x) [***] or (y) [***], the Parties will, through the JSC (in coordination with the JPC), review, discuss, and determine whether to negotiate the terms of such Potential In-License for use by the Parties pursuant to this Agreement with respect to the Research, Development, Manufacture or Commercialization of Collaboration Compounds, Collaboration Candidates or Licensed Products Directed Against such Collaboration Target to which such Potential In-License relates. In connection therewith, except as otherwise expressly agreed by the Parties, the JSC will:

(i) [***];

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(ii) [***];

(iii) [***]; and

(iv) [***].

(d) If the Potential In-License relates to Patents or Know-How of Third Parties that are not otherwise covered in clause (b) or (c) above, then either Party will have the right, but not the obligation, to negotiate and enter into the applicable Potential In-License. Promptly after execution of any such Potential In-License, (i) the Parties will enter into a common interest agreement, and (ii) the applicable licensing Party will bring such Potential In-License to the attention of the JSC in accordance with Section 11.5.2.

(e) Notwithstanding anything to the contrary set forth in this Agreement, neither Party in its role as “lead negotiator” will negotiate for or agree to economic terms in any such Potential In-License in a manner [***].

11.5.2 Collaboration In-License Agreements. If a Potential In-License is brought to the attention of the JSC pursuant to this Section 11.5, then the Parties will, through the JSC, [***]. The JSC will review and discuss the rationale of including such Potential In-License for use by the Parties with respect to the applicable Collaboration Compounds, Collaboration Candidates or Licensed Products Directed Against a given Licensed Target pursuant to this Agreement and the proposed (or agreed) economics associated with doing so (including related royalty or milestone obligations), and determine whether to approve such Potential In-License as a Collaboration In-License Agreement for the applicable Collaboration Target. For any Potential In-License that the JSC approves for use by the Parties pursuant to this Agreement, (a) such Potential In-License will be deemed to be a “Collaboration In-License Agreement” hereunder on the date such agreement is executed by the applicable Party and Third Party, and (b) as of such execution date, the Patents and Know-How in-licensed under such Collaboration In-License Agreement will be deemed “Controlled” under this Agreement as Licensed Technology or Sanofi Technology for purposes of the Research, Development, Manufacture and Commercialization of Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against the applicable Collaboration Target.

11.5.3 Costs for Collaboration In-Licenses. Any upfront payments, milestone payments, similar payments or royalties incurred under a Collaboration In-License that are specific to the Collaboration Compounds, Collaboration Candidates or Licensed Products Directed Against the applicable Collaboration Target will be allocated between the Parties as follows:

[***]

11.5.4 Non-Approved Potential In-Licenses. If the JSC does not approve a Potential In-License as a Collaboration In-License Agreement pursuant to Section 11.5.1(c)(iv), then (a) such Potential In-License will not be a Collaboration In-License Agreement hereunder, and (b) the Patents and Know-How which would have been in-licensed under such Potential In-License will not be included as Licensed Technology or Sanofi

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Technology and will not be “Controlled” by the Party to the Potential In-License for purposes of this Agreement. For clarity, if the JSC does not approve a Potential In-License, then (a) each Party will be entitled to, at its discretion, independently in-license such Third Party Know-How or Patents provided that such independently-obtained license would not block the other Party from seeking its own direct license to such Intellectual Property for use in connection with the Research, Development, Manufacture or Commercialization of Collaboration Compounds, Collaboration Candidates or Licensed Products, and (b) the other Party will have no obligation to reimburse the other Party for any costs or expenses incurred or payments due with respect to any licenses between such Party and such Third Party.

11.5.5 Third Party Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the Third Party Agreement has been terminated in accordance with its terms prior to the Restatement Execution Date; (b) no (sub)license or other right with respect to any Know-How or Patents owned by Kymera (whether solely or jointly with the Counterparty) pursuant to the Third Party Agreement is granted to Sanofi pursuant to this Agreement; and (c) any Know-How or Patents co-owned by Kymera and the Counterparty under the Third Party Agreement will not be Controlled by Kymera or its Affiliates for purposes of this Agreement except as provided in this Section 11.5.5. In the event that the Parties wish to use or incorporate any of the Know-How or Patents co-owned by Kymera and the Counterparty into or under this Agreement, then the Parties may amend this Agreement to incorporate such rights, licenses and other obligations as the Parties may mutually agree in writing.

11.5.6 Compliance with Collaboration In-License Agreements. All licenses and other rights granted under this Agreement will be subject to the rights and obligations under the applicable Collaboration In-License Agreements. Each Party will comply with all applicable provisions of the Collaboration In-License Agreements, and will perform and take such actions as may be required to allow the other Party to comply with its obligations thereunder, including obligations relating to sublicensing, patent matters, confidentiality, reporting, audit rights, indemnification and diligence. Without limiting the foregoing, each Party will prepare and deliver to the other Party any additional reports required under the applicable Collaboration In-License Agreements and reasonably requested by the other Party, in each case, sufficiently in advance to enable the other Party to comply with its obligations under the applicable Collaboration In-License Agreements. For clarity, as of the Restatement Execution Date, there are no Collaboration In-License Agreements, and the Third Party Agreement will not be deemed a Collaboration In-License Agreement.

11.6 Research and Development Funding Reimbursement.

11.6.1 Research Costs [***]. Sanofi will reimburse Kymera for [***] actually incurred by Kymera or its Affiliates for the Research activities conducted under Section 2.4.2 with respect [***]. Any payments to be made to Kymera by Sanofi pursuant to this Section 11.6.1 will be made [***] pursuant to invoices submitted by Kymera to Sanofi within [***]; provided that Kymera will provide a good faith estimate of any costs for which reimbursement is due under this Section 11.6.1 within [***]. Each such invoice will be accompanied by reasonable supporting documentation evidencing the expenses incurred for

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such Research activities (such expenses to be itemized) [***]. Undisputed payments will be due within [***] after Sanofi receives such an invoice from Kymera.

11.6.2 Research Costs [***]. Sanofi will reimburse Kymera for its [***] actually incurred by Kymera or its Affiliates for the Research activities conducted under Section 2.5.4 in accordance with the Research Plan and Sections 2.5.5 and 2.6.4. Any payments to be made to Kymera by Sanofi pursuant to this Section 11.6.2 will be made [***] pursuant to invoices submitted by Kymera to Sanofi within [***]; provided that Kymera will provide a good faith estimate of any costs for which reimbursement is due under this Section 11.6.2 within [***]. Each such invoice will be accompanied by reasonable supporting documentation evidencing the expenses incurred for such Research activities (such expenses to be itemized) [***]. Undisputed payments will be due within [***] after Sanofi receives such an invoice from Kymera.

11.6.3 Research Costs [***]. Sanofi will reimburse Kymera for its [***] actually incurred by Kymera or its Affiliates for [***] performed in accordance with the applicable Backup Research Plan, subject to Section 5.5.6. Any payments to be made to Kymera by Sanofi pursuant to this Section 11.6.3 will be made [***] pursuant to invoices submitted by Kymera to Sanofi within [***]; provided that Kymera will provide a good faith estimate of any costs for which reimbursement is due under this Section 11.6.3 within [***]. Each such invoice will be accompanied by reasonable supporting documentation evidencing the expenses incurred for the Backup Research (such expenses to be itemized) [***]. Undisputed payments will be due within [***] after Sanofi receives such an invoice from Kymera.

11.6.4 Early Development Funding Reimbursement.

(a) Funding for [***]. Kymera will pay for [***] incurred by or on behalf of Kymera for the Kymera Existing Phase 1 Clinical Trial [***]. Sanofi will pay for [***] incurred during the period commencing [***].

(b) Funding for [***]. Kymera will pay for [***] incurred by or on behalf of Kymera during the period commencing on the Restatement Effective Date and continuing for the remainder of the Research Term for: [***]. Sanofi will reimburse Kymera for [***] incurred by or on behalf of Kymera or its Affiliates with respect to [***].

(c) Funding [***]. Sanofi will reimburse Kymera for [***] actually incurred by or on behalf of Kymera or its Affiliates for all Early Development Activities for Licensed Products containing [***] conducted under Section 3.1, including Development, regulatory Manufacturing activities related thereto.

11.6.5 Payments. Any payments to be made to one Party by the other Party pursuant to this Section 11.6.5 will be made [***] in arrears pursuant to invoices submitted by Kymera to Sanofi within [***] following the end of the applicable [***]; provided that Kymera will provide a good faith estimate of any costs for which reimbursement is due under this Section 11.6.5 within [***] after each [***]. Each such invoice will be accompanied by reasonable supporting documentation evidencing the expenses incurred for

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such Research activities (such expenses to be itemized) during such [***]. Undisputed payments will be due within [***] after Sanofi receives such an invoice from Kymera.

11.7 Payment Terms.

11.7.1 Currency; Payment Method. All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, by wire transfer or Automated Clearing House (ACH) payment to an account designated by Kymera (which account Kymera may update from time to time in writing).

11.7.2 Exchange. If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, such amounts will be converted to their U.S. Dollar equivalent using Sanofi’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Calculation of Net Sales will exclude hedging and foreign exchange gain or loss realized through a hedging program.

11.7.3 Invoices. Except as otherwise set forth in this Agreement, Kymera will deliver an invoice to Sanofi for all payments owed by Sanofi to Kymera in accordance with Sanofi’s reasonable instructions. Sanofi will pay all undisputed payments owed to Kymera within [***] after receipt of the invoice for such owed amount, except where a different timeframe is expressly provided in another Section of this Agreement, and any disputed amounts owed by Sanofi will be paid within [***] of resolution of the Dispute.

11.8 Withholding Tax. Where any sum due to be paid to Kymera hereunder is subject to any withholding or similar tax, Sanofi will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to Kymera. Sanofi will timely transmit to Kymera an official tax certificate or other evidence of such withholding sufficient to enable Kymera to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, Milestone Payments, and other payments made by Sanofi to Kymera under this Agreement. Kymera will provide Sanofi any tax forms that may be reasonably necessary in order for Sanofi not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Notwithstanding this Section 11.8, if, as a result of a Withholding Action by Sanofi (including any assignee or successor), withholding is required by Applicable Law and the amount of such withholding exceeds the amount of withholding that would have been required if Sanofi had not committed the Withholding Action, then Sanofi shall pay an additional amount to Kymera such that, after withholding from the payment contemplated by this Agreement and such additional amount, Kymera receives the same amount as it would have received from Sanofi absent such Withholding Action by Sanofi. For the avoidance of doubt, if as a result of a Withholding Action by Kymera (including any assignee or successor) the amount of withholding under the law of the

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applicable jurisdiction exceeds the amount of such withholding that would have been required in the absence of such Withholding Action by Kymera, Sanofi shall be required to pay any additional amount only to the extent that Sanofi would be required to pay any additional amount to Kymera pursuant to the preceding sentence if Kymera had not committed such Withholding Action. For purposes of this Section 11.8, “Withholding Action” by a Party means (i) a permitted assignment or sublicense of this Agreement (in whole or in part) by such Party to an Affiliate or a Third Party outside of the United States; (ii) the exercise by such Party of its rights under this Agreement (in whole or in part) through an Affiliate or Third Party outside of the United States (or the direct exercise of such rights by an Affiliate of such Party outside of the United States); (iii) a redomiciliation of such Party, an assignee or a successor to a jurisdiction outside the United States; and (iv) any action by such Party that causes this Agreement or any payment contemplated by this Agreement to become subject to Tax in a jurisdiction outside of the United States or subject any payment contemplated by this Agreement to withholding in any jurisdiction that would not have been required absent such Withholding Action.

11.9 Records; Audits. Sanofi will keep and maintain accurate and complete records regarding Net Sales during the [***]. Kymera will keep accurate and complete records regarding all [***] incurred in connection with the (i) Research activities relating to [***], in each case, in sufficient detail to confirm the accuracy of any payments required under this Agreement, covering the [***]. Upon [***] prior written notice from the other Party (the “Auditing Party”), the Party required to maintain such records (as applicable, the “Audited Party”) will permit an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates, as may be reasonably necessary to verify the royalty reports submitted by Sanofi in accordance with Section 11.3.8 or [***] reported by Kymera in accordance with Section 11.6, as applicable. An examination by the Auditing Party under this Section 11.9 will occur not more than once in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. No records will be audited more than once. The accounting firm will be provided access to such books and records at the Audited Party’s facility or facilities where such books and records are normally kept and such examination will be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both Parties a written report disclosing whether the reports submitted by Sanofi or [***] submitted by Kymera, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party. If the report or information submitted by the Audited Party results in an underpayment or overpayment, (a) the Party owing the underpaid or overpaid amount will promptly pay the amount of such underpayment to the other Party, and (b) any such overpayment will be creditable against future payments to the other Party hereunder. The costs and fees of any audit conducted by the Auditing Party under this Section 11.9 will be borne by the Auditing Party, unless such audit reveals an underpayment of amounts owed to the Auditing Party of more than [***] of the amount that was owed by the Audited Party with respect to the relevant period, in which case, the Audited Party will reimburse the Auditing Party for the reasonable expense incurred by the Auditing Party in connection with the audit.

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11.10 Late Payment. Any undisputed payment under this Agreement that is not paid on or before the date such undisputed payment is due will bear interest, to the extent permitted by Applicable Law, at [***] above [***], as reported by Reuters from time to time, calculated on the number of days such undisputed payment is overdue, compounded annually and computed on the basis of a three hundred sixty-five (365) day year.

Article 12
INTELLECTUAL PROPERTY

12.1 Ownership; Assignment.

12.1.1 Kymera Background Technology and Sanofi Background Technology. As between the Parties, Kymera will own and retain all of its rights, title and interest in and to the Kymera Background Technology and Sanofi will own and retain all of its rights, title and interest in and to any Sanofi Background Technology, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement.

12.1.2 Foreground Technology.

(a) For purposes of determining inventorship under this Section 12.1, inventorship will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).

(b) As between the Parties, Kymera will be the sole owner of any Foreground Know-How that [***], and will own and retain all rights, title and interest thereto, subject to any rights or licenses expressly granted by Kymera to Sanofi under this Agreement. For clarity, [***]. Any dispute of whether any [***] will be governed by Sections 9.9.2(b)(iii) and 9.9.2(b)(iv).

(c) Except as expressly set forth in Section 12.1.2(b), as between the Parties, each Party will be the sole owner of any Foreground Know-How discovered, developed, invented or created solely by such Party, its Affiliates, or Third Parties acting on its or their behalf, and all Patents that Cover any of the foregoing. The Parties will jointly own, on an equal and undivided basis any Foreground Know-How discovered, developed, invented or created jointly by both (i) Sanofi, its Affiliates, or Third Parties acting on behalf of Sanofi or its Affiliates and (ii) Kymera, its Affiliates, or Third Parties acting on behalf of Kymera or its Affiliates, and all Patents, including [***], that claim or encompass any of the foregoing [***]. [***].

(d) Subject to Sections 9.9.2(b)(iii) and 9.9.2(b)(iv) for any dispute of whether any Foreground Technology is Platform Foreground Technology, [***].

(e) Promptly following receipt by Kymera or any of its Affiliates of an invention disclosure with respect to any invention discovered, developed, invented or created, solely or jointly, by Kymera, its Affiliates, or Third Parties acting on its or their behalf that constitutes Foreground Technology, Kymera will promptly disclose to Sanofi in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of such Foreground Technology. Promptly following receipt by Sanofi or any of its Affiliates of an invention disclosure with respect to any invention that is discovered, developed, invented or

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created, solely or jointly, by Sanofi, its Affiliates, or Third Parties acting on its or their behalf that constitutes Foreground Technology, Sanofi will promptly disclose to Kymera in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of such Foreground Technology.

12.2 Prosecution and Maintenance of Patents.

12.2.1 [***].

(a) Except as expressly set forth in this Agreement, Kymera will control, be responsible for and have the sole right for (but not the obligation), at its own expense, all aspects of the Prosecution and Maintenance of [***]. Kymera’s interest in [***] is addressed in Section 12.2.4. Kymera’s interest in all other [***] is addressed in Sections 12.2.5, 12.2.6(c) and 12.2.7. Each Party’s rights in respect of [***] are addressed in Section 15.3.1(d). For clarity, Kymera will control, be responsible for and have the sole right for (but not the obligation), at its own expense, all aspects of the Prosecution and Maintenance of all Patents that [***] and Sanofi will have no right to review and comment on the Prosecution and Maintenance of such Patents that [***]. [***].

(b) Subject to Sections 12.2.4 and 12.2.5, Kymera will have the exclusive right, but not the obligation, to Prosecute and Maintain all Patents that [***]. Without the prior consent of Sanofi, Kymera will not [***]. Kymera will not [***]. If [***], Kymera will not [***].

(c) Subject to Sections 12.2.4 and 12.2.5, Kymera will have the exclusive right, but not the obligation, to Prosecute and Maintain all Patents that [***]. Without the prior consent of Sanofi, Kymera will not [***]. Kymera will not [***]. If [***], Kymera will not [***].

(d) Subject to Sections 12.2.4 and 12.2.5, Kymera will have the exclusive right, but not the obligation, to Prosecute and Maintain all Patents that [***]. Without the prior consent of Sanofi, Kymera will not [***]. If [***], Kymera will not [***].

(e) Subject to Sections 12.2.4 and 12.2.5, Kymera will have the exclusive right, but not the obligation, to Prosecute and Maintain all Patents that [***], and will not [***]. If [***], Kymera will not [***].

12.2.2 [***].

(a) Prior to Sanofi Participation Election Effective Date.

(i) [***]. Prior to the Sanofi Participation Election Effective Date (if any) for Collaboration Target 1, [***] will use Commercially Reasonable Efforts to Prosecute and Maintain, at its own expense [***]. Without the prior consent of [***] will not [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(ii) [***]. Prior to the Sanofi Participation Election Effective Date (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to

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Prosecute and Maintain the [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. Without the prior consent of [***], [***] will [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(iii) [***]. Prior to the Sanofi Participation Election Effective Date (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of the [***]. If the Parties cannot agree on a particular action with respect to the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(iv) [***]. Prior to the Sanofi Participation Election Effective Date (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. Without the prior consent of [***], [***] will not [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(v) [***]. Prior to the Sanofi Participation Election Effective Date (if any) for Collaboration Target 1, Kymera will have the first right (but not the obligation) to Prosecute and Maintain the [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(b) Following Sanofi Participation Election Effective Date.

(i) [***]. During the Sanofi Participation Term (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***].

(ii) [***]. During the Sanofi Participation Term (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. Without the prior consent of [***], [***] will not [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

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(iii) [***]. During the Sanofi Participation Term (if any) for the Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***].

(iv) [***]. During the Sanofi Participation Term (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. Without the prior consent of [***], [***] will not [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(v) [***]. During the Sanofi Participation Term (if any) for Collaboration Target 1, [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***] and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures.

12.2.3 Certain Kymera Background Patents relevant to [***]. In the event that any [***].

12.2.4 [***]. Prior to the Sanofi Participation Election Right Exercise (if any) for [***] and prior to the filing of any new Patent application that Covers [***], the JPC will meet and in good faith discuss [***]. The Parties, through the JPC, will use good faith efforts to agree on such strategy, with the goal of maximizing the value of the Parties’ respective patent portfolios. For clarity, [***].

(a) Prior to Sanofi Participation Election Effective Date. Prior to the Sanofi Participation Election Effective Date (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***], subject to the [***] backup rights described in Section 12.2.9(c); provided that (i) [***] will not [***], and (ii) [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***], and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of the [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(b) Following Sanofi Participation Election Effective Date. During the Sanofi Participation Term (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of the [***].

12.2.5 [***]. Subject to Section 12.2.4, the Parties will divide responsibility for the Prosecution and Maintenance of [***], other than [***], as follows:

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(a) Prior to Sanofi Participation Election Effective Date. Prior to the Sanofi Participation Election Effective Date (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of such [***], and [***]. In any [***], without the prior consent of [***], [***] will not [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of such [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(b) Following Sanofi Participation Election Effective Date. During the Sanofi Participation Term (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain the [***], other than [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of such [***] and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of such [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures.

12.2.6 [***].

(a) [***].

(i) Prior to Sanofi Participation Election Effective Date. Prior to the Sanofi Participation Election Effective Date (if any) for [***] will use Commercially Reasonable Efforts to Prosecute and Maintain, at its own expense, [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of [***], and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of any [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(ii) Following Sanofi Participation Election Effective Date. During the Sanofi Participation Term (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain all [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of such [***].

(b) [***].

(i) Prior to Sanofi Participation Election Effective Date. Prior to the Sanofi Participation Election Effective Date (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain all [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of such [***], and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of such [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(ii) Following Sanofi Participation Election Effective Date. During the Sanofi Participation Term (if any) [***], [***] will have the first right (but not the

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obligation) to Prosecute and Maintain [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of such [***].

(c) [***].

(i) Prior to Sanofi Participation Election Effective Date. Prior to the Sanofi Participation Election Effective Date (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain all [***], subject to the [***] backup rights described in Section 12.2.9(c). [***] will have the right to review and comment on the Prosecution and Maintenance of such [***], and [***]. If the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of such [***], then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***].

(ii) Following Sanofi Participation Election Effective Date. During the Sanofi Participation Term (if any) for [***], [***] will have the first right (but not the obligation) to Prosecute and Maintain all [***]. [***] will have the right to review and comment on the Prosecution and Maintenance of such [***].

12.2.7 [***]. Subject to Sections 12.2.4, 12.2.5, and 12.2.6(c), the Parties will divide responsibility for the Prosecution and Maintenance of [***], other than [***].

12.2.8 Sanofi Patents. Sanofi will control, be responsible for, and have the sole right (but not the obligation) for, at its own expense, all aspects of the Prosecution and Maintenance of all Sanofi Background Patents and Sanofi Foreground Patents.

12.2.9 Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a) During the Term, each Party will keep the other Party informed (through the JPC, or directly if the JPC is disbanded) as to material developments with respect to the Prosecution and Maintenance of the [***] for which such Party has responsibility for Prosecution and Maintenance pursuant to this Section 12.2, including by providing (i) copies of any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings; and (ii) drafts of any material filings or responses to be made to any patent office sufficiently in advance of submitting such filings or responses so as to provide the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b) If, during the Term, Sanofi intends to abandon patent applications for any [***], then Sanofi will so notify Kymera of such intention at least [***] before such Patent will become abandoned, and Kymera will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice, provided, however, [***]; and (iii) if the Parties cannot agree on the reasonableness of any other strategic purpose, then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures.

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(c) If, during the Term, Kymera intends to abandon any [***] that Kymera is responsible for Prosecuting and Maintaining in a particular country, then Kymera will notify Sanofi of such intention at least [***] before such Patent will become abandoned, and Sanofi will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

12.3 Defense of Claims Brought by Third Parties. If any Third Party brings a claim or otherwise asserts that a Licensed Product or Collaboration Compound infringes such Third Party’s Patent or misappropriates such Third Party’s Know-How (each, a “Third-Party Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party in writing. Prior to the Sanofi Participation Election Effective Date (if any) with respect to the applicable Collaboration Target, [***] will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its cost and expense and, following the Sanofi Participation Election Effective Date (if any) with respect to the applicable Collaboration Target, [***] will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its cost and expense (such Party having the right to control such defense, the “Defending Party”). If the Party not having the right to control such defense in accordance with the preceding sentence (the “Non-Defending Party”) is named as a defendant in such suit, the Non-Defending Party will have the right to participate in such defense and settlement with its own counsel, at its cost. The Defending Party will not enter into any settlement of any Third-Party Infringement Claim that is instituted or threatened to be instituted against the Non-Defending Party without the Non-Defending Party’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; except that, such consent will not be required if such settlement includes a release of all liability in favor of the Non-Defending Party or an assumption of any unreleased liability by the Defending Party. As requested by the Defending Party, the Non-Defending Party will provide reasonable cooperation and assistance to the Defending Party in connection with the Defending Party’s control of the defense or settlement of a Third-Party Infringement Claim. Such cooperation and assistance will include executing all necessary and proper documents and taking such actions as will be appropriate to allow the Defending Party to control the defense and settlement of such Third-Party Infringement Claim. The Defending Party will reimburse the Non-Defending Party for the reasonable Out-of-Pocket Costs incurred by the Non-Defending Party in providing such assistance and cooperation; except that the Defending Party will have no obligation to reimburse the Non-Defending Party for any costs or expenses incurred if the Non-Defending Party exercises its right to participate in the defense and settlement of a Third-Party Infringement Claim with its own counsel. The Defending Party will keep the Non-Defending Party reasonably informed of the progress of any Third-Party Infringement Claim.

12.4 Enforcement of Patents Against Competitive Infringement.

12.4.1 Duty to Notify of Competitive Infringement. During the Term, if either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to [***] (a “Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Competitive Infringement.

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12.4.2 [***]. As between the Parties, Kymera will have the sole right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any infringement of any [***], by counsel of its own choice, in Kymera’s own name and under Kymera’s direction and control. For clarity, the enforcement of [***] are addressed in Sections 12.4.5 and 12.5.1.

12.4.3 [***]. For clarity, the provisions of this Section 12.4.3 are applicable to [***].

(a) Prior to Sanofi Participation Election Effective Date. As between the Parties, for any Competitive Infringement with respect to [***], [***] will have the first right, but not the obligation to institute, prosecute, and control a Proceeding to enforce any [***] against such Competitive Infringement by counsel of its own choice. [***] will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. [***] will provide [***] with prompt written notice of the commencement of any such Proceeding, and [***] will keep [***] apprised of the progress of such Proceeding and will reasonably consult with [***] with respect to such Proceeding. If [***] fails to initiate such Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 12.4.1, [***] will have the right to initiate and control a Proceeding to enforce the [***] against such Competitive Infringement by counsel of its own choice, and [***] will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that [***].

(b) Following Sanofi Participation Election Effective Date. As between the Parties, for any Competitive Infringement with respect to [***], [***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce the [***] against such Competitive Infringement by counsel of its own choice at its own expense, and [***] will have the right, at its own expense, to be represented in that action by counsel of its own choice. If [***] fails to initiate such Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 12.4.1, [***] will have the right to initiate and control a Proceeding to enforce the [***] against such Competitive Infringement by counsel of its own choice, and [***] will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that [***].

12.4.4 [***]. For clarity, the provisions of this Section 12.4.4 are applicable to [***].

(a) Prior to Sanofi Participation Election Effective Date. As between the Parties, for any Competitive Infringement with respect to [***], [***] will have the first right, but not the obligation to institute, prosecute, and control a Proceeding to enforce any [***] against such Competitive Infringement by counsel of its own choice. [***] will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. [***] will provide [***] with prompt written notice of the commencement of any such Proceeding, and [***] will keep [***] apprised of the progress of such Proceeding and will reasonably consult with [***] with respect to such Proceeding. If [***] fails to initiate such Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 12.4.1, [***] will have the right to initiate and control a Proceeding to enforce the [***] against

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such Competitive Infringement by counsel of its own choice, and [***] will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that [***].

(b) Following Sanofi Participation Election Effective Date. As between the Parties, for any Competitive Infringement with respect to [***], [***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce the [***] against such Competitive Infringement by counsel of its own choice at its own expense, and [***] will have the right, at its own expense, to be represented in that action by counsel of its own choice. If [***] fails to initiate such Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 12.4.1, [***] will have the right to initiate and control a Proceeding to enforce the [***] against such Competitive Infringement by counsel of its own choice, and [***] will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that [***].

12.4.5 [***]. For clarity, the provisions of this Section 12.4.5 are applicable to [***]. As between the Parties, for any Competitive Infringement with respect to a [***], [***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce any [***] against such Competitive Infringement by counsel of its own choice at its own expense, and [***] will have the right, at its own expense, to be represented in that action by counsel of its own choice. If [***] fails to initiate such Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 12.4.1, [***] will have the right to initiate and control a Proceeding to enforce the [***] against such Competitive Infringement by counsel of its own choice, and [***] will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that [***].

12.4.6 Joinder.

(a) If a Party initiates a Proceeding in accordance with this Section 12.4, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Sections 12.4.7 and 12.4.8, the costs and expenses of each Party incurred pursuant to this Section 12.4.6(a) will be borne by the Party initiating such Proceeding.

(b) If one Party initiates a Proceeding in accordance with this Section 12.4, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

12.4.7 Share of Recoveries Prior to Sanofi Participation Election Effective Date. Any damages or other monetary awards recovered, prior to Sanofi’s exercise of the applicable Sanofi Participation Election Right, with respect to a Proceeding brought pursuant to this Section 12.4 will be shared as follows:

(a) [***]; then

(b) [***].

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12.4.8 Share of Recoveries Following Sanofi Participation Election Effective Date. Any damages or other monetary awards recovered, following Sanofi’s exercise of the applicable Sanofi Participation Election Right, with respect to a Proceeding brought pursuant to this Section 12.4 will be shared as follows:

(a) [***]; then

(b) [***]; and

(c) [***].

12.4.9 Settlement. Notwithstanding anything to the contrary under this Article 12, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this Article 12 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under, or take any other action in a manner that materially diminishes the rights or interest of a Patent Controlled by the other Party or its Affiliates (including take any action that would reasonably be expected to materially adversely affect the scope, term, validity or enforceability of any claim of [***]) without first obtaining the written consent of the Party that owns or controls the relevant Patent, such consent not to be unreasonably withheld, delayed or conditioned; provided that the foregoing restriction will not apply with respect to any Sublicense granted by Sanofi.

12.5 Other Infringement.

12.5.1 [***]. With respect to the infringement of a [***] that is not a Competitive Infringement, [***]. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 12.5.1 will be shared as follows: [***].

12.5.2 [***]. Kymera will retain all rights to pursue an infringement of any [***] that is not a Competitive Infringement and Kymera will [***]; provided that, [***].

12.5.3 [***]. Sanofi will retain all rights to pursue an infringement of [***] and Sanofi will [***].

12.6 Patent Listing. Following the Sanofi Participation Election Effective Date (if any) for a Collaboration Target, Sanofi will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Licensed Product pursuant to 21 U.S.C. § 355(b)(1)(G), any similar statutory or regulatory requirement enacted in the future, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction.

12.7 Common Interest. All information exchanged between the Parties’ representatives regarding the Prosecution and Maintenance, or enforcement of Patents under this Article 12 will be deemed Confidential Information. In addition, the Parties acknowledge and agree that, with regard to such Prosecution and Maintenance, and enforcement of the Patents under this Article 12, the interests of the Parties as collaborators and licensor and licensee are to

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obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patents under this Article 12, including privilege under the common interest doctrine and similar or related doctrines.

12.8 Joint Research Agreements. The Parties intend that this Agreement is and will be understood to be a “joint research agreement” (as that term is defined in 35 U.S.C. § 100(h) and used in 35 U.S.C. § 102(c)), entered into for the purposes of researching, identifying and Developing Collaboration Compounds, Collaboration Candidates and Licensed Products. The Parties will coordinate their activities with respect to any submissions, filings or other activities in support thereof.

12.9 Patent Term Extension. On a Collaboration Target-by-Collaboration Target basis, following the Sanofi Participation Election Effective Date (if any) with respect to such Collaboration Target and solely with respect to [***], as between the Parties, Sanofi will be solely responsible for obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Licensed Product Directed Against the applicable Collaboration Target. In exercising the foregoing responsibility with respect to a Collaboration Target following the Sanofi Participation Election Effective Date (if any) with respect to such Collaboration Target, Sanofi will determine which relevant [***] will be extended (including, by filing supplementary protection certificates and any other extensions that are now or in the future become available). Kymera will abide by Sanofi’s determination and cooperate, as reasonably requested by Sanofi, in connection with the foregoing (including by providing appropriate information and executing appropriate documents), at Sanofi’s cost.

12.10 Recording. If Sanofi deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Kymera will reasonably cooperate to execute and deliver to Sanofi any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Sanofi’s reasonable judgment, to complete such registration or recordation. Sanofi will reimburse Kymera for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by Kymera in complying with the provisions of this Section 12.10.

12.11 Unitary Patent System. Sanofi will have the exclusive right to opt-in or opt-out of the EU Unitary Patent System for [***]. For clarity, “to opt-in or opt-out” refers to both the right to have or not have a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as the Agreement on a Unified Patent Court as of February 19, 2013; and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83 (3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted into the EU Unitary Patent System with respect to a given Patent, the other Party will not initiate any action under the EU Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.

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12.12 Trademarks. Following the Sanofi Participation Election Effective Date (if any) with respect to a Collaboration Target, Sanofi will have the sole and exclusive right, but not the obligation, to brand and promote the Licensed Products using trademarks, designs, copyrights, domain names, trade dress and trade names it determines appropriate in its sole discretion for the Licensed Products, which may vary within the Territory (each, a “Licensed Product Mark”). Sanofi will own all rights, title and interests in and to the Licensed Product Marks, and all goodwill in the Licensed Product Marks will inure to the benefit of Sanofi. Sanofi will have the sole and exclusive right and responsibility to register, maintain, defend and enforce the Licensed Product Marks to the extent it determines reasonably necessary. Except as otherwise agreed in writing by both Parties, Sanofi does not grant to Kymera, by implication, estoppel or otherwise, any license to any Licensed Product Mark. For the avoidance of doubt, trademarks, designs, trade dress and trade names evaluated for use as Licensed Products but not actually used in the Commercialization of a Licensed Product will not be a Licensed Product Mark and will remain property of Sanofi after termination or expiration of this Agreement. In any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates will not be a Licensed Product Mark and will remain the property of each respective Party.

12.13 Falsified Medicines. Without limiting either Party’s rights or obligations under this Section 12.13:

12.13.1 Each Party will promptly notify the other Party in writing if it becomes aware of any Third Party’s manufacturing, sale, offer for sale, distribution or contribution to the manufacturing, shipment or commercialization of a medical product purporting to be a Licensed Product which deliberately or fraudulently misrepresents its identity, composition or source (“Falsified Medicine”); and

12.13.2 Sanofi will have the sole and exclusive right, but not the obligation, to lead any detection program, investigation or collaboration with any Governmental Authority and the sole and exclusive right, but not the obligation, to file or threaten to file a claim or lawsuit to enforce any rights against any Third Party manufacturing, selling, offering for sale or distributing Falsified Medicines or contributing to any of these actions. If requested by Sanofi, Kymera will reasonably cooperate with Sanofi with respect to any suspected Falsified Medicines to provide complementary information related to the applicable Licensed Product when necessary or requested by any Governmental Authority.

Article 13
REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties of Sanofi. Sanofi hereby represents and warrants to Kymera, as of the Original Agreement Execution Date and the Restatement Execution Date, that:

(a) Sanofi is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) Sanofi (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all requisite

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action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of Sanofi, and constitutes a legal, valid and binding obligation, enforceable against Sanofi in accordance with the terms hereof, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d) the execution, delivery and performance of this Agreement by Sanofi will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any Applicable Law of any governmental body or administrative or other agency having jurisdiction over Sanofi;

(e) Sanofi has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it as of the Original Agreement Execution Date in connection with the execution and delivery of this Agreement; and

(f) Sanofi has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

13.2 Representations and Warranties of Kymera. Kymera hereby represents and warrants to Sanofi, as of the Original Agreement Execution Date and the Restatement Execution Date, that:

(a) Kymera is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) Kymera (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of Kymera, and constitutes a legal, valid and binding obligation, enforceable against Kymera in accordance with the terms hereof, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d) the execution, delivery and performance of this Agreement by Kymera will not constitute a default under or conflict with any agreement, instrument or understanding,

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oral or written, to which it is a party or by which it is bound, or violate any Applicable Law of any governmental body or administrative or other agency having jurisdiction over Kymera;

(e) Kymera has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it as of the Original Agreement Execution Date in connection with the execution and delivery of this Agreement;

(f) (i) all Kymera Background Technology is owned solely by Kymera, and the Kymera Background Technology does not include any Patents and Know-How that are in-licensed from a Third Party; (ii) all Kymera Background Technology is free and clear of any liens, charges and encumbrances; and (iii) to Kymera’s Knowledge, no license granted by any Third Party to Kymera or its Affiliates, or by Kymera or its Affiliates to any Third Party, conflicts with the rights and licenses granted to Sanofi hereunder;

(g) Kymera is entitled to grant all rights, options and licenses under the Kymera Background Technology that it purports to grant or that are anticipated to be granted to Sanofi under this Agreement;

(h) Schedule 1.193 sets forth a true, correct and complete list of all Kymera Background Patents as of (i) the Original Agreement Execution Date and (ii) the Restatement Execution Date and, except as set forth on Schedule 1.193, each such Patent is owned solely by Kymera. To the extent any Kymera Background Patent is not owned by Kymera, Schedule 1.193 identifies the licensor or sublicensor from which the Patent is licensed;

(i) to Kymera’s Knowledge, all Kymera Background Patents have been Prosecuted and Maintained from the respective patent offices in accordance with Applicable Law. Kymera has not received any written claims, nor to Kymera’s Knowledge, is there any ongoing claim or threatened claim, by any Third Party (i) challenging the scope, validity or enforceability of any issued Kymera Background Patents, (ii) asserting the misuse or non-infringement of any of the Kymera Background Technology, or (iii) challenging Kymera’s Control of any of the Kymera Background Technology;

(j) with respect to the Kymera Background Patents that exist as of the Original Agreement Execution Date and the Restatement Execution Date, as applicable, (i) Kymera has obtained valid and enforceable assignments from the inventors of all inventorship rights relating to such Patents, and all such assignments of inventorship rights relating to such Patents have been properly executed and recorded in the relevant U.S. and foreign patent offices, (ii) to Kymera’s Knowledge, no current officer, employee, agent, advisor, consultant or representative of Kymera or any of its Affiliates is in violation of any term of any such assignment or other agreement with Kymera or such Affiliate regarding the protection of any Kymera Background Technology, and (iii) to Kymera’s Knowledge, no Person who claims to be an inventor of an invention claimed in a Kymera Patent is not identified as an inventor of such invention in the filed Patent documents for such Kymera Patent;

(k) (i) all employees of Kymera performing activities on behalf of Kymera are subject to a present obligation to assign to Kymera all right, title and interest in and to any

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inventions developed by them in the conduct of such activities, whether or not patentable; and (ii) all Subcontractors of Kymera performing activities on behalf of Kymera are subject to a written contract that provides that Kymera will obtain ownership of, or a fully sublicensable license (any expenses of which will be borne by Kymera) under and to, any Know-How and Patents that are discovered, developed, invented or created by such Subcontractor in the performance of such agreement and are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize Collaboration Compounds, Collaboration Candidates or Licensed Products in the Field in the Territory; provided that the foregoing requirement to obtain ownership of, or a fully sublicensable license will not apply to any improvements to the proprietary core or platform technology owned or in-licensed by any such Subcontractor or its Affiliates unless such improvements are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize those Collaboration Compounds, Collaboration Candidates or Licensed Products with respect to which such Subcontractor or its Affiliate conducted its activities under such contract;

(l) with respect to the Kymera Background Patents that exist as of the Original Agreement Execution Date and the Restatement Execution Date, as applicable, (i) Kymera and its Affiliates have materially complied with all applicable disclosure requirements of the applicable Governmental Authority, in connection with the Prosecution and Maintenance of such Kymera Background Patents, (ii) the pending applications included in Kymera Background Patents are being diligently prosecuted in the respective patent offices in the Territory in which Kymera has chosen to file in accordance with Applicable Law, (iii) to Kymera’s Knowledge, Kymera has presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office, and (iv) it has timely paid all filing and renewal fees payable with respect to any such Kymera Background Patents;

(m) Kymera and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Kymera Background Know-How that exists as of the Original Agreement Execution Date and the Restatement Execution Date, as applicable, that constitutes confidential information or trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Kymera Background Know-How) and, to Kymera’s Knowledge, such Kymera Background Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and to Kymera’s Knowledge there has not been a breach by any party to such confidentiality agreements;

(n) to Kymera’s Knowledge, [***];

(o) no inventions Covered by the Kymera Background Technology (i) were conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof; (ii) are a “subject invention” as that term is described in 35 U.S.C. §201(e); (iii) are otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, or any regulations promulgated pursuant thereto,

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including in 37 C.F.R. Part 401; and (iv) are the subject of any licenses, options or other rights of any Governmental Authority, within or outside the United States;

(p) there are no judgments or settlements against Kymera or any of its Affiliates, or, to Kymera’s Knowledge, pending or threatened claims or litigation, in each case, in connection with the Kymera Background Technology that exists as of the Original Agreement Execution Date or the Restatement Execution Date, as applicable, or relating to the transactions contemplated by this Agreement;

(q) to Kymera’s Knowledge, the use, practice or application by Kymera (or its Affiliates) of any Kymera Background Technology as contemplated under this Agreement does not infringe any Valid Claim of any issued and unexpired Patents of a Third Party;

(r) Kymera has not misappropriated any trade secret or other Know-How of a Third Party in development of the Kymera Background Technology;

(s) Kymera has not employed (and, to its Knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement; and

(t) Kymera has [***], and neither Kymera, nor, to Kymera’s Knowledge, any of its Subcontractors, are in possession of [***].

13.3 Updated Information Regarding Representations and Warranties of Kymera. On a Collaboration Target-by-Collaboration Target basis, within [***] after the delivery of the Participation Data Package with respect to such Collaboration Targets, Kymera shall provide written notice to Sanofi stating any exceptions to the veracity of the representations and warranties set forth in Section 13.2 as of the date of such notice of which Kymera has Knowledge (mutatis mutandis).

13.4 Sanofi Covenants. Sanofi hereby covenants to Kymera that, except as otherwise expressly permitted under this Agreement:

(a) Sanofi will, and will require its Affiliates and Subcontractors to comply with all Applicable Law in its and their conduct of activities pursuant to this Agreement, including where appropriate GMP, GCP and GLP (or similar standards);

(b) all employees of Sanofi or its Affiliates or Third Party subcontractors and Sublicensees working under this Agreement will be under appropriate confidentiality provisions at least as protective as those contained in this Agreement;

(c) all employees and Subcontractors of Sanofi performing activities hereunder on behalf of Sanofi will be obligated to assign to Sanofi all right, title and interest in and to any inventions developed by them in the conduct of such activities, whether or not patentable;

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(d) where this Agreement refers to an action or obligation to be undertaken by Sanofi’s Affiliates, Sanofi will cause such Affiliates to undertake such obligations or other actions, and Sanofi will be responsible and liable for any acts or omissions by its Affiliates;

(e) Sanofi will not, and will [***] not to, engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

(f) Sanofi will inform Kymera in writing promptly if it or any Person engaged by Sanofi or any of its Affiliates or Subcontractors who is performing services under this Agreement or any Co-Promotion Agreement or Cost/Profit Sharing Agreement is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Sanofi’s knowledge, is threatened, relating to the debarment or conviction of Sanofi, any of its Affiliates or any such Person performing services hereunder or thereunder.

13.5 Kymera Covenants. Kymera hereby covenants to Sanofi that, except as otherwise expressly permitted under this Agreement:

(a) Kymera will, and will require its Affiliates and Subcontractors to, comply with all Applicable Law in its and their conduct of activities pursuant to this Agreement, including where appropriate GMP, GCP and GLP (or similar standards);

(b) all employees of Kymera or its Affiliates or Third Party subcontractors and Sublicensees working under this Agreement will be under appropriate confidentiality provisions at least as protective as those contained in this Agreement;

(c) Kymera will use Commercially Reasonable Efforts to maintain and not breach any Collaboration In-License Agreement in a manner that would reasonably be expected to give rise to a termination right of the licensor party, and will cause its Affiliates to maintain and not breach in a manner that would reasonably be expected to give rise to a termination right of the licensor party;

(d) Kymera will promptly notify Sanofi in writing of any material breach by Kymera or its Affiliate or a Third Party of any Collaboration In-License Agreement;

(e) Kymera will not, and will cause its Affiliates not to, amend, modify or terminate any Collaboration In-License Agreement in a manner that would adversely affect Sanofi’s rights hereunder without first obtaining Sanofi’s written consent;

(f) Kymera will not, and will cause its Affiliates not to (i) license, sell, assign or otherwise transfer to any Person any Licensed Technology (or agree to do any of the foregoing) or (ii) incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case, that would conflict with, limit, impair or restrict the rights and licenses (or sublicenses, as the case may be) granted to Sanofi

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hereunder; provided that nothing herein will restrict Kymera from effectuating an assignment in accordance with Section 18.1;

(g) Kymera will not, during the Term, enter into any material agreements or contracts that would be inconsistent with its obligations under this Agreement;

(h) during the Term, (i) all employees of Kymera performing activities hereunder on behalf of Kymera will be subject to a present obligation to assign to Kymera all right, title and interest in and to any inventions developed by them in the conduct of such activities, whether or not patentable, and (ii) all Subcontractors of Kymera performing activities on behalf of Kymera pursuant to an agreement entered into after the Execution Agreement will be subject to a written contract that provides that Kymera will obtain ownership of, or a fully sublicensable license (any expenses of which will be borne by Kymera) under and to, any Know-How and Patents that are discovered, developed, invented or created by such Subcontractor in the performance of such agreement and are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize Collaboration Compounds, Collaboration Candidates or Licensed Products in the Field in the Territory; provided that Kymera will use Commercially Reasonable Efforts to obtain (x) ownership of any such Know-How and Patents rather than a license to such Know-How or Patents or, (y) if Kymera cannot so obtain ownership using Commercially Reasonable Efforts, an exclusive license to any such Know-How and Patents; and further provided that the foregoing requirement to obtain ownership of, or a fully sublicensable license will not apply to any improvements to the proprietary core or platform technology owned or in-licensed by any such Subcontractor or its Affiliates unless such improvements are necessary or reasonably useful to Research, Develop, Manufacture or Commercialize those Collaboration Compounds, Collaboration Candidates or Licensed Products with respect to which such Subcontractor or its Affiliate conducted its activities under such contract;

(i) where this Agreement refers to an action or obligation to be undertaken by Kymera’s Affiliates, Kymera will cause such Affiliates to undertake such obligations or other actions, and Kymera will be responsible and liable for any acts or omissions by its Affiliates;

(j) Kymera will not, and will cause its Affiliates and Subcontractors not to, engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

(k) Kymera will inform Sanofi in writing promptly if it or any Person engaged by Kymera or any of its Affiliates or Subcontractors who is performing services under this Agreement or any Co-Promotion Agreement or Cost/Profit Sharing Agreement is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Kymera’s knowledge, is threatened, relating to the debarment or conviction of Kymera, any of its Affiliates or any such Person performing services hereunder or thereunder.

13.6 Disclaimer. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE ACTIVITIES CONDUCTED

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HEREUNDER OR ANY COLLABORATION COMPOUND, Collaboration Candidate OR LICENSED PRODUCT WILL BE SUCCESSFUL, IN WHOLE OR IN PART. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, OR MATERIALS, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, COMPLETENESS, ACCURACY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

Article 14
INDEMNIFICATION; INSURANCE; LIMITATIONS

14.1 Indemnification.

14.1.1 Indemnification by Sanofi. Sanofi will indemnify, defend and hold harmless Kymera, its Affiliates, and its and its Affiliates’ employees, officers, directors and agents and their respective successors, heirs and assigns (each, a “Kymera Indemnified Party”) from and against any liability, loss, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Liability”) arising out of any Third Party suit, investigation, claim or demand in connection with:

(a) the Research, Development, Manufacture, Commercialization or use of any Collaboration Compound, Collaboration Candidate or Licensed Product by, on behalf of, or under the authority of, Sanofi or any of its Affiliates (other than by a Kymera Indemnified Party);

(b) the breach by Sanofi of any of its representations, warranties or covenants set forth in this Agreement; or

(c) the negligence, recklessness or willful misconduct of Sanofi or any Sanofi Indemnified Party in connection with the performance of its obligations hereunder; and except, in each case ((a)–(c)), to the extent such claims fall within the scope of Kymera’s indemnification obligations under Section 14.1.2 (or would have had the Third Party claim been made against Sanofi under this Agreement) as to which Liability each Party will indemnify the other to the extent of their respective liability.

14.1.2 Indemnification by Kymera. Kymera will indemnify, defend and hold harmless Sanofi, its Affiliates and its and its Affiliates’ employees, officers, directors and agents and their respective successors, heirs and assigns (each, a “Sanofi Indemnified Party”) from and against any Liability arising out of any Third Party suit, investigation, claim or demand in connection with:

(a) the Research, Development, Manufacture or Commercialization of any Collaboration Compound, Collaboration Candidate or Licensed Product by, on behalf of, or under the authority of, Kymera or any of its Affiliates (other than by a Sanofi Indemnified Party);

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(b) the breach by Kymera of any of its representations, warranties or covenants set forth in this Agreement;

(c) the negligence, recklessness or willful misconduct of Kymera or any Kymera Indemnified Party in connection with the performance of its obligations hereunder;

(d) [***]; or

(e) following the grant of the license set forth in Section 15.3.2(f)(i), the research, development, manufacture, and commercialization by or on behalf of Kymera or its Affiliates, sublicensees, subcontractors, agents or consultants of any (i) Terminated Product and (ii) Degrader that constitutes an improvement, modification or derivative of such Terminated Product, in each case Covered by such license; and except, in each case ((a)–(c)), to the extent such claims fall within the scope of Sanofi’s indemnification obligations under Section 14.1.1 (or would have had the Third Party claim been made against Kymera under this Agreement) as to which Liability each Party will indemnify the other to the extent of their respective liability.

14.1.3 Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which such Party may seek indemnification hereunder. If any Proceeding (including any governmental investigation) is instituted against a Party with respect to which indemnity may be sought pursuant to Section 14.1.1 or 14.1.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide the Indemnifying Party with a copy of any complaint, summons or other written notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver such written notice will relieve the Indemnifying Party of liability to the Indemnified Party under Section 14.1.1 or 14.1.2, as applicable, only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim and allow the Indemnifying Party to assume the defense of claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise (subject to this Section 14.1) and any failure to contest such obligation prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnifying Party will be fully responsible. The Indemnified Party will cooperate with the Indemnifying Party in the Indemnifying Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense.

14.2 Insurance. Kymera and Sanofi will respectively, at their own cost and expense, obtain and maintain commercially reasonable insurance coverage from insurance carriers licensed to do business under the laws of the country, state, commonwealth, province, or territory in which such Party’s obligations are provided, with insurers that carry a rating of at least an A- VII or better from A.M. Best. Each Party will furnish to the other Party evidence of such insurance upon

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request. Notwithstanding the foregoing, Sanofi may self-insure to the extent that it self-insures other activities.

14.3 Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this Article 14, (b) claims arising out of a Party’s fraud or willful misconduct or (c) a Party’s breach of Section 10.6, 10.7 or 10.8 or Article 16, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, which are not probable and reasonably foreseeable, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

Article 15
TERM; TERMINATION

15.1 Term; Expiration. Subject to the Closing as set forth in Section 17.2, the term of this Agreement will begin as of the Original Agreement Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 15, will expire on the latest of (such period, the “Term”):

(a) on an Opt-In Product-by-Opt-In Product basis, the date on which neither Party is Developing or Commercializing such Opt-In Product in the U.S.;

(b) with respect to a Licensed Product that is not an Opt-In Product, on a country-by-country and Licensed Product-by-Licensed Product basis, on the date of expiration of all payment obligations under this Agreement with respect to such Licensed Product in such country; and

(c) in its entirety upon the expiration of all payment obligations under this Agreement with respect to all Licensed Products in all countries pursuant to Article 11.

15.2 Termination of the Agreement.

15.2.1 Automatic Termination of Collaboration Target. If Sanofi fails to timely exercise the Sanofi Participation Election Right with respect to a Collaboration Target in accordance with Section 4.3 prior to the applicable Sanofi Participation Election Deadline, this Agreement will automatically terminate with respect to such Collaboration Target, and, for clarity, such Collaboration Target will become a Terminated Target, with no further action by the Parties.

15.2.2 Sanofi’s Termination for Convenience. Sanofi may terminate this Agreement, either (i) in its entirety, or (ii) on a Collaboration Target-by-Collaboration Target basis, in each case ((i)-(ii)), for convenience by providing written notice of its intent to terminate to Kymera, in which case, such termination will be effective [***] after Kymera’s receipt of such written notice, and, for clarity, any such Collaboration Target, or each

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Collaboration Target to the extent this Agreement is terminated in its entirety, will become a Terminated Target.

15.2.3 Termination under Certain Circumstances.

(a) Sanofi’s Right to Terminate for Material Breach.

(i) Subject to Section 15.2.3(a)(ii) below, if Sanofi believes that Kymera is in material breach of this Agreement, Sanofi may deliver written notice of such material breach to Kymera. If the breach is curable, Kymera will have [***] following its receipt of such written notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following its receipt of such written notice). If Kymera fails to cure, or fails to dispute, such breach within such [***] period or [***] period, as applicable, or the breach is not subject to cure, Sanofi may terminate this Agreement in its entirety or with respect to the particular Collaboration Target to which the breach relates by providing written notice to Kymera, in which case, this Agreement will terminate in its entirety or with respect to such Collaboration Target, as applicable, on the date on which Kymera receives such written notice; provided, however, that if (A) the relevant breach is curable, but not reasonably curable within [***], and (B) Kymera is making a bona fide effort to cure such breach, Sanofi’s right to terminate this Agreement on account of such breach will be suspended for so long as Kymera is continuing to make such bona fide effort to cure such breach and if such breach is successfully cured, Sanofi will no longer have the right to terminate this Agreement on account of such breach.

(ii) If Sanofi believes that Kymera is in material breach of this Agreement and such breach constitutes a Step-In Trigger, as defined in Section 15.2.4, Sanofi may deliver written notice of such material breach to Kymera. If the breach is curable, Kymera will have [***] following its receipt of such written notice to cure such breach. If Kymera fails to cure, or fails to dispute, such breach within such [***] period, or the breach is not subject to cure, Sanofi may elect to exercise the alternate remedy provision set forth in Section 15.2.4. If Sanofi does not exercise the alternate remedy provision, this Agreement will terminate [***] after the date on which Kymera received written notice of the material breach.

(b) Sanofi’s Right to Terminate for Material Safety Event. In the event a Material Safety Event has occurred and notice has been provided pursuant to Section 7.6.2, Sanofi may: (i) in the event of a Sanofi Material Safety Event Notice or a Kymera Material Safety Event Notice issued by Sanofi, include in such notice (or within [***] after the date of such Sanofi Material Safety Event Notice or Kymera Material Safety Event Notice, as applicable) a written notice of termination of this Agreement, or (ii) in the event of a Kymera Material Safety Event Notice, provide Kymera a written notice of termination of this Agreement within [***] after the date of such Kymera Material Safety Event Notice (a “Safety Termination”), which termination notice will be effective as of the date of its issuance.

(c) Kymera’s Right to Terminate for Material Breach. If Kymera believes that Sanofi is in material breach of this Agreement, Kymera may deliver written notice of such material breach to Sanofi. If the breach is curable, Sanofi will have [***] following its receipt of such written notice to cure such breach (except to the extent such breach involves the failure to

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make a payment when due, which breach must be cured within [***] following its receipt of such written notice). If Sanofi fails to cure, or fails to dispute, such breach within such [***] period or [***] period, as applicable, or the breach is not subject to cure, Kymera may terminate this Agreement in its entirety or solely with respect to the particular Collaboration Target to which the breach relates, by providing written notice to Sanofi, in which case, this Agreement will terminate in its entirety or with respect to such Collaboration Target, as applicable, on the date on which Sanofi receives such written notice; provided, however, that if (A) the relevant breach (1) does not involve Sanofi’s failure to make a payment when due and (2) is curable, but not reasonably curable within [***], and (B) Sanofi is making a bona fide effort to cure such breach, Kymera’s right to terminate this Agreement on account of such breach will be suspended for so long as Sanofi is continuing to make such bona fide effort to cure such breach and if such breach is successfully cured, Kymera will no longer have the right to terminate this Agreement on account of such breach.

(d) Each Party’s Right to Terminate for a Patent Challenge. If a Party or its Affiliates (A) commences or actively and voluntarily participates in any legal action or administrative proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of any Patent that is licensed to it by the other Party under this Agreement, or (B) actively and voluntarily assists, or directs or supports any other Person in bringing or prosecuting any legal action or administrative proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of any Patent that is licensed to it by the other Party under this Agreement (each of (A) and (B), a “Patent Challenge”), then, to the extent permitted by Applicable Law, the challenged Party will have the right, in its sole discretion, to terminate this Agreement with respect to any Collaboration Target to which such Patent relates, upon written notice to the challenging Party, [***] following such notice, and, unless the challenging Party withdraws or causes to be withdrawn all such challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that the challenging Party does not have the power to unilaterally withdraw or cause to be withdrawn, the challenging Party ceases assisting any other party to such Patent Challenge and, to the extent the challenging Party is a party to such Patent Challenge, it withdraws from such Patent Challenge within such [***] period), this Agreement will automatically terminate with respect to any Collaboration Target to which such Patent relates. Notwithstanding the foregoing, (a) the challenged Party will not have the right to terminate this Agreement under this Section 15.2.3(d) if the challenging Party challenges the validity of any Patents of the challenged Party licensed to such challenging Party under this Agreement in defense of claims of patent infringement filed by the challenged Party against such Party or its Affiliate, as the case may be, and (b) the termination provisions under this Section 15.2.3(d) will not apply with respect to any administrative proceeding that is filed, after consultation with the challenged Party, in a good-faith effort to correct, reinforce the patentability, validity or enforceability of, or expand the claim scope of, a challenged licensed Patent.

(e) Kymera’s Right to Terminate for Shelving.

(i) On a Collaboration Target-by-Collaboration Target basis, following the Sanofi Participation Election Exercise, if Sanofi and its Affiliates and Sublicensees cease all Research, Development, Manufacturing and Commercialization activities with respect to Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against such Collaboration Target for a period of not less than [***], and such cessation is not due to a

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requirement of a Regulatory Authority, a Force Majeure, a delay by a supplier or other vendor or any similar event outside of Sanofi’s or its Affiliates’ or Sublicensees’ reasonable control, Kymera will have the right to terminate this Agreement with respect to such Collaboration Target upon [***] written notice thereof to Sanofi.

(ii) Notwithstanding the foregoing clause (i), in the event Kymera terminates this Agreement under this Section 15.2.3(e) with respect to a given Collaboration Target after completion of all Backup Research in accordance with Section 5.5, if [***], then for a period of [***] following the effective date of termination of this Agreement with respect to such Collaboration Target, Kymera will not, and will cause its Affiliates not to, [***]; provided, however, that the foregoing will not prohibit Kymera or its Affiliates from [***].

(iii) On a Collaboration Target by Collaboration Target basis, if (a) Kymera terminates this Agreement pursuant to Section 15.2.3(e)(i) with respect to such Collaboration Target, (b) the provisions of Section 15.2.3(e)(ii) apply, and (c) prior to the [***].

(iv) If either (Y) Sanofi does not provide a [***] within such [***] period, or (Z) [***], then, in each case ((Y) and (Z)), [***].

(f) Sanofi’s Right to Terminate the SAD for Convenience. Sanofi may terminate this Agreement solely with respect to the Second Additional Degraders (such termination, the “SAD Termination” and such terminated Second Additional Degraders, the “ Terminated Degraders”), for convenience by providing written notice of its intent to terminate to Kymera, in which case, such termination will be effective (i) [***] after Kymera’s receipt of such written notice, if such notice is provided during the Second Additional Degrader Research Term, or (ii) [***] after Kymera’s receipt of such written notice, if such notice is provided after expiration of the Second Additional Degrader Research Term.

15.2.4 Remedy in Lieu of Termination. In the event that [***], in lieu of terminating this Agreement pursuant to Section 15.2.3(a), Sanofi may elect by written notice to Kymera, at Sanofi’s cost, to [***], in which case [***]. For clarity, [***]. In the event that Sanofi elects [***] pursuant to this Section 15.2.4, then [***].

15.2.5 Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 15.2.3 disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 15.2.3, or the right to exercise the alternative remedy provision of Section 15.2.4, as applicable, unless and until the relevant dispute has been resolved pursuant to the dispute resolution provisions in Section 18.12. During the pendency of such dispute, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

15.2.6 Termination for Insolvency. If, at any time during the Term, either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged

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within [***] after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety by providing written notice of its intent to terminate this Agreement to such Party, in which case, this Agreement will terminate on the date on which such Party receives such written notice.

15.3 Consequences of Expiration or Termination of the Agreement.

15.3.1 In General. If this Agreement expires or is terminated in its entirety or with respect to one or more Collaboration Targets (or, in the event of a SAD Termination, the Second Additional Degraders) by a Party pursuant to Section 15.1 or Section 15.2, the following terms will apply to this Agreement, either in its entirety or, on a Terminated Target-by-Terminated Target basis, with respect to the Terminated Targets (or, if applicable, Second Additional Degraders) that are the subject of such termination, as the case may be:

(a) except in the case of Kymera for any Confidential Information of Sanofi that is Sanofi Reversion Technology, each Party will take all action required under Section 16.3;

(b) termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement;

(c) if this Agreement expires or is terminated in its entirety, all Committees will automatically be dissolved as of the effective date of such termination;

(d) as of the effective date of expiration or termination, as to Prosecution and Maintenance matters:

(i) Kymera will control, be responsible for, and have the sole right (but not the obligation) for, at its own expense, all aspects of the Prosecution and Maintenance of all (i) Kymera Background Patents solely applicable to the Terminated Target, and (ii) all Kymera Foreground Patents solely applicable to the Terminated Target. For clarity, in the event that this Agreement is terminated in its entirety, Kymera will control, be responsible for, and have the sole right (but not the obligation) for, at its own expense, all aspects of the Prosecution and Maintenance of all Kymera Background Patents and all Kymera Foreground Patents;

(ii) Subject to the Sanofi backup rights described in Section 12.2.9(c), Kymera will control, be responsible for, and have the sole right (but not the obligation) for, at its own expense, all aspects of the Prosecution and Maintenance of (i) all Joint Foreground Patents solely applicable to the Terminated Target, and (ii) all Joint Foreground Patents applicable to both the Terminated Target and another Target that is not a Collaboration Target. Notwithstanding the foregoing, in each case ((i) and (ii)), (x) Sanofi will have the right to review and comment on the Prosecution and Maintenance of each such Joint Foreground Patent, and (y) Kymera will incorporate all reasonable comments from Sanofi in respect thereof, and (z) if the Parties cannot agree on a particular action with respect to the Prosecution and Maintenance of such

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Joint Foreground Patent, then either Party may refer such dispute to an Independent Third Party Patent Counsel for resolution in accordance with the Patent Resolution Procedures. [***]; and

(iii) For any Joint Foreground Patent that is applicable to both a Terminated Target and a Collaboration Target, Section 12.2.7 shall apply (mutatis mutandis) as to such Collaboration Target;

(e) as of the effective date of expiration or termination, as to Patent enforcement matters:

(i) Kymera will control, be responsible for, and have the sole right (but not the obligation) for, at its own expense, enforcing (1) all Kymera Background Patents solely applicable to the Terminated Target, and (2) all Kymera Foreground Patents solely applicable to the Terminated Target, and in each case ((1) and (2)), Kymera will retain all recoveries associated therewith. For clarity, in the event that this Agreement is terminated in its entirety, Kymera will control, be responsible for, and have the sole right (but not the obligation) for, at its own expense, enforcing (x) all Kymera Background Patents, and (y) all Kymera Foreground Patents, and in each case ((x) and (y)), Kymera will retain all recoveries associated therewith;

(ii) For any Competitive Infringement (mutatis mutandis) with respect to a particular Terminated Product against any Joint Foreground Patent that is (i) solely applicable to the Terminated Target or (ii) applicable to both the Terminated Target and another Target that is not a Collaboration Target, Section 12.4.5 shall apply (mutatis mutandis). For any other infringement against such Joint Foreground Patent that is not a Competitive Infringement (mutatis mutandis) with respect to a particular Terminated Product, Section 12.5.1 shall apply;

(iii) For the infringement of any Joint Foreground Patent that is applicable to both the Terminated Target and a Collaboration Target, Sections 12.4.5 and 12.5.1 shall apply;

(iv) Section 12.4.8 shall apply in respect of any damages or other monetary awards recovered with respect to any Proceeding governed by this Section 15.3.1(e) (mutatis mutandis); and

(v) Section 12.4.9 shall apply in respect of any settlement, consent judgment or other voluntary final disposition of any Proceeding governed by this Section 15.3.1(e) (mutatis mutandis);

(f) Kymera and Sanofi will respectively, at their own cost and expense, continue to maintain commercially reasonable insurance coverage from insurance carriers licensed to do business under the laws of the country, state, commonwealth, province, or territory in which such Party’s obligations are provided, with insurers that carry a rating of at least an A- VII or better from A.M. Best, for a period of [***] after the termination or expiration of this Agreement in the entirety; provided, however, that if Kymera clinically Develops or Commercializes a Terminated Product, it shall continue to maintain such insurance coverage until the date [***]. Each Party will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, Sanofi may self-insure to the extent that it self-insures other activities; and

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(g) the following provisions of this Agreement will survive the expiration or termination of this Agreement: Article 1 and Sections 2.9.2, 2.9.3, 2.9.4, 2.9.5, 3.5.2, 3.5.3, 3.5.4, 3.5.5, 5.6.6, 10.4, 10.5, 11.7, 11.8, 11.9, 11.10, 12.1, 12.10, 13.6, 14.1, 14.3, 15.2, 15.3, 16.1, 16.2, 16.3, 16.4, 18.3, 18.4, 18.6, 18.7, 18.8, 18.9, 18.10, 18.11, 18.12, 18.13, 18.14, 18.15 and 18.16.

15.3.2 Effects of Termination for Automatic Termination, by Sanofi for Convenience, or by Kymera for Material Breach, Patent Challenge, Shelving or Insolvency. If this Agreement is terminated in its entirety or with respect to one or more Collaboration Targets pursuant to Section 15.2.1 (Automatic Termination), by Sanofi pursuant to Section 15.2.2 (Convenience) or by Kymera pursuant to Section 15.2.3(c) (Material Breach), 15.2.3(d) (Patent Challenge), 15.2.3(e) (Shelving) or 15.2.6 (Insolvency), or if a Collaboration Target otherwise becomes a Terminated Target, the following terms will apply with respect to any Collaboration Candidates or Collaboration Targets that are the subject of such termination, as the case may be:

(a) if such termination occurs prior to exercise of the Sanofi Participation Election Right, such Sanofi Participation Election Right with respect to the Terminated Target(s) will terminate;

(b) except as set forth in this Section 15.3, the licenses and rights granted to Sanofi under this Agreement with respect to all Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against the Terminated Target(s) will terminate;

(c) except as set forth in this Section 15.3, each Parties’ rights and obligations under this Agreement with respect to the Terminated Target(s) will automatically cease;

(d) any permitted Sublicense of Sanofi with respect to the Terminated Targets will, at the Sublicensee’s option, survive such termination on the condition that the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense. In order to effect this provision, at the request of the Sublicensee, Kymera will enter into a direct license with the Sublicensee on terms that are substantially the same terms as the applicable terms (including economic terms) of this Agreement; provided that (i) Kymera will not be required to undertake obligations in addition to those required by this Agreement, (ii) Kymera’s right under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license, (iii) the license grant by Kymera to such Sublicensee will only include the Licensed Technology in existence as of the effective date of termination and subject to Section 15.3.2(f), Sanofi Reversion Technology with respect to Terminated Products Directed Against a Terminated Target (as applicable) and (iv) Kymera will not be required to grant to such Sublicensee any then-unexercised rights granted to Sanofi, including under Section 4.3;

(e) subject to patient safety and other ethical considerations, Sanofi will wind-down any ongoing Clinical Trials for any Licensed Product Directed Against the Terminated Target(s) in accordance with Applicable Law:

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(i) if Kymera terminated this Agreement, all such wind-down costs will be borne by Sanofi; otherwise

(ii) all such wind-down costs will be allocated between the Parties’ in accordance with the then-applicable terms of this Agreement with respect to Development cost sharing;

(f) solely in the event that Kymera provides Sanofi with written notice within [***] following the effective date of such termination that Kymera desires to receive a license under the Sanofi Reversion Technology, then effective as of the date of Sanofi’s receipt of such notice:

(i) Sanofi hereby grants to Kymera [***], and (B) if the grant of such license to Kymera with respect to any Know-How or Patent included in the Sanofi Reversion Technology or Kymera’s exercise of such license would trigger a royalty or other payment to a Third Party or would require compliance with any provision of any license between Sanofi and a Third Party, Sanofi will so notify Kymera in writing and such Know-How or Patent will only be included in the foregoing license if, following receipt of such notice, Kymera agrees in writing to reimburse Sanofi for all such payments to such Third Party and comply with any such provision;

(ii) On a Terminated Target-by-Terminated Target, Terminated Product-by-Terminated Product and country-by-country basis, Kymera will pay Sanofi royalties based on the [***] at the rates set forth in the table below, with the stage of development determined as of the effective date of termination with respect to the relevant Terminated Product. The obligation to pay royalties will be imposed only once with respect to the same unit of a Terminated Product:

[***] for Terminated Products Directed Against the relevant Terminated Target	Applicable Royalty Rates
[***]	[***]
[***]	[***]
[***]	[***]

The terms of Sections 11.3.2, 11.3.3, 11.3.4, 11.3.5, 11.3.6, and 11.3.8 will apply with respect to Kymera’s payment of such royalty (mutatis mutandis); and

(iii) Sanofi will, as promptly as practicable:

(1) no later than [***] (or such other period as may be agreed by the Parties) following such termination, transfer to Kymera or its designee (A) a copy of any Know-How that constitutes Sanofi Reversion Technology and is included in Sanofi’s submissions or filings with Regulatory Authorities, including any documentation (whether held in paper or electronic format) or similar removable media (including e-mails, documents, spreadsheets, copies of standard operating procedures or technical specifications), in Sanofi’s possession or control,

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provided that Sanofi shall have no obligation to transfer to Kymera any such Know-How to the extent (x) Kymera already is in possession or control of such Know-How, or (y) Sanofi previously transferred such Know-How to Kymera prior to the effective date of termination, and (B) any Materials transferred by Kymera to Sanofi in accordance with Section 2.9 that relate to such Terminated Target, to the extent in Sanofi’s possession or control;

(2) promptly transfer and assign to Kymera all of Sanofi’s and its Affiliates’ rights, title, and interests in and to any trademarks (if any) exclusively used in connection with the Terminated Products (but not any Sanofi house marks or any trademark containing the word “Sanofi”) owned by Sanofi and used for the Terminated Products in the Territory, if applicable;

(3) if Sanofi or its Affiliate or Sublicensee is the sole source Manufacturer of finished product with respect to Terminated Products on the effective date of termination of this Agreement, then at Kymera’s reasonable request, Sanofi or its Affiliate will, and Sanofi will use Commercially Reasonable Efforts to cause its Sublicensee to (A) negotiate in good faith to enter into a commercially reasonable supply agreement pursuant to which Sanofi or such Affiliate or Sublicensee would supply such finished product to Kymera for a reasonable period of time, not to exceed [***], at a price equal to [***] of Sanofi’s (or Affiliate’s) cost for such Terminated Product, on customary supply terms to be negotiated by Kymera and Sanofi and (B) at Kymera’s sole cost and expense and for a period not to exceed [***], conduct a technology transfer to enable Kymera or the applicable Third Parties designated by Kymera to Manufacture the Terminated Products and, if Clinical Trials for such Terminated Product(s) have begun, such transferred Manufacturing process shall be in accordance with GMP and comparable under Applicable Law to the Manufacturing process used by Sanofi as of the effective date of termination; and

(4) transfer to Kymera any inventory (including materials and work-in-progress) of the Terminated Products (if any) in the possession or control of Sanofi or its Affiliates as of the effective date of termination, at Kymera’s cost for both the transport of the same and reimbursement of [***] of Sanofi’s (or Affiliate’s or Sublicensee’s) Manufacturing Cost (mutatis mutandis) for such inventory;

(g) Sanofi will, as promptly as practicable:

(i) assign and transfer to Kymera or its designee ownership of all Marketing Approvals, Regulatory Filings and Price Approvals solely relating to the Research, Development, Manufacture or Commercialization of any Terminated Product;

(ii) transfer to Kymera or its designee copies of all material correspondence and conversation logs with Regulatory Authorities in Sanofi’s possession or control related to any Terminated Product in the Territory and all material data, reports, records and other sales and marketing related information in Sanofi’s possession or control that relate solely to the Research, Development, Manufacture, Commercialization of the Terminated Products in the Territory, provided that, [***] Sanofi shall have no obligation to transfer to Kymera any such materials to the extent (x) Kymera already is in possession or control of such

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Know-How, or (y) Sanofi previously transferred such materials to Kymera prior to the effective date of termination;

(iii) at Kymera’s request, appoint Kymera as Sanofi’s or Sanofi’s Affiliates’ or Sublicensees’ agent for all Terminated Product related matters in the Territory involving Regulatory Authorities until all Marketing Approvals, Regulatory Filings and Price Approvals in the Territory have been assigned to Kymera or its designee and in the event of a failure to obtain assignment, Sanofi will consent and grant Kymera the right to access and reference (without any further action on the part of Sanofi) any Marketing Approvals, Regulatory Filings or Price Approvals;

(iv) if the effective date of termination is after the First Commercial Sale of a Terminated Product, then at Kymera’s request, to the extent permitted by Applicable Law, Sanofi or its Affiliate will, and Sanofi will use Commercially Reasonable Efforts to cause its Sublicensee, if applicable, to, appoint Kymera as its exclusive distributor of such Terminated Product in the Territory and grant Kymera the right to appoint sub-distributors, until such time as all Regulatory Filings, Marketing Approvals and Price Approvals in the Territory have been transferred to Kymera or its designee;

(v) at Kymera’s reasonable request, use Commercially Reasonable Efforts to facilitate the establishment of a business relationship between Kymera and any Third Party Subcontractor that Sanofi has engaged in the Research, Development, Manufacture or Commercialization of a Terminated Product, including by facilitating introductions with such Subcontractors, and use Commercially Reasonable Efforts to assign to Kymera any agreements with any such Third Party Subcontractor that are exclusively related to a Terminated Product; and

(vi) if Kymera does not elect to receive a license under the Sanofi Reversion Technology pursuant to Section 15.3.2(f), Sanofi will destroy any inventory (including materials and work-in-progress) of the Terminated Products (if any) in the possession or control of Sanofi or its Affiliates as of the effective date of termination;

(h) notwithstanding anything to the contrary above in this Section 15.3.2 (including, for the avoidance of doubt, clauses (i) and (ii) of Section 15.3.2(g) and Section 15.3.2(f)(iii)), Sanofi will:

(i) [***], and

(ii) [***].

15.3.3 Effects of Termination for SAD Termination. If this Agreement is terminated by Sanofi with respect to the Second Additional Degraders pursuant to Section 15.2.3(f), the following terms will apply with respect to the Terminated Degraders:

(a) Section 15.3.2 shall apply, provided that (i) all references to “Collaboration Compounds, Collaboration Candidates and Licensed Products Directed Against the Terminated Targets” will be deemed references to “Terminated Degraders” (mutatis mutandis); and (ii) all wind-down costs incurred pursuant to Section 15.3.2(e) will be borne by Sanofi; and

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(b) Sanofi shall remain subject to the exclusivity covenants of Section 10.6 in respect of the Terminated Degraders and shall not, during the Term of this Agreement, Research, Develop, Manufacture or Commercialize the Terminated Degraders in violation of the restrictions set forth in Section 10.6.1 or 10.6.2 (mutatis mutandis).

15.3.4 Effects of Termination due to Kymera’s Breach, Patent Challenge or Insolvency. If this Agreement is terminated in its entirety or with respect to one or more Collaboration Targets by Sanofi pursuant to Section 15.2.3(a), Section 15.2.3(d) or Section 15.2.6, the following terms will apply with respect to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Targets that are the subject of such termination, as the case may be:

(a) Sections 15.3.2(a), 15.3.2(b), 15.3.2(c), and 15.3.2(h) shall apply (mutatis mutandis);

(b) Sections 15.3.2(g)(i), 15.3.2(g)(ii), 15.3.2(g)(iv), and 15.3.2(g)(v) (each at Kymera’s cost) shall apply (mutatis mutandis);

(c) Section 15.3.2(f)(iii)(3) shall apply in Sanofi’s sole discretion and at Kymera’s cost (mutatis mutandis);

(d) subject to patient safety and other ethical considerations, Sanofi will wind-down any ongoing Clinical Trials for any Licensed Product Directed Against the Terminated Target(s) in accordance with Applicable Law and such wind-down costs will be borne by Kymera; and

(e) If requested by Kymera, Sanofi will transfer to Kymera any inventory of the Terminated Products (if any) in the possession or control of Sanofi or its Affiliates as of the effective date of termination, at Kymera’s cost for both the transport of the same and reimbursement of Sanofi’s (or Affiliate’s or Sublicensee’s) Manufacturing Costs.

15.3.5 Effects of Termination due to a Material Safety Event. If this Agreement is terminated in its entirety or with respect to one or more Collaboration Targets by Sanofi pursuant to Section 15.2.3(b), the following terms will apply with respect to any Collaboration Candidates or Licensed Products Directed Against such Collaboration Targets that are the subject of such termination, as the case may be:

(a) Sections 15.3.2(a), 15.3.2(b), 15.3.2(c), and 15.3.2(h) shall apply (mutatis mutandis);

(b) Sections 15.3.2(g)(i), 15.3.2(g)(ii), 15.3.2(g)(iv), and 15.3.2(g)(v), (each at Kymera’s cost) shall apply (mutatis mutandis);

(c) subject to patient safety and other ethical considerations, Sanofi will wind-down any ongoing Clinical Trials for any Licensed Product Directed Against the Terminated Target(s) in accordance with Applicable Law and such wind-down costs will be borne by Sanofi; and

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(d) prior to the Initiation of a relevant Clinical Trial, Kymera will obtain and maintain, to the extent it does not already, insurance coverage at commercially reasonable levels for the conduct of Clinical Trials.

Article 16
CONFIDENTIALITY

16.1 Confidentiality. During the Term and for [***] thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, except, in each case, to the extent expressly permitted under this Agreement or otherwise agreed in writing. Without limiting the generality of the foregoing, to the extent that either Party provides the other Party any Confidential Information owned by any Third Party, the Receiving Party will handle such Confidential Information in accordance with the terms of this Article 16 applicable to a Receiving Party.

16.2 Authorized Disclosure. Notwithstanding Section 16.1, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to:

16.2.1 file or prosecute patent applications as contemplated by this Agreement;

16.2.2 prosecute or defend litigation;

16.2.3 allow its Affiliates and actual or potential Sublicensees and actual or potential Subcontractors, in each case, to exercise its rights or perform its obligations under this Agreement; provided that such disclosure is covered by terms of confidentiality at least as restrictive as those set forth herein;

16.2.4 subject to the remainder of this Section 16.2, share with its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, financing sources or investors and underwriters on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations); or

16.2.5 comply with Applicable Law (including to obtain and maintain Marketing Approvals for a Licensed Product); provided that with respect to Sections 16.2.1, 16.2.2 or 16.2.4, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

Notwithstanding anything to the contrary contained herein, in no event may Kymera disclose Sanofi’s Confidential Information to any Third Party (including any of Kymera’s investors, collaborators or licensees) engaged in the research, development, manufacture or

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commercialization of pharmaceutical products, other than to actual or potential Subcontractors. Notwithstanding anything to the contrary contained herein, in no event may Sanofi disclose Kymera’s Confidential Information to any Third Party (including any of Sanofi’s investors, collaborators or licensees) engaged in the research, development, manufacture or commercialization of pharmaceutical products, other than to actual or potential Subcontractors or Sublicensees.

16.3 Expiration or Termination of this Agreement. Following the expiration or termination of this Agreement, if requested by the Disclosing Party, at the Receiving Party’s election, the Receiving Party will use diligent efforts to return or destroy, all data, files, records and other materials containing or comprising the Disclosing Party’s Confidential Information, except to the extent such Confidential Information is necessary or reasonably useful to conduct surviving obligations or exercise surviving rights. Notwithstanding the foregoing, (a) the Receiving Party will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes and (b) the Receiving Party will not be required to return or destroy electronically stored information that is commercially impractical to access, segregate or destroy, including any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures.

16.4 SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that such Party will provide the other Party a reasonable opportunity to review such disclosure and reasonably consider the other Party’s comments regarding confidential treatment sought for such disclosure.

16.5 Public Announcements. On a date to be determined mutually by the Parties, Kymera will issue a press release regarding the signing of this Agreement in substantially the form attached hereto as Exhibit D. Except (a) as set forth in the preceding sentence and (b) as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory in accordance with Section 16.4), and (c) as may be expressly permitted under Section 16.4, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, subject to Section 16.6 and any requirements as a result of Applicable Law or Regulatory Authority, Kymera may make public announcements on or after the Restatement Effective Date with respect to (1) (i) a summary of data and results provided by Kymera in the Pre-Clinical and SAD/MAD Data Package, the MAD Data Package, the Phase 1 Patient Data Package and the Remaining Patients Data Package of the Kymera Existing Phase 1 Clinical Trial, and (ii) a statement that Sanofi will be conducting Phase 2 Clinical Trials with respect to KT-474 (for clarity, without any other additional details on any such Phase 2 Clinical Trials), (2) Sanofi’s exercise of a Sanofi Participation Election Right, and (3) the receipt of any milestone payments hereunder; provided that, in each case ((1) - (3)), prior to making any such public announcement, Kymera will (A) consult with Sanofi with respect to the timing of the relevant announcement, (B)

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provide Sanofi with a copy of the proposed announcement, and (C) in good faith coordinate the timing of such announcements with Sanofi’s disclosures of the same subject matter.

16.6 Publications.

16.6.1 Publications Prior to the Sanofi Participation Election Effective Date. During the Term prior to the Sanofi Participation Election Effective Date (if any) with respect to [***]:

(a) [***].

(b) [***].

(c) [***].

16.6.2 Publications Following Sanofi Participation Election Effective Date. During the Term following the Sanofi Participation Election Effective Date (if any) with respect to a Collaboration Candidate, each Disclosing Party will submit to the Non-Disclosing Party for review any proposed academic, scientific or medical publication or academic, scientific and medical public presentation related to such Collaboration Candidate or related Licensed Product Directed Against such Collaboration Target in the applicable Field or any activities conducted pursuant to this Agreement with respect to such Collaboration Candidate or such related Licensed Product; provided that, no such academic, scientific or medical publication or academic, scientific and medical public presentation will occur without Sanofi’s prior written consent. The Non-Disclosing Party will review such publication or presentation for purposes of (a) determining whether any portion of the proposed publication or presentation contains the Non-Disclosing Party’s Confidential Information, (b) preserving the value of the Licensed Technology and the rights granted to each Party hereunder, or (c) obtaining Patent protection. The Disclosing Party shall give any such comments due consideration and shall not unreasonably reject such comments. Written copies of such proposed publication or presentation will be submitted to the Non-Disclosing Party no later than [***] before submission for publication or presentation. The Non-Disclosing Party will provide its comments with respect to such publications and presentations within [***] after its receipt of such written copy. The review period may be extended for an additional [***] if the Non-Disclosing Party reasonably requests such extension, including requests to permit the Non-Disclosing Party to prepare and file patent applications. The Non-Disclosing Party may require that the other Party redact the Non-Disclosing Party’s Confidential Information from any such proposed publication or presentation. Each Party will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication. Disputes concerning publication shall be resolved by the JSC.

16.6.3 Publications Regarding Degrader Platform. Notwithstanding anything to the contrary in this Section 16.6.3, Kymera may, at any time during the Term, make academic, scientific or medical publications or academic, scientific or medical public presentations specific to the Degrader Platform and containing no information specific to a Collaboration Target, any Collaboration Compound, Collaboration Candidate or Licensed

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Product Directed Against such Collaboration Target in the applicable Field or any activities conducted pursuant to this Agreement with respect to such Collaboration Target; provided that, if such publication or presentation could reasonably be expected to adversely impact Sanofi’s ability to Prosecute and Maintain the Sanofi Foreground Patents, then at least [***] prior to any such publication or presentation, Kymera will convene a meeting of the JPC to discuss the matter and implement an appropriate course of action, and upon Sanofi’s request, Kymera will delay such publication or presentation to allow for at least [***] for Sanofi to prepare and file patent applications.

Article 17
GOVERNMENTAL APPROVALS; CLOSING CONDITION

17.1 HSR Clearance. The Parties acknowledge and agree that (a) the Parties filed their respective pre-merger notification and report forms with respect to the Original Agreement with the United States Federal Trade Commission and the United States Department of Justice pursuant to the HSR Act, and (b) the waiting period under the HSR Act expired as of 11:59 pm on August 10, 2020.

17.2 Closing Condition. Upon the terms and conditions set forth herein, at the Closing, the Original Agreement is amended and restated in its entirety and replaced with, and superseded by, this Agreement; provided that any activities conducted under the Original Agreement shall be deemed to have been conducted under this Agreement. The closing of this Agreement (the “Closing”) will take place on the first Business Day after Kymera’s receipt of Sanofi’s Phase 2 Election Notice attached hereto as Exhibit E (such date, the “Restatement Effective Date”). In furtherance of the foregoing, during the period between the Restatement Execution Date and the Restatement Effective Date, the Original Agreement will continue to govern the Parties’ relationship in accordance with its terms. [***]. [***].

Article 18
MISCELLANEOUS

18.1 Assignment. This Agreement will not be assignable by either Party to any Third Party without the written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may, subject to the terms of this Agreement (including Section 10.8), assign this Agreement or its rights and obligations under this Agreement, without the written consent of the other Party, to an Affiliate that agrees in writing to be bound by the terms of this Agreement or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms of this Agreement; provided that, in the case of an assignment to an Affiliate, the assigning Party shall remain fully liable for the performance of its obligations under this Agreement by such Affiliate. The assigning Party will promptly notify the other Party in writing of any permitted assignment or transfer under the provisions of this Section 18.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 18.1 will be null and void.

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18.2 Force Majeure.

18.2.1 Subject to Section 18.2.2, each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides written notice of the Force Majeure to the other Party. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use Commercially Reasonable Efforts to remove or mitigate the Force Majeure and resume performance of its obligations under this Agreement.

18.2.2 For clarity, Sanofi and Kymera acknowledge and agree that either Party’s ability to perform its obligations under this Agreement may be affected by [***].

18.3 Representation by Legal Counsel. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.

18.4 Notices. All written notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, addressed as follows:

If to Sanofi:

Genzyme Corporation
450 Water Street
Cambridge, MA 02141
Attention: [***], Global Business Development • Sanofi Partnering
Email: [***]@sanofi.com

with a copy (which will not constitute notice) to:

450 Water Street
Cambridge, MA 02141
Attention: [***], Head of Legal Global Functions
Email (to each of the following): [***]@sanofi.com;
[***]@sanofi.com

If to Kymera:

Kymera Therapeutics, Inc.
Attn: Chief Executive Officer
200 Arsenal Yards Blvd
Watertown, MA 02472

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with a copy (which will not constitute notice) to:

Goodwin Procter LLP
Attn: Sarah Solomon
100 Northern Avenue
Boston, MA 02210

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier.

18.5 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Sanofi and Kymera. For clarity, references in this Agreement to a “written acknowledgement” will not be deemed to be an amendment, modification or supplement of this Agreement.

18.6 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

18.7 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

18.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

18.9 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to Kymera or Sanofi from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

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18.10 Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The State of New York, without regard to conflict of law principles thereof.

18.11 Jurisdiction; Venue; Service of Process. Except as otherwise provided in Section 18.12.3, (a) each Party irrevocably submits to the exclusive jurisdiction of (i) the courts of the State of New York located in New York, NY, or (ii) the United States District Court for the Southern District of New York, for the purposes of any actions, suits and proceedings (collectively, “Actions”) arising out of this Agreement (except for government agency actions to adjudicate registered intellectual property rights, e.g., post-grant proceedings at the United States Patent and Trademark Office or other foreign equivalent proceedings), (b) each Party agrees to commence any such Action either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the courts of the State of New York located in New York, NY, and (c) each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement in (i) the courts of the State of New York located in New York, NY, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that process may be served upon it in the manner specified in Section 18.4 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.

18.12 Dispute Resolution. If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it will be resolved pursuant to Section 9.9 or this Section 18.12, as applicable.

18.12.1 Informal Dispute Resolution; Escalation to Executive Officers. In the event of any Dispute, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. If, after [***] from receipt of the written notice of a Dispute, such Dispute has not been resolved on an informal basis, either Party may refer any Dispute to the Executive Officers of the Parties by delivering written notice to the other Party, who will confer in good faith on the resolution of the issue for a [***] period following receipt of such written notice. If any Dispute is not resolved within such [***] period by the Executive Officers, each Party may, at its sole discretion, seek resolution of such Dispute in accordance with Section 18.12.2. Notwithstanding the foregoing, a matter that was subject to Section 9.9 will not also be subject to this Section but will otherwise be subject to Section 18.11 and all other provisions of this Section 18.12.

18.12.2 Jury Trial. EXCEPT AS LIMITED BY LAWS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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18.12.3 Equitable Relief. Notwithstanding the foregoing in this Section 18.12, nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party. Each Party agrees that its unauthorized release of the other Party’s Confidential Information or its breach of Sections 10.6, 10.7 or 10.8 of this Agreement will cause irreparable damage to the other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to obtain timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted by a court of competent jurisdiction.

18.12.4 Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches), as well as all time periods in which a Party must exercise rights or perform obligation hereunder, will be tolled once the dispute resolution procedures set forth in this Section 18.12 have been initiated and for so long as they are pending, and the Parties will cooperate in taking all actions reasonably necessary to achieve such a result. Further, with respect to any time periods that have run during the pendency of the Dispute, the applicable Party will have a reasonable period of time or any specific timeframe established by the tribunal’s decision to exercise any rights or perform any obligations affected by the running of such time periods.

18.12.5 Certain IP Disputes. In the event that a Dispute arises with respect to the validity, scope, enforceability, inventorship or ownership of any Patent, trademark or other intellectual property rights and such Dispute cannot be resolved in accordance with Section 18.12.1, unless otherwise agreed by the Parties in writing, either Party may initiate litigation in a court of competent jurisdiction in the relevant jurisdiction, notwithstanding Sections 18.10 and 18.11.

18.12.6 Other Dispute Resolution Mechanisms. Notwithstanding anything to the contrary herein, this Section 18.12 will not apply with respect to (a) disputes arising under Section 9.9.2(b)(iii) that are expressly subject to the R&D Expert dispute resolution procedures set forth on Schedule 9.9.2(b)(iii), (b) disputes arising under Section 9.9.2(b)(iv) that are expressly subject to the arbitration set forth on Schedule 9.9.2(b)(iv), and (c) disputes arising under Section 9.9.2(b)(v) that are expressly subject to the “baseball” arbitration set forth on Schedule 9.9.2(b)(v).

18.13 Entire Agreement. Subject to Section 17.2, as of the Closing, this Agreement (together with all schedules and exhibits attached hereto) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including the Original Agreement and the CDA (which, with respect to the CDA, was superseded and replaced in its entirety as of the Original Agreement Effective Date).

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18.14 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, including for U.S. federal income and other applicable tax purposes, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

18.15 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections or Schedules will be construed to refer to Articles, Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) except as otherwise expressly set forth herein, provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “or” (and/or). Unless otherwise specified, deadlines within which any payment is to be made or act is to be done within or following a specified time period after a date will be calculated by excluding the day, Business Day, month or year of such date, as applicable, and including the day, Business Day, month or year of the date on which the period ends. Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment will be made or action taken on the next Business Day following such day to make such payment or do such act. The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections.

18.16 No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

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18.17 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.18 Counterparts. This Agreement may be executed in two (2) counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Restatement Execution Date.

GENZYME CORPORATION	KYMERA THERAPEUTICS, INC.
By:_ ______________________	By: ___________________________
Name: Title:	Name: Title:

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Exhibit A

Terms and Conditions of Development Cost Sharing

[***]

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Exhibit B

Terms and Conditions of Co-Promotion Agreement

[***]

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Exhibit C

Terms and Conditions of Cost/Profit Sharing Agreement

[***]

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Exhibit D

Kymera Press Release

Exhibit E

Sanofi’s Form of Phase 2 Election Notice

Date: [______]

To: Kymera Therapeutics, Inc.

Attn: Chief Executive Officer

200 Arsenal Yards Blvd

Watertown, MA 02472

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

Attn: Sarah Solomon

100 Northern Avenue

Boston, MA 02210

By [Email]

Re: Sanofi Phase 2 Election Notice

Dear Ladies and Gentleman,

[***]

Sincerely,

Genzyme Corporation

____________________

Name:[ ]

Title: [ ]